Filed pursuant to Rule 424(b)2

Registration No. 333-131369

Pricing Supplement No. 119, as amended (To Prospectus and Prospectus Supplement each dated January 30, 2006)

$12,400,000

AB SVENSK EXPORTKREDIT
(Swedish Export Credit Corporation)

Enhanced Outperformance Notes

due June 2009
(Linked to the S&P Consumer Staples Select Sector Index and a weighted Basket of Common Stocks)

Your notes are issued by AB Svensk Exportkredit (Swedish Export Credit Corporation).  Your return on the notes at maturity is linked to the performance of the S&P Consumer Staples Select Sector Index, which we call the long index or the index, and a weighted basket of 56 common stocks, which we call the short basket or the basket.  The notes are not principal protected.  As a result, you may receive at maturity less than all, and possibly none, of the principal amount of your notes, which is $1,000 per note.  We are not liable for any loss of principal that you may incur due to fluctuations in the index or basket levels.  You will not receive any interest or other payment with respect to the notes prior to the maturity date.

At maturity, we will pay you in cash an amount, which we call the redemption amount, based on the relative performances of the index and the basket, as reflected in the differences between the levels of the index and the basket on the initial pricing date and their levels as determined on the determination date.  The determination date will be June 12, 2009, unless postponed due to a market disruption event or if such day is not a trading day.  The redemption amount will be calculated as follows:

•                  If the percentage increase in the value of the long index from the initial pricing date to the determination date is equal to or exceeds that of the short basket (which excess we call the outperformance), the redemption amount of your note will be a percentage of the principal amount of your note equal to 100% plus the lesser of (a) a maximum return of 20.10% and (b) the outperformance multiplied by two.

•                  If the percentage increase in the value of the long index from the initial pricing date to the determination date is less than that of the short basket (which shortfall we call the underperformance), the redemption amount of your note will be a percentage of the principal amount of your note equal to 100% minus the lesser of (a) the underperformance and (b) 100%.

This pricing supplement was dated February 11, 2008 and amended February 14, 2008 to reflect the increase from $10,350,000 to $12,400,000 in the aggregate principal amount of the notes.

See “Risk Factors” beginning on page P-11 to read about certain factors that you should consider before buying the notes.

THE NOTES ARE NOT PRINCIPAL PROTECTED.  YOU MAY LOSE A SIGNIFICANT AMOUNT, OR ALL, OF YOUR INVESTMENT IN THE NOTES.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this pricing supplement or the prospectus to which it relates. Any representation to the contrary is a criminal offense.

Goldman, Sachs & Co. has agreed to purchase the notes sold on February 11, 2008 from us at a price equal to 99.75% of the principal amount of such notes and the notes sold on February 14, 2008 from us at a price equal to 99.72% of the principal amount of such notes, which will result in $12,368,385 of aggregate proceeds to us.

Goldman, Sachs & Co. may offer the notes in transactions in the over-the-counter market or through negotiated transactions at market prices or at negotiated prices.

UPDATED CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Aggregate Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Additional notes offered hereby	$2,050,000	99.97%	$2,049,385	$80.54(1)

(1)

The registration fee is calculated in accordance with Rule 457(r) under the Securities Act. $16,570.40 of the registration fees paid in respect of the securities covered by the registration statement of which the pricing supplement is a part remain unused. $80.54 of that amount is being offset against the registration fee for this offering and $16,489.86 remains available for future registration fees.

Goldman, Sachs & Co. expects to deliver the notes in book-entry form only through the facilities of The Depository Trust Company against payment in New York, New York, on February 26, 2008.

“Standard & Poor’s®”, “S&P®”, “S&P 500®”, “S&P Consumer Staples Select Sector Index” and “S&P Consumer Discretionary Select Sector Index” are registered trademarks of The McGraw-Hill Companies, Inc. and are licensed for use by Goldman, Sachs & Co. and its affiliates. The notes are not sponsored, endorsed, sold or promoted by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. and Standard & Poor’s makes no representation regarding the advisability of investing in the notes.   This pricing supplement contains a more detailed description of the limited relationship Standard & Poor’s® has with Goldman, Sachs & Co. and these notes.  The foregoing in no way modifies or limits any disclaimers or limitations of liability that the issuer may make to prospective or actual purchasers or holders of these notes.

Goldman, Sachs & Co.

Pricing Supplement dated February 11, 2008 and amended February 14, 2008.

ABOUT THIS PRICING SUPPLEMENT

This pricing supplement is a supplement to:

•                  the accompanying prospectus supplement dated January 30, 2006 relating to our medium-term notes, series D, due nine months or more from date of issue and

•                  the accompanying prospectus dated January 30, 2006 relating to our debt securities.

If the information in this pricing supplement differs from the information contained in the prospectus supplement or the prospectus, you should rely on the information in this pricing supplement.

You should read this pricing supplement along with the accompanying prospectus supplement and prospectus.  All three documents contain information you should consider when making your investment decision.  You should rely only on the information provided or incorporated by reference in this pricing supplement, the prospectus and the prospectus supplement.  We have not authorized anyone else to provide you with different information.  We and Goldman, Sachs & Co. are offering to sell the notes and seeking offers to buy the notes only in jurisdictions where it is lawful to do so.  The information contained in this pricing supplement and the accompanying prospectus supplement and prospectus is current only as of its date.

INCORPORATION OF INFORMATION WE FILE WITH THE SEC

The SEC allows us to incorporate by reference the information we file with them.  This means:

•                  incorporated documents are considered part of this pricing supplement;

•                  we can disclose important information to you by referring you to those documents;

•                  information in this pricing supplement automatically updates and supersedes information in earlier documents that are incorporated by reference in this pricing supplement; and

•                  information that we file with the SEC and which we incorporate by reference in this pricing supplement will automatically update and supersede this pricing supplement.

We incorporate by reference the documents listed below which we filed with the SEC under the Securities Exchange Act of 1934:

•                  our annual report on Form 20-F for the fiscal year ended December 31, 2006, which we filed with the SEC on April 2, 2007, as amended April 4, 2007; and

•                  our reports on Form 6-K which we furnished to the SEC on August 13, 2007, September 4, 2007, October 1, 2007 and January 22, 2008.

We also incorporate by reference each of the following documents that we may file with the SEC after the date of this pricing supplement but before the end of the notes offering:

•                  any report on Form 6-K filed by us pursuant to the Securities Exchange Act of 1934 that indicates on its cover or inside cover page that we will incorporate it by reference in the registration statement of which this pricing supplement forms a part; and

•                  reports filed under Sections 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934.

You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address:

AB Svensk Exportkredit (Swedish Export Credit Corporation)
Västra Trädgårdsgatan 11B
10327 Stockholm, Sweden
Tel: 011-46-8-613-8300

ii

DESCRIPTION OF THE NOTES

We will issue the notes under the indenture.  The information contained in this section and in the prospectus supplement and the prospectus summarizes some of the terms of the notes and the indenture.  This summary does not contain all of the information that may be important to you as a potential investor in the notes.  You should carefully consider the matters set forth in “Risk Factors” before you decide to invest in the notes.

For the purposes hereof, the terms “Debt Securities”, “Indexed Security” and “Principal Indexed Security” used in the prospectus, and the terms “Notes”, “Indexed Notes” and “Stock Indexed Notes” used in the prospectus supplement, include the notes we are offering in this pricing supplement.

Aggregate Principal Amount:	$12,400,000

Issue Price:	100% of the principal amount of each note sold on February 11, 2008 and 99.97% of the principal amount of each note sold on February 14, 2008.

Pricing Date:	February 11, 2008 (the “Initial Pricing Date”) for the $10,350,000 principal amount of notes and February 14, 2008 for the $2,050,000 principal amount of notes.

Issue Date:	February 26, 2008.

Long Index:	S&P Consumer Staples Select Sector Index (Bloomberg Ticker “IXR”).

Short Basket:

A weighted basket of 56 common stocks derived from the S&P Consumer Discretionary Select Sector Index (Bloomberg Ticker “IXY”) without stocks from the automotive, housing and media industries and stocks which are the subject of announced mergers.

Index:	The Long Index or any successor index, as it may be modified, replaced or adjusted from time to time as described under “—Discontinuance or Modification of the Index”.

Index Sponsor:

When we refer to an Index Sponsor as of any time, we mean the entity, including any successor sponsor, that determines and publishes the relevant Index as then in effect.  The initial Index Sponsor will be Standard & Poor’s.

Index Stocks:	When we refer to the Index Stocks as of any time, we mean the stocks that comprise the Long Index as then in effect, after giving effect to any additions, deletions or substitutions.

Basket Stocks:	When we refer to the Basket Stocks, we mean the stocks that comprise the Short Basket at such time.

Maturity Date:

June 26, 2009 (the “Stated Maturity Date”) unless that day is not a Business Day, in which case the Maturity Date will be the next following Business Day.  Holders will not be entitled to any interest or other additional payments in the event the Maturity Date is delayed because the Stated Maturity Date is not a Business Day.

Determination Date:

The Determination Date is June 12, 2009 unless that day is not a Trading Day, in which case the Determination Date will be the next following Trading Day, unless postponed due to Market Disruption Events.  If the Calculation Agent determines that a Market Disruption Event has occurred or is continuing on that day, the Determination Date will be the first following Trading Day on which the Calculation Agent determines that no

Market Disruption Event has occurred or is continuing.  In no event, however, will the Determination Date be later than the fifth Business Day after the Determination Date as originally scheduled.  If the Determination Date is postponed to the last possible day but a Market Disruption Event occurs or is continuing on that day, that day will nevertheless be the Determination Date.  If the Calculation Agent determines that the closing level of the Long Index or a Basket Stock is not available on the Determination Date, as so postponed, either because of a Market Disruption Event or for any other reason, the Calculation Agent will nevertheless determine the Final Index Level of the Index or the Final Stock Price and Final Basket Level, as applicable, and thus the Redemption Amount, based on its assessment, made in its sole discretion, of the level of the Long Index or Basket Stock on the Determination Date, as so postponed.

Redemption Amount:

On the Maturity Date, we will pay in respect of each note an amount in cash, determined by the Calculation Agent as of the Determination Date, as follows:

•     If the Long Index Performance is equal to or greater than the Short Basket Performance, the Redemption Amount will be a percentage of the principal amount of your note equal to 100% plus the lesser of:

(a)   the Maximum Return; and

(b)   the Outperformance multiplied by the Enhancement Multiplier.

•     If the Long Index Performance is less than the Short Basket Performance, the Redemption Amount will be a percentage of the principal amount of your note equal to 100% minus the lesser of:

(c)   the Underperformance; and

(d)   100%.

Initial Long Index Level:	270.20

Initial Short Basket Level:	864.82

Final Long Index Level:

The closing level of the Long Index on the Determination Date, as published by the Index Sponsor, subject to the effect of any Market Disruption Event or the Discontinuance or Modification of the Index.

Final Short Basket Level:

The sum of the products, for each Basket Stock in the Short Basket, of (i) the number of shares of such Basket Stock set forth in Appendix I to this pricing supplement (subject to anti-dilution adjustments) and (ii) its Final Stock Price.

Final Stock Price:

The closing stock price of a Basket Stock on the Determination Date, on the principal national securities exchange, as determined by the Calculation Agent in its sole discretion, on which that security is listed.

Long Index Performance:	The Final Long Index Level, divided by the Initial Long Index Level, expressed as a percentage.

Short Basket Performance:	The Final Short Basket Level, divided by the Initial Short Basket Level, expressed as a percentage.

Outperformance:	If the Long Index Performance is equal to or greater than the Short Basket Performance, the Long Index Performance minus the Short Basket Performance.

Underperformance:	If the Short Basket Performance is greater than the Long Index Performance, the Short Basket Performance minus the Long Index Performance.

Outperformance Cap:	10.05%

Enhancement Multiplier:	2

Maximum Return:	20.10% (the product of the Outperformance Cap and the Enhancement Multiplier)

Market Disruption Event:

Any of the following will be a Market Disruption Event:

•     a suspension, absence or material limitation of trading in Index Stocks constituting 20% or more, by weight, of the Index or in any Basket Stock, as applicable, on their respective primary markets, in each case for more than two hours of trading or during the one-half hour before the close of trading in that market, as determined by the Calculation Agent in its sole discretion, or

•     a suspension, absence or material limitation of trading in option or futures contracts relating to the Index or to Index Stocks constituting 20% or more, by weight, of the Index, or to any Basket Stock, as applicable, in the respective primary markets for those contracts, in each case for more than two hours of trading or during the one-half hour before the close of trading in that market, as determined by the Calculation Agent in its sole discretion, or

•     Index Stocks constituting 20% or more, by weight, of the Index, or option or futures contracts relating to the Index or to Index Stocks constituting 20% or more, by weight, of the Index do not trade on what were the respective primary markets for those Index Stocks, or contracts, as determined by the Calculation Agent in its sole discretion;

•     a Basket Stock does not trade on what was the primary market for the Basket Stock, as determined by the calculation agent in its sole discretion;

and, in the case of any of these events, the Calculation Agent determines in its sole discretion that the event could materially interfere with our ability, or the ability of Goldman, Sachs & Co. or any of its affiliates or a similarly situated party, to unwind all or a material portion of a hedge that could be effected with respect to the notes.

The following events will not be Market Disruption Events:

•     a limitation on the hours or numbers of days of trading, but only if the limitation results from a previously announced change in the regular business hours of the relevant market, and

•     a decision to permanently discontinue trading in the option or futures contracts relating to the Index or to any Index Stock or Basket Stock.

For this purpose, a “suspension, absence or material limitation of trading” in the primary securities market, as determined by the Calculation Agent in its sole discretion, on which an Index Stock or Basket Stock, or on which option or futures contracts relating to the Index or an Index Stock or Basket Stock, are traded will not include any time when that market is itself closed for trading under ordinary circumstances.  In contrast, a suspension or limitation of trading in an Index Stock or Basket Stock or in option or futures contracts relating to the Index or an Index Stock or Basket Stock, as applicable, in the primary market for that stock or those contracts, by reason of:

•     a price change exceeding limits set by that market, or

•     an imbalance of orders relating to that stock or those contracts, or

•     a disparity in bid and ask quotes relating to that stock or those contracts,

will constitute a suspension or material limitation of trading in that stock or those contracts in that primary market, as determined by the Calculation Agent in its sole discretion.

Discontinuance or Modification of the Index:

If the Index Sponsor discontinues publication of the Index and the Index Sponsor or any other person or entity publishes a substitute index that the Calculation Agent determines in its sole discretion is comparable to the Index, then the Calculation Agent will determine the Redemption Amount by reference to the substitute index.  We refer to any substitute index approved by the Calculation Agent as a Successor Index.

If the Calculation Agent determines that the publication of the Index is discontinued and there is no Successor Index, or that the level of the Index is not available on the Determination Date because of a Market Disruption Event or for any other reason, the Calculation Agent will determine the Final Index Level, and thus the Redemption Amount, by a computation methodology that the Calculation Agent determines will as closely as reasonably possible replicate the Index.

If the Calculation Agent determines that the Index, the Index Stocks or the method of calculating the Index is changed at any time in any respect — including any addition, deletion or substitution and any re-weighting or rebalancing of Index Stocks and whether the change is made by the Index Sponsor under its existing policies or following a modification of those policies, is due to the publication of a Successor Index, is due to events affecting one or more of the Index Stocks or their issuers or is due to any other reason — then the Calculation Agent will be permitted (but not required) to make such adjustments in the Index or the method of its calculation as it believes are appropriate to ensure that the Index level used to determine the Final Index Level of the Index, and thus the Redemption Amount, is equitable.

All determinations and adjustments to be made by the Index Sponsor or the Calculation Agent with respect to the Index may be made by the Index Sponsor or the Calculation Agent, as the case may be, in its sole discretion.  The Calculation Agent is not obligated to make any such adjustments.

Business Day:	When we refer to a Business Day with respect to your notes, we mean any day other than a Saturday or Sunday on which commercial banks in New York City are open for business.

Trading Day:

When we refer to a Trading Day with respect to your notes, we mean a day on which the principal securities markets, as determined by the Calculation Agent in its sole discretion, for all the Index Stocks and Basket Stocks are open for trading, the Index Sponsor is open for business and the Index is calculated and published by the Index Sponsor.

Interest Rate:	The notes do not bear interest.

Form:

The notes will be issued only in book-entry form, and will be eligible for transfer through the facilities of The Depository Trust Company or any successor depository we select, which we refer to as the Depository.  Except as described herein, notes in definitive form will not be issued.

Denomination:	The notes will be issued in denominations of $1,000 and in integral multiples of $1,000 in excess thereof.

Calculation Agent:	Goldman, Sachs & Co.

CUSIP Number:	002546463

Failure to Pay Redemption Amount When Due:

In the event we fail to pay the Redemption Amount if and when due any such overdue payment will bear interest from the Maturity Date (or, if applicable, the earlier redemption date) until the date upon which all sums due in respect of such note are received by or on behalf of the relevant holder, at the rate per annum which is the rate for deposits in U.S. dollars for a period of six months which appears on the Reuters Screen LIBOR page or any successor thereto, as of 11:00 a.m. (London time) on the first Business Day following such failure to pay.  Such rate shall be determined by the Calculation Agent.  If interest is required to be calculated for a period of less than one year, it will be calculated on the basis of a 360-day year consisting of the actual number of days elapsed in the period.

Tax Redemption:

We cannot redeem the notes prior to maturity unless, due to the imposition by Sweden or one of its taxing authorities of any tax, assessment or governmental charge subsequent to the date of the issuance of the notes, we would become obligated to pay additional amounts.  If such an imposition occurs, we may at our option redeem all but not less than all the notes by giving notice specifying a redemption date at least 30 days, but not more than 60 days, after the date of the notice.  In such event, the redemption price will be equal to the fair market value of the notes on the fifth Trading Day prior to the redemption date, as determined by the Calculation Agent in good faith and in a commercially reasonable manner to be fair and equitable to the holders of the notes (which determination shall be binding on us and the holders of the notes).

Acceleration:

If a holder of a note accelerates the maturity of the notes upon an event of default under the Indenture referenced in the accompanying prospectus, the amount payable upon acceleration will be an amount that the Calculation Agent will determine in good faith and in a commercially reasonable manner, on the basis of the performance of the Long Index and the Short Basket over the term of the notes to the date of declaration of acceleration, to be fair and equitable to the holders (which determination shall, if made in good faith and in a commercially reasonable manner, be binding on us and the holders of the notes).

Anti-dilution Adjustments

The Calculation Agent will adjust the reference amount for each Basket Stock as described below, but only if an event described under one of the seven subsections beginning with “—Stock Splits” below occurs and only if the relevant event occurs during the period described under the applicable subsection.

The adjustments described below do not cover all events that could affect the stock price for any Basket Stock, such as an issuer tender or exchange offer for that Basket Stock at a premium to its market price or a tender or exchange offer made by a third party for less than all outstanding shares of the relevant Basket Stock.  We describe the risks relating to dilution under “You Will Have Limited Anti-dilution Protection” below.

How Adjustments Will Be Made

In this pricing supplement, we refer to anti-dilution adjustments of the stock price for each Basket Stock.  If an event requiring anti-dilution adjustment occurs with regard to any Basket Stock, the Calculation Agent will make the adjustment to the stock price for the Basket Stock by taking the following steps:

•                  Step One.  The Calculation Agent will adjust the reference amount for the Basket Stock.  This term refers to the number of shares of the Basket Stock or units of other property for which the final Basket Stock price is to be determined on the Determination Date.  For example, if the number of shares set forth for that Basket Stock in Appendix I to this pricing supplement is one and no adjustment is required, the Final

Stock Price for the purposes of determining the Final Basket Level will be the closing price of one share of the Basket Stock on the determination date.  In that case, the reference amount will be one share of the Basket Stock.

If an adjustment is required because one of the dilution events described in the first five subsections below—these involve stock splits, reverse stock splits, stock dividends, other dividends and distributions and issuances of transferable rights and warrants—occurs with respect to the Basket Stock, then the Final Stock Price for the Basket Stock might instead be, for example, the closing price, on the determination date, of two shares of the Basket Stock or a half share of the Basket Stock, depending on the event.  In that example, the adjusted reference amount would be two shares of the Basket Stock or one half share of the Basket Stock, as applicable.

If an adjustment is required because one of the reorganization events described under “—Reorganization Events” below—these involve events in which cash, securities or other property is distributed in respect of the Basket Stock—occurs with respect to the Basket Stock, then the Basket Stock which is the subject of such event will be removed from the Basket and replaced with a hypothetical investment in the remaining Basket Stocks on a pro rata basis, as described in more detail under “—Reorganization Events” below.

The manner in which the Calculation Agent adjusts the reference amount in step one will depend on the type of dilution event requiring adjustment.  These events and the nature of the required adjustments are described in the seven subsections that follow.

•                  Step Two.  Having adjusted the reference amount of the Basket Stock in step one, the Calculation Agent will determine the Final Stock Price for the Basket Stock, which will be the closing price of the adjusted reference amount of the Basket Stock on the Determination Date.

•                  Step Three.  Having determined the Final Stock Price for the Basket Stock in step two, the Calculation Agent will use this price to calculate the Final Short Basket Level.

If more than one event requiring adjustment occurs with respect to a Basket Stock, the Calculation Agent will first adjust the reference amount as described in step one above for each event, sequentially, in the order in which the events occur, and on a cumulative basis.  Thus, having adjusted the reference amount for the first event, the Calculation Agent will repeat step one for the second event, applying the required adjustment to the reference amount as already adjusted for the first event, and so on for each event. Having adjusted the reference amount for all events, the Calculation Agent will then take the remaining applicable steps in the process described above, determining the Final Stock Price for the Basket Stock using the reference amount as sequentially and cumulatively adjusted for all the relevant events. The Calculation Agent will make all required determinations and adjustments no later than the Determination Date.

The Calculation Agent will make the adjustments to the Basket and the Basket Stocks for each reorganization event described under “—Reorganization Events” below that affects a Basket Stock. For any other dilution event described below, however, the Calculation Agent will not be required to adjust the reference amount of a Basket Stock unless the adjustment would result in a change of at least 0.1% in the stock price for that Basket Stock that would apply without the adjustment. The reference amount resulting from any adjustment will be rounded up or down, as appropriate, to the nearest 15th decimal place, with five in the 16th decimal place being rounded upward —e.g., 0.1234567898765434 will be rounded down to 0.123456789876543 and 0.1234567898765435 will be rounded up to 0.123456789876544.

If an event requiring anti-dilution adjustment occurs, the Calculation Agent will make the adjustment with a view to offsetting, to the extent practical, any change in the economic position of the holder and AB Svensk Exportkredit, relative to your note, that results solely from that event. The Calculation Agent may, in its sole discretion, modify the anti-dilution adjustments as necessary to ensure an equitable result.

The Calculation Agent will make all determinations with respect to anti-dilution adjustments, including any determination as to whether an event requiring adjustment has occurred, as to the nature of the adjustment required and how it will be made or as to the value of any property distributed in a reorganization event, and will do so in its sole discretion.  In the absence of manifest error, those determinations will be conclusive for all purposes and will be binding on you and us, without any liability on the part of the Calculation Agent. The Calculation Agent will provide information about the adjustments it makes upon written request by the holder.

In this pricing supplement, when we say that the Calculation Agent will adjust the stock price of a Basket Stock for one or more dilution events, we mean that the Calculation Agent will take all the applicable steps described above with respect to those events.

The following seven subsections describe the dilution events for which the stock price for a Basket Stock is to be adjusted. Each subsection describes the manner in which the Calculation Agent will adjust the reference amount for the affected Basket Stock—the first step in the adjustment process described above—for the relevant event.

Stock Splits

A stock split is an increase in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. Each outstanding share will be worth less as a result of a stock split.

If a Basket Stock is subject to a stock split, then the Calculation Agent will adjust the reference amount for the Basket Stock to equal the sum of the prior reference amount —i.e., the reference amount before that adjustment —plus the product of (1) the number of new shares issued in the stock split with respect to one share of the Basket Stock times (2) the prior reference amount.  The reference amount for the basket stock will not be adjusted, however, unless the first day on which the Basket Stock trades without the right to receive the stock split occurs after the Initial Pricing Date and on or before the Determination Date.

Reverse Stock Splits

A reverse stock split is a decrease in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. Each outstanding share will be worth more as a result of a reverse stock split.

If a Basket Stock is subject to a reverse stock split, then once the reverse stock split becomes effective, the Calculation Agent will adjust the reference amount for the Basket Stock to equal the product of the prior reference amount and the quotient of (1) the number of shares of the Basket Stock outstanding immediately after the reverse stock split becomes effective divided by (2) the number of shares of the Basket Stock outstanding immediately before the reverse stock split becomes effective. The reference amount for the Basket Stock will not be adjusted, however, unless the reverse stock split becomes effective after the Initial Pricing Date and on or before the Determination Date.

Stock Dividends

In a stock dividend, a corporation issues additional shares of its stock to all holders of its outstanding stock in proportion to the shares they own. Each outstanding share will be worth less as a result of a stock dividend.

If a Basket Stock is subject to a stock dividend, then the Calculation Agent will adjust the reference amount for the Basket Stock to equal the sum of the prior reference amount plus the product of (1) the number of shares issued in the stock dividend with respect to one share of the Basket Stock times (2) the prior reference amount. The reference amount for the Basket Stock will not be adjusted, however, unless the ex-dividend date occurs after the Initial Pricing Date and on or before the Determination Date.

The ex-dividend date for any dividend or other distribution with respect to a Basket Stock is the first day on which the Basket Stock trades without the right to receive that dividend or other distribution.

Other Dividends and Distributions

The reference amount for a Basket Stock will not be adjusted to reflect dividends or other distributions paid with respect to the Basket Stock, other than:

•          stock dividends described above,

•          issuances of transferable rights and warrants as described under “— Transferable Rights and Warrants” below,

•          distributions that are spin-off events described under “— Spin-Off Events” below, and

•          extraordinary dividends described below.

A dividend or other distribution with respect to the Basket Stock will be deemed to be an extraordinary dividend if its per share value exceeds that of the immediately preceding non-extraordinary dividend, if any, for the Basket Stock by an amount equal to at least 10% of the closing price of the Basket Stock on the first relevant trading day before the ex-dividend date.

If an extraordinary dividend occurs with respect to a Basket Stock, the Calculation Agent will adjust the reference amount for that Basket Stock to equal the product of (1) the prior reference amount times (2) a fraction, the numerator of which is the closing price of the Basket Stock on the relevant trading day before the ex-dividend date and the denominator of which is the amount by which the closing price exceeds the extraordinary dividend amount.  The reference amount for that Basket Stock will not be adjusted, however, unless the ex-dividend date occurs after the Initial Pricing Date and on or before the Determination Date.

The extraordinary dividend amount with respect to an extraordinary dividend for a Basket Stock equals:

•        for an extraordinary dividend that is paid in lieu of a regular quarterly dividend, the amount of the extraordinary dividend per share of the Basket Stock minus the amount per share of the immediately preceding dividend, if any, that was not an extraordinary dividend for the Basket Stock, or

•        for an extraordinary dividend that is not paid in lieu of a regular quarterly dividend, the amount per share of the extraordinary dividend.

To the extent an extraordinary dividend is not paid in cash, the value of the non-cash component will be determined by the Calculation Agent.  A distribution on a Basket Stock that is a stock dividend, an issuance of transferable rights or warrants or a spin-off event and also an extraordinary dividend will result in an adjustment to the stock price for the Basket Stock only as described under “— Stock Dividends” above, “—Transferable Rights and Warrants” below or “— Spin-Off Events” below, as the case may be, and not as described here.

Transferable Rights and Warrants

If a Basket Stock issuer issues transferable rights or warrants to all holders of the Basket Stock to subscribe for or purchase the Basket Stock at an exercise price per share that is less than the closing price of the Basket Stock on the business day before the ex-dividend date for the issuance, then the reference amount for the Basket Stock will be adjusted by multiplying the prior reference amount by the following fraction:

•        the numerator will be the number of shares of the Basket Stock outstanding at the close of business on the day before that ex-dividend date plus the number of additional shares of the Basket Stock offered for subscription or purchase under those transferable rights or warrants, and

•        the denominator will be the number of shares of the Basket Stock outstanding at the close of business on the day before that ex-dividend date plus the number of additional shares of the

Basket Stock that the aggregate offering price of the total number of shares of the Basket Stock so offered for subscription or purchase would purchase at the closing price of the basket stock on the relevant trading day before that ex-dividend date, with that number of additional shares being determined by multiplying the total number of shares so offered by the exercise price of those transferable rights or warrants and dividing the resulting product by the closing price on the relevant trading day before that ex-dividend date.

The reference amount for the Basket Stock will not be adjusted, however, unless the ex-dividend date described above occurs after the Initial Pricing Date and on or before the Determination Date.

Spin-Off Events

If there is a spin-off event, that is, an event where a Basket Stock issuer issues to all holders of the Basket Stock equity securities of another issuer, other than as part of an event described in “— Reorganization Events” below, the securities distributed in the spin-off event will become a Basket Stock and will become part of the Short Basket for the purposes of determining the Final Short Basket Level. The Final Stock Price of the new Basket Stock issued in the spin-off will be determined in the same manner as all other Basket Stocks, as described above, except in the case where such Basket Stock is not listed on a national securities exchange. In that case, the Calculation Agent will determine the Final Stock Price of such new Basket Stock in its sole discretion.  The reference amount for the new Basket Stock added to the Short Basket as a result of the spin-off will be equal to the product of (1) the reference amount of the Basket Stock in the issuer making the spin-off distribution multiplied by (2) the amount of equity securities received by a holder of one share of the Basket Stock in the issuer making the spin-off distribution.   No adjustment will be made to the reference amount of the Basket Stock making the spin-off distribution to its holders.

A new Basket Stock will not be added to the Short Basket as a result of a spin-off event, however, unless the event becomes effective after the Initial Pricing Date and on or before the Determination Date.

Reorganization Events

Each of the following is a reorganization event with respect to a Basket Stock:

•        the Basket Stock is reclassified or changed such that all of the outstanding shares of the Basket Stock are transferred, or irrevocably committed to be transferred, to another entity or person,

•        the Basket Stock issuer has been subject to a merger, consolidation, amalgamation, binding share exchange or other business combination and either is not the surviving entity or is the surviving entity but all of the outstanding shares of the Basket Stock are reclassified or changed,

•        the Basket Stock has been subject to a takeover offer, tender offer, exchange offer, solicitation proposal or other event by another entity or person to purchase or otherwise obtain all of the outstanding shares of the Basket Stock such that all of the outstanding shares of the Basket Stock (other than shares of the Basket Stock owned or controlled by such other entity or person) are transferred, or irrevocably committed to be transferred, to another entity or person, or

•        the Basket Stock issuer or any subsidiary of the Basket Stock issuer has been subject to a merger, consolidation, amalgamation or binding share exchange in which the Basket Stock issuer is the surviving entity and all the outstanding Basket Stock (other than shares of the Basket Stock owned or controlled by such other entity or person) immediately prior to such event collectively represent less than 50% of the outstanding shares of the Basket Stock immediately following such event.

Adjustments for Reorganization Events.   If a reorganization event occurs with respect to a Basket Stock, then the Calculation Agent will adjust the Basket as follows: (i) the Basket Stock that is the subject of the reorganization event will be removed from the Basket and (ii) the cash equivalent value of the distribution property distributed in respect of the Basket Stock subject to the reorganization event will be deemed to be reinvested in the remaining Basket Stocks pro rata (based on the reference amounts and the closing stock prices for such remaining Basket Stocks on the day before the reorganization event becomes effective, or the “Reinvestment Date”). The cash equivalent value of the Basket Stock subject to the reorganization event will be the reference amount for such Basket Stock, as it may have been adjusted for any previous anti-dilution events, multiplied by the value of the distribution property distributed in respect of one share of the Basket Stock in the reorganization event.  Such pro rata distributions will increase the reference amounts of the remaining Basket Stocks.

For the purpose of making an adjustment required by a reorganization event, the Calculation Agent will determine the cash equivalent value of each type of distribution property, as defined below, in its sole discretion.  For any distribution property consisting of a security, the Calculation Agent will use the closing price for the security on the Reinvestment Date.  The Calculation Agent may value other types of distribution property in any manner it determines, in its sole discretion, to be appropriate.  If a holder of the Basket Stock may elect to receive different types or combinations of types of distribution property in the reorganization event, the distribution property will consist of the types and amounts of each type distributed to a holder of the Basket Stock that makes no election, as determined by the Calculation Agent in its sole discretion.

The Calculation Agent will not make any adjustment for a reorganization event, however, unless the event becomes effective after the Initial Pricing Date and on or before the Determination Date.

Distribution Property.  When we refer to distribution property, we mean the cash, securities and other property or assets distributed in a reorganization event in respect of one outstanding share of the Basket Stock.

RISK FACTORS

Unlike ordinary debt securities, the return on the notes depends on changes in the values of the index and the basket, on common stock price movements and on whether the index or the basket performs better over the term of the notes.  As described in more detail below, the trading price of the notes may vary considerably before the maturity date due, among other things, to fluctuations in the price of the common stocks that make up the index and the basket and other events that are difficult to predict and beyond our control.  Your notes are a riskier investment than ordinary debt securities.  Also, your notes are not equivalent to investing directly in the stocks comprising the index and the basket.  You should carefully consider the following risks before investing in the notes and whether the notes are suitable for your circumstances.

Assuming no changes in market conditions or any other relevant factors, the value of your notes on the date of this pricing supplement (as determined by reference to pricing models used by Goldman, Sachs & Co.) is significantly less than the original issue price.

Assuming no changes in market conditions or any other relevant factors, the price, if any, at which a dealer may be willing to purchase notes in secondary market transactions will likely be lower than the original issue price, since the original issue price included, and secondary market prices are likely to exclude, commissions paid with respect to the notes, as well as the projected profit included in the cost of hedging our obligations under the notes.

The value or quoted price of your notes at any time, however, will reflect many factors and cannot be predicted.  If Goldman, Sachs & Co. makes a market in the notes, the price quoted by Goldman, Sachs & Co. would reflect any changes in market conditions and other relevant factors, and the quoted price (and the value of your notes that Goldman, Sachs & Co. will use for account statements or otherwise) could be higher or lower than the original issue price, and may be higher or lower than the value of your notes as determined by reference to pricing models used by Goldman, Sachs & Co.

If at any time a third party dealer quotes a price to purchase your notes or otherwise values your notes, that price may be significantly different (higher or lower) than any price quoted by Goldman, Sachs & Co.  You should read “The market price of your notes may be influenced by many unpredictable factors” below.

Furthermore, if you sell your notes, you will likely be charged a commission for secondary market transactions, or the price will likely reflect a dealer discount.

There is no assurance that Goldman, Sachs & Co. or any other party will be willing to purchase your notes and, in this regard, Goldman, Sachs & Co. is not obligated to make a market in the notes.  See “ Your notes may not have an active trading market” below.

You may lose your entire investment in the notes.

We will not repay you a fixed amount of principal on the notes at maturity and we are not liable for any loss of principal that you may incur due to fluctuations in the levels of the long index or the short basket or in the relationship between them.  The redemption amount will depend on the changes in the values of the long index and the short basket.  Because the values of the index and the basket are subject to market fluctuations, the redemption amount may be less than the principal amount of the notes, and you will lose part or all of your investment if the short basket outperforms the long index.  You may also lose part or all of your investment if you sell the notes in the secondary market before their maturity.

The potential for the value of your notes to increase is limited.

Your ability to participate in any outperformance of the long index in relation to the short basket is limited.  Although any positive return on the notes is based on the long index outperforming the short basket, in no event will the amount you receive at maturity be greater than 120.10% of the principal amount of your notes.  Because of the formula that we will use to determine the redemption amount, any amount payable at maturity may be less than what you would have received had you held directly a long position in the index stocks comprising the long index, and a short position in the basket stocks comprising the short basket.

You may lose some of the principal amount of your notes even if both the long index and the short basket increase or both the long index and the short basket decline.

Your return on the notes depends on the relative performances of the long index and the short basket.  If both the index and the basket increase, you will lose some of the principal amount of your notes if at the determination date the percentage increase in the level of the long index has been less than that of the short basket.  Likewise, if both the index and the basket decline, you will lose some of the principal amount of your notes if at the determination date the percentage decrease of the long index has been more than that of the short basket.  In either case, what we call “underperformance” will have occurred.  See “The long index and the short basket”.

The notes do not bear periodic interest.

You will not receive any periodic interest payments on your notes.  Even if the amount payable on your notes on the maturity date exceeds the principal amount of your notes, the over-all return you earn on your notes may be less than you would have earned by investing in a debt security that bears interest at a prevailing market rate.

The notes are a speculative investment.

The notes are speculative in nature and involve a high degree of risk.  The notes are financial instruments that are suitable only for sophisticated investors who are able to bear the loss of all of their principal investment.  Accordingly, you should consult your own financial and legal advisors as to the risks entailed by an investment in the notes and the suitability of such notes in light of your particular circumstances.  For further information, see “Risks Associated with Foreign Currency Notes and Indexed Notes” in the prospectus supplement.

The formula for determining the redemption amount does not take into account all developments in the long index or the short basket.

Changes in the index or the basket during the term of the notes before the determination date will not be reflected in the calculation of the redemption amount payable, if any, at maturity.  The calculation agent will calculate the redemption amount by comparing only the index and basket levels on the initial pricing date and on the determination date and the relative performances of the index and the basket only on those dates.  No other index or basket levels will be taken into account.  As a result, you may lose part or all of your investment even if the long index has outperformed the short basket through certain times during the term of the notes where it has not outperformed the short basket as calculated on the determination date.

Past index and basket stock performance is no guide to future performance.

The actual and relative performances of the long index and the basket stocks comprising the short basket over the life of the notes may bear little relation to the historical levels of, and relationships between, the long index and the short basket.  Likewise, the amount payable at maturity may bear little relationship to the hypothetical return examples set forth elsewhere in this pricing supplement.  We cannot predict the future performance of the index or the basket stocks.

Any decline in our credit ratings may affect the market value of your notes.

Our credit ratings are an assessment of our ability to pay our obligations, including those on the offered notes.  Consequently, actual or anticipated declines in our credit ratings may affect the market value of your notes.

You have no shareholder rights or rights to receive any stock.

Investing in the notes will not make you a holder of any of the index stocks comprising the index or any basket stocks comprising the short basket.  Neither you nor any other holder or owner of the notes will have any voting rights, any right to receive dividends or other distributions or any other rights with respect to the index stocks or basket stocks. The notes will be paid in cash, and you will have no rights to directly receive delivery of any index stocks, basket stocks or dividends on such stocks.

The market price of your notes may be influenced by many unpredictable factors.

The following factors, many of which are beyond our control, may influence the market value of your notes, as well as the redemption amount:

•     the absolute and relative changes in the index and the basket;

•     the volatility (i.e., the frequency and magnitude of changes) in the levels of the index and the basket. As indicated under “The Long Index and the Short Basket”, the level of the index and the basket stocks have been highly volatile at times.  It is impossible to predict whether the index level and prices of the basket stocks will rise or fall;

•     economic, financial, regulatory, political, military and other events that affect stock markets generally and the market segments of which the index stocks or basket stocks are a part, and which may affect the absolute, and relative changes in, levels of the Index and the basket;

•     interest and yield rates in the market;

•     the time remaining until your notes mature;

•     correlation between the return of the long index and the short basket; and

•     our creditworthiness.

These factors may influence the price you will receive if you sell your notes prior to maturity.  If you sell your notes prior to maturity, you may receive less than the outstanding principal amount of your notes.  You cannot predict the future performance of the index or the basket stocks based on their historical performance.

Trading and other transactions by Goldman, Sachs & Co. in securities linked to the index stocks and the basket stocks may impair the value of your notes.

Goldman, Sachs & Co. or one or more of its affiliates (including Goldman Sachs International) may hedge its obligations under the swap that it expects to enter into with us relating to the offered notes by purchasing some or all of the index stocks and basket stocks, options or futures on the index, index stocks, basket stocks or other instruments linked to the index, index stocks or basket stocks, and adjust the hedge by, among other things, purchasing or selling any of the foregoing, at any time and from time to time, and to unwind the hedge by selling any of the foregoing, perhaps on or before the determination date.  Goldman Sachs & Co. or one or more of its affiliates may also enter into, adjust and unwind hedging transactions relating to other index-linked notes whose returns are linked to the index, index stocks or basket stocks.  Any of these hedging activities may adversely affect the level of the index, index stocks or basket stocks – directly or indirectly – and therefore the market value of your notes and the amount we will pay on your notes at maturity.  It is possible that Goldman, Sachs & Co. or one or more of its affiliates could receive substantial returns with respect to these hedging activities while the value of your notes may decline.

Goldman, Sachs & Co. and its affiliates may also engage in trading in one or more of the index stocks, basket stocks or instruments whose returns are linked to the level of the index or to index stocks or basket stocks for their proprietary accounts, for other accounts under their management or to facilitate transactions, including block transactions, on behalf of customers.  Any of these activities of Goldman, Sachs & Co. or its affiliates could affect the level of the index, the basket, the index stocks or the basket stocks  – directly or indirectly – and, therefore, adversely affect the market value of your notes and the amount we will pay on your notes at maturity.  We may also issue, and Goldman, Sachs & Co. and its affiliates may also issue or underwrite, other securities or financial or derivative instruments with returns linked to changes in the level of the index, the basket, the index stocks and basket stocks.  By introducing competing products into the marketplace in this manner, we or Goldman, Sachs & Co. or its affiliates could adversely affect the market value of your notes and the amount we will pay on your notes at maturity.

There may be conflicts of interest between you and Goldman, Sachs & Co.

As noted above, Goldman, Sachs & Co. and its affiliates expect to engage in trading activities related to the index, the basket, the index stocks and the basket stocks.  These trading activities may present a conflict between your interest in your notes and the interests Goldman, Sachs & Co. and its affiliates will have in their proprietary accounts, in facilitating transactions, including block trades, for their customers and in accounts under their management.  These trading activities, if they influence the level of the index, the basket, the index stocks or the basket stocks, could be adverse to your interests as a beneficial owner of your notes.

Goldman, Sachs & Co. and its affiliates may, at present or in the future, engage in business with the issuers of the index stocks or basket stocks, including making loans to or equity investments in those companies or providing advisory services to those companies.  These services could include merger and acquisition advisory services.  These activities may present a conflict between the obligations of Goldman, Sachs & Co. or any of its affiliates and your interests as a beneficial owner of notes.  Moreover, one or more of Goldman, Sachs & Co.’s affiliates have published, and in the future expect to publish, research reports with respect to some or all of the issuers of the index stocks and basket stocks and with respect to the index itself.  Any of these activities by Goldman, Sachs & Co. or any of its affiliates may affect the level of the index, the index stocks and the basket stocks, therefore, the market value of your notes and the amount we will pay on your notes at maturity.

As calculation agent, Goldman, Sachs & Co. will have the authority to make determinations that could affect the market value of your notes and the amount you receive at maturity.

As calculation agent for your notes, Goldman, Sachs & Co. will have discretion in making various determinations that affect your notes, including, without limitation, the redemption amount, the final long index level, the final short basket level, business days, trading days, the amount payable in the event of an early redemption for tax reasons or an acceleration of the notes, the existence and effect of any market disruption events, index discontinuance and modification and determining whether and how to make anti-dilution adjustments to any basket stock.  The exercise of this discretion by Goldman, Sachs & Co. could adversely affect the value of your notes and may present Goldman, Sachs & Co. with a conflict of interest of the kind described under “—There may be conflicts of interest between you and Goldman, Sachs & Co.” above.

The policies of the index sponsor and changes that affect the index or the index stocks could affect the amount payable on your notes and their market value.

The policies of the index sponsor concerning the calculation of the level of the index, additions, deletions or substitutions of index stocks and the manner in which changes affecting the index stocks or their issuers, such as stock dividends, reorganizations or mergers, are reflected in the index level, could affect the index level and, therefore, the amount payable on your notes at maturity and the market value of your notes prior to that date.  The amount payable on your notes and their market value could also be affected if the index sponsor changes these policies, for example by changing the manner in which it calculates the index level, or if the index sponsor discontinues or suspends calculation or publication of the index level, in which case it may become difficult to determine the market value of your notes.  If events such as these occur, or if an index level is not available because of a market disruption event or for any other reason, Goldman, Sachs & Co., as calculation agent for your notes, may determine the final index level for the index on the determination date and, ultimately, the amount payable at maturity, in a manner it considers appropriate, in its sole discretion.  We describe the discretion that the calculation agent will have in determining the level of the index on the determination date and the amount payable on your notes more fully under “Description of the Notes—Discontinuance or Modification of the Index” and “—As calculation agent, Goldman, Sachs & Co. will have the authority to make determinations that could affect the market value of your notes and the amount you receive at maturity”.

You will have limited anti-dilution protection.

Goldman, Sachs & Co., as calculation agent for your note, will adjust the basket stock price for stock splits, reverse stock splits, stock dividends, extraordinary dividends and other events that affect a basket stock issuer’s capital structure, but only in the situations we describe in “Description of the Notes—Anti-dilution Adjustments” above. The calculation agent will not be required to make an adjustment for every corporate event that may affect a basket stock. For example, the calculation agent will not adjust the exchange rate for events such as an offering of a basket stock for cash by a basket stock issuer, a tender or exchange offer for a basket stock at a premium to its then-current market price by the basket stock issuer or a tender or exchange offer for less than all the outstanding basket stock by a third party. Those events or other actions by a basket stock issuer or a third party may nevertheless adversely affect the market price of the basket stock and, therefore, adversely affect the value of your note. A basket stock issuer or a third party could make an offering or a tender or exchange offer, or a basket stock issuer could take any other action, that adversely affects the value of that basket stock and your note but does not result in an anti-dilution adjustment for your benefit.

There is no affiliation between the index stock or basket stock issuers, or the index sponsor, and us, and we are not responsible for any disclosure by the index stock or basket stock issuers.

We are not affiliated with the issuers of the index stocks or basket stocks or the index sponsor.  Neither we nor any of our affiliates assumes any responsibility for the adequacy or accuracy of any publicly available information about the index stock or basket stock issuers.  You, as an investor in the notes, should make your own investigation into the index, the index stock issuers and the basket stock issuers. See “The Long Index and the Short Basket” below for additional information about the long index and the short basket.

Neither the index sponsor nor any of the index stock or basket stock issuers are involved in this offering of your notes in any way, and none of them have any obligation of any sort with respect to your notes.  Neither the index sponsor nor the index stock or basket stock issuers have any obligation to take your interests into consideration for any reason, including in taking any corporate actions that might affect the value of your notes.

Your notes may not have an active trading market.

Your notes will not be listed on any securities exchange or be included in any interdealer market quotation system and there may be little or no secondary market for your notes.  Even if a secondary market for your notes develops, it may not provide significant liquidity and we expect that transaction costs in any secondary market would be high.  As a result, the differences between bid and ask prices for your notes in any secondary market could be substantial.

The determination date may be delayed by a market disruption event.

If the calculation agent determines that a market disruption event has occurred or is continuing on the determination date, the determination date will be postponed until the first trading day on which no market disruption event occurs or is continuing, but in no event will the postponement last for more than five business days.  Moreover, if the closing level of the index or a basket stock, as applicable, is not available on the determination date, as so postponed, because of a continuing market disruption event or for any other reason, the calculation agent will nevertheless determine the final long index level and final short basket level based on its assessment, made in its sole discretion, of the level of the index and/or the price of the basket stock, as applicable, at that time.

The U.S. federal income tax consequences of the notes are uncertain.

No statutory, administrative or judicial authority directly addresses the characterization of the notes for U.S. federal income tax purposes, and no ruling is being requested from the Internal Revenue Service with respect to the notes.  As a result, no assurance can be given that the Internal Revenue Service or a court will agree with the tax consequences described under “United States Federal Income Tax Considerations.”  It is also possible that future United States legislation, regulations or other Internal Revenue Service guidance would require you to accrue income on the notes on a current basis at ordinary income rates (as opposed to capital gains rates) or to treat the notes in another manner that significantly differs from the agreed-to treatment discussed under “United States Federal Income Tax Considerations” in this pricing supplement, and that any such guidance could have retroactive effect.

ADDITIONAL INFORMATION

Calculation Agent

We have initially appointed Goldman, Sachs & Co. as Calculation Agent for making all determinations on the notes, including, without limitation, the Redemption Amount, the Final Long Index Level, Final Short Basket Level, Market Disruption Events, Business Days, Trading Days discontinuence or modification of the Index and the amount payable in the event of an early redemption for tax reasons or an acceleration of the notes.  Unless there is manifest error, these determinations by the Calculation Agent shall be final and binding on us and the holders of the notes.

Upon request, the Calculation Agent will provide a written statement to an investor showing how the Redemption Amount was calculated.  Requests to the Calculation Agent should be addressed to:

Goldman, Sachs & Co.

85 Broad Street

New York, New York 10004

Telephone: (212) 902-1000

Telecopy: (212) 902-3000

Attention: Structured Equities Solutions

Hypothetical examples

The following examples are provided for purposes of illustration only.  The examples should not be taken as an indication or prediction of future investment results and are intended merely to illustrate the impact that various hypothetical Final Index Levels and Final Basket Levels for the Index and the Basket, and the resultant relative performances of the Index and the Basket, could have on the pre-tax Redemption Amount, assuming all other variables remain constant.

The examples assume that there is no change in or affecting any of the Index Stocks or Basket Stocks or the method by which the Index Sponsor calculates the Index level, that there is no change in the relative weighting of any Index Stock, and that no Market Disruption Event occurs.

The information in the examples reflect hypothetical rates of return on the notes assuming that they are purchased on the original issue date and held to the Maturity Date.  If you sell your notes prior to the Maturity Date, your return will depend upon the market value of your notes at the time of sale, which may be affected by a number of factors that are not reflected in the table below.  For a discussion of some of these factors, see “Risk Factors”.

The Index and the Basket and the relationship between them cannot be predicted for any future period.  The actual absolute and relative performances of the Index and the Basket over the life of the notes, as well as the amount payable at maturity, if any, may bear little relation to the hypothetical return examples set forth below or to the historical levels of the Index set forth elsewhere in this prospectus supplement.  For information about the level of the Index during recent periods, see “The Long Index and the Short Basket” below.

Any rate of return you may earn on an investment in the notes may be lower than that which you could earn on a comparable investment in the Index Stocks or Basket Stocks.  Also, the hypothetical returns shown below do not take into account the effects of applicable taxes.

The following table represents certain hypothetical payments at maturity.  The last column below shows the hypothetical Redemption Amounts (expressed as a percentage of the principal amount) that you would receive on the Maturity Date, based on the corresponding hypothetical Long Index Performance (shown in the first column) and Short Basket Performance (shown in the second column).

Hypothetical Long Index Performance	Hypothetical Short Basket Performance	Hypothetical Outperformance	Hypothetical Underperformance	Hypothetical Redemption Amount at Maturity as % of the Principal Amount

If the Long Index and Short Basket remain unchanged, the Redemption Amount will be the principal amount.
100.00%	100.00%	0.00%	n/a	100.00%

If the Long Index increases or remains unchanged and the Short Basket declines, the Redemption Amount will be greater than the principal amount.
135.00%	80.00%	55.00%	n/a	120.10%
110.00%	99.95%	10.05%	n/a	120.10%
100.00%	95.00%	5.00%	n/a	110.00%

If both the Long Index and the Short Basket increase, the Redemption Amount then depends on the corresponding Outperformance or Underperformance.
165.00%	130.00%	35.00%	n/a	120.10%
125.00%	118.00%	7.00%	n/a	114.00%
110.00%	115.00%	n/a	5.00%	95.00%
105.00%	125.00%	n/a	20.00%	80.00%

If both the Long Index and the Short Basket decline, the Redemption Amount then depends on the corresponding Outperformance or Underperformance.
95.00%	75.00%	20.00%	n/a	120.10%
90.00%	80.00%	10.00%	n/a	120.00%
85.00%	90.00%	n/a	5.00%	95.00%
80.00%	95.00%	n/a	15.00%	85.00%

If the Long Index declines and the Short Basket increases or remains unchanged, the Redemption Amount will be less than the principal amount.
95.00%	100.00%	n/a	5.00%	95.00%
90.00%	130.00%	n/a	40.00%	60.00%
50.00%	160.00%	n/a	110.00%	0.00%

Same-Day Funds Settlement and Payment

The initial settlement for and all payments of principal, if any, relating to the notes will be made in immediately available funds.

On the Maturity Date or the earlier redemption date we will pay the amount payable in respect of the notes in United States dollars to the trustee.  As soon as possible thereafter, the trustee will make such payment to the Depository in accordance with existing arrangements between the trustee and the Depository.  The Depository will allocate such payment to each Book-Entry Note (as such term is defined in the prospectus supplement) represented by such global security and will make payments to the participants therein in accordance with its existing operating procedures.

Secondary trading in long-term notes and debentures of corporate issuers is generally settled in clearing-house or next-day funds.  In contrast, the notes will trade in the Depository’s Same-Day Funds Settlement System until maturity, and secondary market trading activity in the notes will therefore be required by the Depository to settle in immediately available funds.  We cannot assure you as to the effect, if any, of settlement in immediately available funds on trading activity in the notes.

THE LONG INDEX AND THE SHORT BASKET

The Long Index

All information in this pricing supplement concerning the Long Index, including its make-up, method of calculation and changes to its composition, is derived from publicly available information prepared by the Index Sponsor.  Neither we nor Goldman, Sachs & Co. assume any responsibility for the accuracy or completeness of that information.  The Long Index is determined, comprised and calculated by the Index Sponsor without regard to the notes.  Neither we nor Goldman, Sachs & Co. accept any responsibility for the calculation, maintenance or publication of, or any error, omission or disruption in, the Long Index.

The S&P Consumer Staples Select Sector Index, which we call the Long Index, comprises those companies in the consumer staples sector of the S&P 500 Index.  The S&P 500 Index is a market value weighted index of the stock of 500 companies chosen with the objective of achieving a distribution by broad  industry grouping that approximates the distribution of those groupings across the U.S. common equity market.  The calculation of the value of the Index is based on the aggregate market value of the component stocks compared to that of common stocks of 500 similar companies in the base years 1941 through 1943.  Additional information about the S&P 500 Index is available on the following website http://www.standardandpoors.com.  We are not incorporating by reference the website or any material it includes in this pricing supplement.

The Long Index measures companies in the consumer staples sector, one of the ten sectors into which companies in the S&P 500 Index are divided, based on the Global Industry Classification Standard.  At February 13, 2008 there were 39 companies represented in the Long Index, primarily involved in the development and production of consumer products that cover food and drink retailing, beverages, food products, tobacco, household products and personal products.  The companies with the highest weightings in the Long Index at February 13, 2008 were The Proctor & Gamble Company, Altria Group Inc., Wal-Mart Stores Inc., The Coca-Cola Company and CVS Caremark Corp.

The table below sets forth the high, the low and the last closing levels of the Long Index for each of the four calendar quarters in 2005, 2006 and 2007 and for first quarter of 2008 through February 13, 2008.  We obtained the closing levels listed in the tables below from Bloomberg Financial Services, without independent verification.

The closing level of the Long Index has fluctuated in the past and may, in the future, experience significant fluctuations.  Any historical upward or downward trend in the closing level of the Long Index during any period shown below is not an indication that the Long Index is more or less likely to increase or decrease at any time during the term of your notes.  You should not take the historical levels of the Long Index as an indication of future performance.  We cannot give you any assurance that the future performance of the Long Index or the Index Stocks will result in you receiving an amount greater than the outstanding principal amount of your notes on the maturity date.  Neither we nor Goldman, Sachs & Co. make any representation to you as to the performance of the Long Index.  The actual performance of the Long Index over the life of the offered notes may bear little relation to the historical levels shown below.

Quarterly High, Low and Closing Levels of the Long Index

	High	Low	Close
2005
Quarter ended March 31	236.93	227.94	230.52
Quarter ended June 30	235.29	224.69	227.61
Quarter ended September 30	235.71	225.23	232.92
Quarter ended December 31	238.70	226.03	233.16
2006
Quarter ended March 31	241.41	230.32	236.18
Quarter ended June 30	243.08	231.49	241.73
Quarter ended September 30	257.02	240.28	253.63
Quarter ending December 31	262.62	252.26	261.54
2007
Quarter ended March 31	270.15	257.12	266.16
Quarter ended June 30	279.64	267.46	271.29
Quarter ended September 30	280.17	263.39	280.17
Quarter ended December 31	295.17	277.59	288.34
2008
Quarter ending March 31 (through February 13, 2008)	288.78	266.95	275.36

The Short Basket

The Short Basket is a basket of 56 common stocks derived from the S&P Consumer Discretionary Select Sector Index (the “S&P Consumer Discretionary Index”), but excluding the stocks in the automotive, housing and media industries as well as the common stocks of some companies which are parties to mergers that have been announced as agreed.  The issuers of the Basket Stocks included in the Short Basket, (which we call the Basket Stocks), the reference number of shares of each Basket Stock for purposes of the Basket Level, the exchanges on which they trade, their ticker symbols, the file numbers under which their periodic reports to the Securities and Exchange Commission may be obtained, and a brief description of their business as reported in their most recent Annual Report on Form 10-K are set forth in Appendix I to this pricing supplement.

The reference number of shares of each Basket Stock were derived from the relative weightings of the Basket Stocks as of July 30, 2007 in the S&P Consumer Discretionary Index. The remaining weightings from stocks in the S&P Consumer Discretionary Index not included in the Short Basket were spread proportionately across the Basket Stocks.  The number of shares of each Basket Stock is fixed for the term of the notes for purposes of calculating the Basket Level.  The number of shares of a Basket Stock will be adjusted, however, for certain anti-dilution events that occur after the Initial Pricing Date and on or before the Determination Date as set forth in “Description of the Notes ― Anti-dilution Adjustments.”  Furthermore, in the event the issuer of a Basket Stock consummates a transaction in which it is not the surviving entity of a merger or in which all its outstanding stock is exchanged or converted into other property, that Basket Stock will be deleted from the Short Basket and the per share value of the merger consideration or such other property will be deemed reinvested proportionately in the remaining Basket Stocks.  See “Description of the Notes― Anti-dilution Adjustments― Reorganization Events”.

The stock prices of the Basket Stocks have fluctuated in the past and may, in the future, experience similar fluctuations.  Information on the historical stock prices of the Basket Stocks is available from the annual reports of the respective Basket Stock issuers, as filed with the U.S. Securities and Exchange

Commission.  Neither we nor Goldman, Sachs & Co. assume any responsibility for the accuracy or completeness of that information or make any representation as to the performance of any Basket Stock.  You should not take the historical levels of a Basket Stock as an indication of its future performance as the actual performance of a Basket Stock over the life of the offered note may bear little relation to the historical levels shown below.  Similarly, you should not assume the relationship between historical prices of a Basket Stock and other Basket Stocks will carry forward during the life of the notes.

License Agreement for Use of the Long Index

Standard & Poor’s and Goldman, Sachs & Co. have entered into a non-transferable, non-exclusive license agreement granting Goldman, Sachs & Co., its affiliates and its sub-licensees, in exchange for a fee, the right to use the Index in connection with the issuance of certain securities, including the notes.  We are a sub-licensee of the license granted to Goldman, Sachs & Co.

The notes are not sponsored, endorsed, sold or promoted by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”).   Standard & Poor’s does not make any representation or warranty, express or implied, to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly or the ability of the S&P Consumer Staples Select Sector Index to track general stock market performance. S&P’s only relationship to us and to Goldman, Sachs & Co. is the licensing of certain trademarks and trade names of S&P and of the S&P Consumer Staples Select Sector Index which is determined, composed and calculated by S&P without regard to us, Goldman, Sachs & Co. or the notes.  S&P has no obligation to take the needs of us, Goldman, Sachs & Co. or the owners of the notes into consideration in determining, composing or calculating the S&P Consumer Staples Select Sector Index.  S&P is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the notes to be issued or in the determination or calculation of the equation by which the notes are to be converted into cash.  S&P has no obligation or liability in connection with the administration, marketing or trading of the notes.

S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P CONSUMER STAPLES SELECT SECTOR INDEX OR ANY DATA INCLUDED THEREIN AND S&P SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN.  S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY AB SVENSK EXPORTKREDIT, GOLDMAN, SACHS & CO. OR OWNERS OF THE NOTES OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P CONSUMER STAPLES SELECT SECTOR INDEX OR ANY DATA INCLUDED THEREIN.  S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P CONSUMER STAPLES SELECT SECTOR INDEX OR ANY DATA INCLUDED THEREIN.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of the principal U.S. federal income tax consequences of the purchase, ownership and disposition of the notes by a U.S. holder (defined below) who holds the notes as capital assets. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations and proposed Treasury regulations issued under the Code, Internal Revenue Service (“IRS”) rulings and pronouncements and judicial decisions now in effect, all of which may change, possibly with retroactive effect.

This discussion does not address all aspects of U.S. federal income taxation that may be relevant to U.S. holders in light of their particular circumstances, such as holders to whom special tax treatment applies, including (1) banks, regulated investment companies, real estate investment trusts, insurance companies, dealers in securities or currencies or tax-exempt organizations, (2) persons holding notes as part of a straddle, hedge, conversion transaction or other integrated investment, (3) persons whose functional currency is not the U.S. dollar, or (4) traders in securities that elect to use a mark to market method of accounting for their securities holdings.  In addition, this discussion does not address alternative minimum taxes or state, local or foreign taxes.

“U.S. holder” means a beneficial owner of the notes that is, for United States federal income tax purposes, (i) an individual citizen or resident of the United States, (ii) a U.S. domestic corporation or (iii) any other entity or person generally subject to U.S. federal income tax on a net income basis.

No statutory, administrative or judicial authority directly addresses the treatment of holders of notes for U.S. federal income tax purposes.  As a result, no assurance can be given that the IRS or a court will agree with the tax consequences described in this discussion.  A differing treatment from that assumed below could adversely affect the amount, timing and character of income, gain or loss in respect of an investment in the notes.  Prospective investors are urged to consult their own tax advisors with respect to the U.S. federal income tax consequences of the purchase, ownership and disposition of the notes in light of their own particular circumstances, as well as the effect of any state, local or foreign tax laws.

Consequences to U.S. holders

We intend to take the position that the notes will be treated for U.S. federal income tax purposes as a prepaid forward contract and, by purchasing a note, you will be deemed to have agreed to that treatment. The remainder of this discussion assumes that notes will be so treated. We also will take the position that at the time of issuance of your note you deposit irrevocably with us a fixed amount of cash equal to the purchase price of your note to assure the fulfillment of your purchase obligation, which deposit will be non-interest bearing and will be unconditionally and irrevocably applied at the stated maturity date to satisfy that obligation at the stated maturity date. Although you will be obligated to treat the purchase price as a deposit for U.S. federal income tax purposes, the cash proceeds that we will receive from the offering will not be segregated by us during the term of your note, but instead will be commingled with our other assets.

Sale, exchange, redemption or other taxable disposition of notes.  A U.S. holder’s initial tax basis in a note should be the price at which the U.S. holder purchased the note. A U.S. holder generally should recognize gain or loss equal to the difference between the proceeds received (including amounts received at maturity) and the holder’s adjusted tax basis in the note upon the sale, exchange, redemption or other taxable disposition of a note. Under the treatment agreed to above, the gain or loss will generally be capital gain or loss and generally will be long-term capital gain or loss if you held the note for more than one year immediately before the disposition. Long-term capital gains of non-corporate taxpayers are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Potential Application of Constructive Ownership Rules.  Some or all of the net long-term capital gain arising from certain constructive ownership transactions may be characterized as ordinary income, in which case an interest charge would be imposed on any deemed underpayment of tax with respect to the deferral of such ordinary income.  “Constructive ownership” rules could potentially be applicable to notes with a term greater than one year in circumstances where the underlying equity includes an equity interest in a “pass-through entity,” as defined under the Code (such as a regulated investment company or a real estate investment trust).  These rules have no immediate application to certain derivative financial instruments, including any notes, where the underlying equity represents an index or stock of a specific company, assuming the specific company and each of the companies included in the index is not and will not become at any time during the term of the notes, a passive foreign investment company or a regulated investment company for U.S. federal income tax purposes.  These rules, however, grant discretionary authority to the U.S. Treasury Department to expand the scope of “constructive ownership” transactions to include certain derivative financial instruments in respect of the stock of all corporations.  These rules also direct the U.S. Treasury Department to promulgate regulations excluding a forward contract that does not convey “substantially all” of the economic return on any underlying asset from the scope of “constructive ownership” transactions.  This category may include the notes.  It is not possible to predict whether such regulations will be promulgated by the U.S. Treasury Department, or the form or effective date that any regulations that may be promulgated might take.

Possible alternative treatment.  Due to the absence of authorities that directly address the proper characterization of the notes, the absence of comparable instruments for which there is a widely accepted tax treatment and because we are not requesting a ruling from the IRS with respect to the notes, no assurance can be given that the IRS will accept, or that a court will uphold, the characterization and tax treatment of the notes described above. Under alternative characterizations of the notes, it is possible, for example, that the notes could be treated as contingent payment debt instruments, or as including a debt instrument and a forward contract or two or more options. If the IRS were successful in asserting an alternative characterization of the notes, the timing and character of income on the notes could differ materially from the above description.

Backup withholding tax and information reporting. Unless a U.S. holder is an exempt recipient such as a corporation, payments on the notes and the proceeds received from the sale of notes will be subject to information reporting and may also be subject to U.S. federal backup withholding tax if the U.S. holder fails to supply an accurate taxpayer identification number or otherwise fails to comply with applicable U.S. information reporting or certification requirements. Any amounts withheld under the backup withholding rules will be allowed as a credit against a U.S. holder’s U.S. federal income tax liability if the holder provides the required information to the IRS.

Regulatory and Legislative Developments Related to Taxation of Prepaid Forward Contracts

On December 7, 2007, the IRS and U.S. Treasury Department issued a notice requesting public comments on a comprehensive set of tax policy issues raised by prepaid forward contracts, including several different approaches under which U.S. holders of prepaid forwards could be required to recognize ordinary income on a current basis, or could be treated as owning directly the assets subject to the prepaid forward.  Although it is currently uncertain what future guidance will result from the notice, the notice leaves open the possibility that such guidance could have retroactive application.  In addition, on December 19, 2007, legislation was introduced for consideration in the United States Congress that, if enacted into law, would require current accrual of interest income on prepaid derivative contracts with the term of more than one year (which would include financial instruments similar to the notes) acquired after the date of the legislation’s enactment.  The legislation also would implement special income accrual rules for publicly traded prepaid derivative contracts.  The schedule for consideration of this legislation and the outcome of the legislative process currently is uncertain.

The IRS and U.S. Treasury Department previously issued proposed regulations that would require current accrual of income with respect to contingent nonperiodic payments made under certain notional principal contracts.  The preamble to the proposed regulations states that the “wait and see” method of tax accounting does not properly reflect the economic accrual of income on such contracts, and requires current accrual of income with respect to some contracts already in existence at the time the proposed regulations were released.  While the proposed regulations do not apply to derivative financial instruments other than notional principal contracts, the preamble to the proposed regulations expresses the view that similar timing issues exist in the case of prepaid forward contracts.  If the IRS published future guidance requiring current accrual of income with respect to contingent payments on prepaid forward contracts, it is possible that you could be required to accrue income over the term of the notes.

U.S. holders are urged to consult their tax advisors regarding the potential effects of the foregoing developments on the tax treatment of the notes.

PLAN OF DISTRIBUTION

Subject to the terms and conditions set forth in an Agency Agreement dated January 30, 2006, and a Terms Agreement dated February 11, 2008 (the “Agreements”), we have agreed to sell to Goldman, Sachs & Co. and Goldman, Sachs & Co. has agreed to purchase, the notes offered hereby and sold on February 11, 2008 at 99.75% of their principal amount and the notes offered hereby and sold on February 14, 2008 at 99.72% of their principal amount.

Under the terms and conditions of the Agreements, Goldman, Sachs & Co. is committed to take and pay for all of the notes, if any are taken.

The notes are a new issue of securities with no established trading market.  We have been advised by Goldman, Sachs & Co. that it intends to make a market in the notes but is not obligated to do so and may discontinue market making at any time without notice.  We cannot give any assurance to the liquidity of the trading market for the notes.

In connection with the offering, Goldman, Sachs & Co. may purchase and sell the notes in the open market.  These transactions may include over-allotment and stabilizing transactions and purchases to cover positions created by short sales.  Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the notes.  Short sales involve the sale by Goldman, Sachs & Co. of a greater aggregate principal amount of notes than they are required to purchase in the offering.

These activities may stabilize, maintain, or otherwise affect the market price of the notes, which may be higher than the price that might otherwise prevail in the open market.  If these activities are commenced, they may be discontinued at any time.  These transactions may be effected in the over-the-counter market or otherwise.

We have agreed to indemnify Goldman, Sachs & Co. against, or to make contributions relating to, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

From time to time, Goldman, Sachs & Co. and its affiliates have, and in the future may, engage in transactions with and perform services for us for which they have been, and may be, paid customary fees.  In particular, an affiliate of Goldman, Sachs & Co. is the writer of a hedge of our obligation under the notes.

Goldman, Sachs & Co. has agreed to pay the out of pocket expenses (other than our internal costs and expenses) of the issue of the notes.  The initial sale of the notes in this offering entails a longer settlement than is customary for similar debt securities.  Goldman, Sachs & Co. expects to deliver the notes against payment on February 26, 2008.

The notes will not be listed on any securities exchange, and there may not be a secondary market for the notes.  Goldman, Sachs & Co. reserves the right to withdraw, cancel or modify any offer and to reject orders in whole or in part.

No action has been taken in any country or jurisdiction outside the United States that would permit a public offering of the notes, or the possession or distribution of any offering material in relation thereto, where action for that purpose is required.  We are not making any offer of the notes in circumstances that would require registration, qualification or other action with or by regulatory authorities in any such country or jurisdiction.

The notes offering has not been authorized by, and the notes have not been registered with, the Argentine Securities Commission (Comisión Nacional de Valores). The notes will not be offered or sold in Argentina except in transactions that will not constitute a public offering of securities within the meaning of Section 16 of the Argentine Public Offering Law No. 17,811, as amended.

The information contained in the pricing supplement is exclusively the responsibility of SEK and has not been reviewed or approved by the Comisión Nacional Bancaria y de Valores of Mexico. The notes have not been registered before the Registro Nacional de Valores and, therefore, the notes are not subject to a public offering or intermediation in Mexico.  The acquisition of the notes by any investor of Mexican nationality will be made under such investor’s own responsibility.

The notes have not been and will not be registered with the National Securities Commission of the Republic of Panama under Decree Law N°1 of July 8, 1999 (the “Panamanian Securities Act”) and may not be publicly offered or sold within Panama, except in certain limited transactions exempt from the registration requirements of the Panamanian Securities Act. The notes do not benefit from the tax incentives provided by the Panamanian Securities Act and are not subject to regulation or supervision by the National Securities Commission of the Republic of Panama.

This is a private offering. The securities have not been registered with the Central Bank of Uruguay.

APPENDIX I

BASKET STOCKS

Issuer	Initial No. of Shares	Initial Pricing Date Price (in dollars, rounded to the nearest $0.01)	Primary Exchange	Ticker Symbol	SEC File No.	Business

McDonald’s Corp.	0.924958096239879	55.50	NYSE	MCD	1-5231	Franchises and operates McDonald’s restaurants in the food service industry.

Target Corp.	0.719124331038147	53.38	NYSE	TGT	1-6049	Operates large-format general merchandise and food discount stores in the United States.

Kohls Corp.	0.620435374222210	46.25	NYSE	KSS	1-11084	Operates family-oriented, department stores that feature quality, exclusive and national brand merchandise priced to provide value to customers.

Amazon.com Inc.	0.438767006518918	74.79	NASDAQ	AMZN	000-22513	Operates retail websites and offers programs that enable third parties to sell products on our websites.

Carnival Corp.	0.815826672123815	40.82	NYSE	CCL	1-9610	Cruise operators and cruise owners.

Johnson Controls Inc.	0.977292686016226	34.07	NYSE	JCI	1-5097	Building efficiency, automotive experience, and power solutions.

Nike Inc-CL B	0.604094186369132	60.60	NYSE	NKE	1-10635	Design, development and worldwide marketing of high quality footwear, apparel, equipment, and accessory products.

Starbucks Corp.	1.273655001880330	18.16	NASDAQ	SBUX	0-20322	Purchases and roasts high-quality whole bean coffees and sells them, along with other beverages.

Issuer	Initial No. of Shares	Initial Pricing Date Price (in dollars, rounded to the nearest $0.01)	Primary Exchange	Ticker Symbol	SEC File No.	Business

Best Buy Co. Inc.	0.665220824223537	46.97	NYSE	BBY	1-9595	Specialty retailer of consumer electronics, home-office products, entertainment software, appliances and related services.

Coach Inc.	0.623746400439324	30.45	NYSE	COH	1-16153	Offers luxury lifestyle accessories.

Macy’s Inc.	0.804834065082998	24.61	NYSE	M	1-13536	Operates department stores across the U.S

Staples Inc.	1.278789639460100	22.86	NASDAQ	SPLS	0-17586	Office products company.

Yum! Brands Inc.	0.923429930293519	34.08	NYSE	YUM	1-13163	Develops, operates, franchises and licenses a worldwide system of restaurants which prepare, package and sell a menu of competitively priced food items.

J.C. Penney Co. Inc.	0.469911028505738	49.08	NYSE	JCP	001-15274	Selling merchandise and services to consumers through its department stores and direct (Internet/catalog) channels.

Harley-Davidson Inc.	0.440692495611332	37.11	NYSE	HOG	1-9183

Designs, manufactures and sells at wholesale primarily heavyweight (engine displacement of 651+cc) touring, custom and performance motorcycles as well as a complete line of motorcycle parts, accessories, clothing and collectibles, provides wholesale and retail financing and insurance programs primarily to Harley-Davidson and Buell dealers and their retail customers.

Starwood Hotels & Resorts	0.396508124215573	45.57	NYSE	HOT	1-7959	Operates hotel and leisure companies.

Issuer	Initial No. of Shares	Initial Pricing Date Price (in dollars, rounded to the nearest $0.01)	Primary Exchange	Ticker Symbol	SEC File No.	Business

Marriott International-CL A	0.612122151474011	34.67	NYSE	MAR	1-13881

Develops, operates and franchises hotels and corporate housing properties under 13 separate brand names, develops, operates and markets timeshare, fractional ownership and whole ownership properties under four separate brand names and provides services to home/condominium owner associations.

Sears Holding Corp.	0.163330376346970	100.31	NASDAQ	SHLD	000-51217	Broadline retailer with department stores across the U.S.

Fortune Brands Inc.	0.253176346219969	64.33	NYSE	FO	1-9076	Engaged in the manufacture, production and sale of home and hardware products, spirits and wine and golf products.

Intl. Game Technology	0.575272976620780	45.42	NYSE	IGT	001-10684	Specializes in the design, manufacture, and marketing of computerized gaming equipment, systems and services.

TJX Companies Inc.	0.733804911896180	30.77	NYSE	TJX	1-4908	Off-price retailer of apparel and home fashions in the United States and worldwide.

Nordstrom Inc.	0.440845312205968	37.64	NYSE	JWN	001-15059	Fashion specialty retailers.

The Gap Inc.	0.906355222786189	19.77	NYSE	GPS	1-7562

Specialty retailer operating retail and outlet stores selling casual apparel, accessories, and personal care products for men, women and children under The Gap, Old Navy, Banana Republic, Piperlime, and Forth & Towne brands.

Limited Brands Inc.	0.656082391864304	18.12	NYSE	LTD	1-8344	Operates stores under separate brands including, Victoria’s Secret, Bath & Body Works and Apparel.

Issuer	Initial No. of Shares	Initial Pricing Date Price (in dollars, rounded to the nearest $0.01)	Primary Exchange	Ticker Symbol	SEC File No.	Business

Mattel Inc.	0.684108955320548	20.70	NYSE	MAT	001-05647	Designs, manufactures, and markets a broad variety of toy products worldwide through sales to its customers and directly to consumers.

Office Depot Inc.	0.627189867705122	14.17	NYSE	ODP	1-10948	Global supplier of office products and services.

Whirlpool Corp.	0.156005367577417	87.87	NYSE	WHR	1-3932	Manufacturer and marketer of major home appliances.

Eastman Kodak Co.	0.535876858523616	19.11	NYSE	EK	1-87	Imaging innovator, providing leading products and services to the photographic, graphic communications and healthcare markets.

Genuine Parts Co.	0.286031914066712	44.57	NYSE	GPC	1-5690	Service organization engaged in the distribution of automotive replacement parts, industrial replacement parts, office products and electrical/electronic materials.

IAC/InteractiveCorp.	0.447416425775317	21.92	NASDAQ	IACI	0-20570	Operates leading and diversified businesses in sectors being transformed by the internet, online and offline.

Newell Rubbermaid Inc.	0.513443382431050	22.46	NYSE	NWL	1-9608	Global marketer of consumer and commercial products that touch the lives of people where they work, live and play.

VF Corp.	0.157910481123879	80.09	NYSE	VFC	1-5256	Branded lifestyle apparel and related products.

Issuer	Initial No. of Shares	Initial Pricing Date Price (in dollars, rounded to the nearest $0.01)	Primary Exchange	Ticker Symbol	SEC File No.	Business

Abercrombie & Fitch Co-CL A	0.164563096877034	79.08	NYSE	ANF	1-12107

Specialty retailer that operates stores selling casual apparel, such as knit shirts, graphic t-shirts, jeans, woven shirts and personal care and other accessories for men, women and kids under the Abercrombie & Fitch, abercrombie, Hollister and RUEHL brands.

Apollo Group Inc-CL A	0.185172961606944	73.07	NASDAQ	APOL	0-25232	Education provider.

Autozone Inc.	0.088603061569960	115.60	NYSE	AZO	1-10714	Specialty retailer of automotive parts and accessories, with most sales to do-it-yourself customers.

Darden Restaurants Inc.	0.267805988213124	28.95	NYSE	DRI	1-13666	Operates casual dining restaurants.

Goodyear Tire & Rubber Co.	0.414540482382623	23.96	NYSE	GT	1-1927	Manufacturers of tires and rubber products, engaging in operations in most regions of the world.

H&R Block Inc.	0.562263190530768	18.79	NYSE	HRB	1-6089	Financial services company with subsidiaries providing tax, investment, mortgage, and accounting and business consulting services and products.

Tiffany & Co.	0.239616420389267	39.72	NYSE	TIF	1-9494	Sells timepieces, sterling silver goods, china, crystal, stationery, fragrances and personal accessories.

Wyndham Worldwide Corp.	0.337694110826660	22.56	NYSE	WYN	1-32876

Offering individual consumers and business-to-business customers a broad suite of hospitality products and services across various accommodation alternatives and price ranges through premier portfolio of world-renowned brands.

Issuer	Initial No. of Shares	Initial Pricing Date Price (in dollars, rounded to the nearest $0.01)	Primary Exchange	Ticker Symbol	SEC File No.	Business

Black & Decker Corp.	0.106360349866665	68.52	NYSE	BDK	1-1553	Global manufacturer and marketer of power tools and accessories, hardware and home improvement products, and technology-based fastening systems.

Family Dollar Stores	0.299938224178589	20.39	NYSE	FDO	1-6807

Operates a chain of general merchandise retail discount stores, providing primarily low to lower-middle income consumers with a wide range of competitively priced basic merchandise in convenient neighborhood stores.

Hasbro Inc.	0.323665547439074	26.30	NYSE	HAS	1-6682	Children’s and family leisure time and entertainment products and services, including the design, manufacture and marketing of games and toys.

Polo Ralph Lauren Corp.	0.100084681713612	64.73	NYSE	RL	001-13057	Design, marketing and distribution of premium lifestyle products including men’s, women’s and children’s apparel, accessories, fragrances and home furnishings.

The Stanley Works	0.163788826130878	48.86	NYSE	SWK	1-5224	Producer of tools for professional, industrial and consumer use and security products.

Autonation Inc.	0.356673931880453	15.45	NYSE	AN	0-13107	Automotive retailer in the United States.

Liz Claiborne Inc.	0.200617625438157	20.69	NYSE	LIZ	1-10689	Designs and markets an extensive portfolio of branded women’s and men’s apparel, accessories and fragrance products.

Radioshack Corp.	0.267530918342779	16.08	NYSE	RSH	1-5571	Engage in the retail sale of consumer electronics goods and services through RadioShack store chain and non-RadioShack branded kiosk operations.

Issuer	Initial No. of Shares	Initial Pricing Date Price (in dollars, rounded to the nearest $0.01)	Primary Exchange	Ticker Symbol	SEC File No.	Business

Brunswick Corp.	0.160763057557085	17.39	NYSE	BC	1-1043	Manufacturer and marketer of boats.

Big Lots Inc.	0.166814594704671	18.20	NYSE	BIG	1-8897	Broadline closeout retailer.

Circuit City Stores Inc.	0.362806971211845	4.91	NYSE	CC	1-5767	Specialty retailer of consumer electronics, home office products, entertainment software, and related services.

Dillards Inc-CL A	0.150463219078618	18.65	NYSE	DDS	1-6140	Apparel and home furnishing retailers.

Jones Apparel Group Inc.	0.177939642794173	15.57	NYSE	JNY	1-10746	Designer, marketer and wholesaler of branded apparel, footwear and accessories.

OfficeMax Inc.	0.131422271386971	23.86	NYSE	OMX	1-5057	Business-to-business and retail office products distribution.

Snap-On Inc.	0.086096869417929	49.61	NYSE	SNA	1-7724	Innovator, manufacturer and marketer of tools, diagnostics and equipment solutions for professional users.

Wendy’s International Inc.	0.135110245204186	23.35	NYSE	WEN	1-8116	Engaged in the business of operating, developing and franchising a system of distinctive quick-service restaurants serving high quality food.

PROSPECTUS SUPPLEMENT

(To Prospectus dated January 30, 2006)

AB SVENSK EXPORTKREDIT

(Swedish Export Credit Corporation)

(incorporated in Sweden with limited liability)

Medium-Term Notes, Series D

Due Nine Months or More from Date of Issue

We may offer an unlimited principal amount of notes. The following terms may apply to the notes, which we may sell from time to time. We may vary these terms and will provide the final terms for each offering of notes in a pricing supplement. If the information in a pricing supplement differs from the information contained in this prospectus supplement or the prospectus, you should rely on the information contained in the relevant pricing supplement.

•                  Fixed or floating interest rate. The floating interest rate formula may be based on:

•                  LIBOR

•                  Commercial Paper Rate

•                  Treasury Rate

•                  CD Rate

•                  Federal Funds Rate

•                  Any other rate specified in the relevant pricing supplement

•                  We may sell the notes as indexed notes or discount notes

•                  The notes may be subject to redemption at our option or repurchase at our option

•                  The notes will be in registered form and may be in book-entry or certificated form

•                  The notes will be denominated in U.S. dollars or other currencies

•                  U.S. dollar-denominated notes will be issued in denominations of U.S.$1,000 and integral multiples of U.S.$1,000

•                  The notes will not be listed on any securities exchange, unless otherwise indicated in the applicable pricing supplement

•                  We will make interest payments on the notes without deducting withholding or similar taxes imposed by Sweden

See “Risks Associated With Foreign Currency Notes and Indexed Notes” beginning on page S-7 to read about certain risks associated with foreign currency notes and indexed notes which you should consider before investing in the notes.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement or the related prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Deutsche Bank Securities	Goldman, Sachs & Co.

Lehman Brothers

Merrill Lynch & Co.	Morgan Stanley

This prospectus supplement is dated January 30, 2006.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement supplements the accompanying prospectus dated January 30, 2006 relating to our debt securities. If the information in this prospectus supplement differs from the information contained in the accompanying prospectus, you should rely on the information in this prospectus supplement.

You should read this prospectus supplement along with the accompanying prospectus. Both documents contain information you should consider when making your investment decision. You should rely only on the information provided or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone else to provide you with different information. We and the agents are offering to sell the notes and seeking offers to buy the notes only in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement and the accompanying prospectus is current only as of its date.

SUMMARY DESCRIPTION OF THE NOTES

This summary highlights information contained elsewhere in this prospectus supplement and in the prospectus. It does not contain all the information that you should consider before investing in the notes. You should carefully read the pricing supplement relating to the terms and conditions of a particular issue of notes along with this entire prospectus supplement and the prospectus.

Swedish Export Credit Corporation

We, Swedish Export Credit Corporation (or SEK), are a public stock corporation wholly owned by the Kingdom of Sweden through the Ministry of Foreign Affairs.

Our principal executive office is located at Västra Trädgårdsgatan 11B, 10327 Stockholm, Sweden and our telephone number is (+46) 8-613-8300.

The Notes

Issuer:	Swedish Export Credit Corporation

Agents:	Deutsche Bank Securities Inc. Goldman, Sachs & Co. Lehman Brothers Inc. Merrill Lynch, Pierce, Fenner & Smith Incorporated Morgan Stanley & Co. Incorporated

Trustee:	JP Morgan Trust Company, National Association

Paying Agent:	JP Morgan Trust Company, National Association, unless otherwise specified in the applicable pricing supplement

Amount:	We may offer an unlimited amount of notes.

Issue Price:	We may issue the notes at par, or at a premium over, or discount to, par and either on a fully paid or partly paid basis.

Maturities:	The notes will mature at least nine months from their date of issue.

Fixed Rate Notes:	Fixed rate notes will bear interest at a fixed rate.

Floating Rate Notes:	Floating rate notes will bear interest at a rate determined periodically by reference to one or more interest rate bases plus a spread or multiplied by a spread multiplier.

Indexed Notes:	Payments of principal or interest on indexed notes will be calculated by reference to a specific measure or index.

Discount Notes:	Discount notes are notes that are offered or sold at a price less than their principal amount and called discount notes in the applicable pricing supplement. They may or may not bear interest.

Redemption and Repayment:

If the notes are redeemable at our option (other than on the occurrence of the tax events described under “Description of Debt Securities—Optional Redemption Due to Changes in Swedish Tax Treatment” in the accompanying prospectus) or repayable at the option of the holder before maturity, the pricing supplement will specify:

• the initial redemption date on or after which we may redeem the notes or the repayment date or dates on which the holders may elect repayment of the notes;

• the redemption or repayment price or how this will be calculated; and

• the required prior notice to the holders or to us.

Status:

The notes will constitute our direct, unconditional and unsecured indebtedness and will rank equally in right of payment with all our unsecured and unsubordinated indebtedness. The notes will not be obligations of the Kingdom of Sweden.

Taxes:

Subject to certain exceptions, we will make all payments on the notes without withholding or deducting any taxes imposed by Sweden. For further information, see “Description of the Notes—Additional Amounts.”

Further Issues:

We may from time to time, without the consent of existing holders, create and issue notes having the same terms and conditions as any other outstanding notes offered pursuant to a pricing supplement in all respects, except for the issue date, issue price and, if applicable, the first payment of interest thereon. Additional notes issued in this manner will be consolidated with, and will form a single series with, any such other outstanding notes.

Listing:

We have not applied to list the notes on any securities exchange. However, we may apply to list any particular issue of notes on a securities exchange, as provided in the applicable pricing supplement. We are under no obligation to list any issued notes and may in fact not do so.

Stabilization:

In connection with issues of notes, a stabilizing manager or any person acting for the stabilizing manager may over-allot or effect transactions with a view to supporting the market price of the notes at a level higher than that which might otherwise prevail for a limited period after the issue date. However, there may be no obligation of the stabilizing manager or any agent of the stabilizing manager to do this. Any such stabilizing, if commenced, may be discontinued at any time, and must be brought to an end after a limited period. Such stabilizing shall be in compliance with all applicable laws, regulations and rules.

Governing Law:

The notes will be governed by, and construed in accordance with, New York law, except that matters relating to the authorization and execution of the notes by us will be governed by the law of Sweden. Furthermore, if the notes are at any time secured by property or assets in Sweden, matters relating to the enforcement of such security will be governed by the law of Sweden.

Purchase Currency:

You must pay for notes by wire transfer in the specified currency. You may ask an agent to arrange for, at its discretion, the conversion of U.S. dollars or another currency into the specified currency to enable you to pay for the notes. You must make this request on or before the fifth business day preceding the issue date, or by a later date if the agent allows. The agent will set the terms for each conversion and you will be responsible for all currency exchange costs.

Certain Risk Factors:	For information about risks associated with foreign currency notes and indexed notes, see “Risks Associated with Foreign Currency Notes and Indexed Notes” beginning on page S-7.

RISKS ASSOCIATED WITH FOREIGN CURRENCY

NOTES AND INDEXED NOTES

An investment in a foreign currency note or an indexed note entails significant risks that are not associated with an investment in a non-indexed note denominated in U.S. dollars. This section describes certain risks associated with investing in such notes. The applicable pricing supplement may describe additional risks. You should consult your financial and legal advisors about the risks of investing in the notes and the suitability of your investment in light of your particular situation. We disclaim any responsibility for advising you on these matters.

Fluctuations in currency exchange rates and the imposition of exchange controls could cause the U.S. dollar equivalent of any interest payments and/or principal payable at maturity of a foreign currency note or a currency indexed note to be lower than the U.S. dollar equivalent amount you paid to purchase the note.

In general, the currency markets can be extremely volatile. Significant changes in the rate of exchange between the U.S. dollar and the specified currency for a foreign currency note (or, in the case of a currency indexed note, the rate of exchange between the specified currency and the indexed currency or currencies or between two or more indexed currencies for such note) during the term of any foreign currency note or currency indexed note may significantly reduce the U.S. dollar equivalent value of any interest payable in respect of such note and, consequently, the U.S. dollar equivalent rate of return on the U.S. dollar equivalent amount you paid to purchase such note. Moreover, if at maturity the specified currency for such note has depreciated against the U.S. dollar (or, in the case of a currency indexed note, if significant changes have occurred in the rate of exchange between the specified currency and the indexed currency or currencies or between two or more indexed currencies for such note), the U.S. dollar equivalent value of the principal amount payable in respect of such note may be significantly less than the U.S. dollar equivalent amount you paid to purchase such note.

In certain circumstances such changes could result in a net loss to you on a U.S. dollar equivalent basis. If any currency indexed note is indexed to an indexed currency on a greater than one to one basis, the note will be leveraged and the percentage of the potential loss (or gain) to the investor as a result of the changes in exchange rates between currencies discussed above may be greater than the actual percentage of the change in the rate of exchange between the U.S. dollar and the currency or currencies in which the note is denominated or to which it is indexed.

Currency exchange rates are determined by, among other factors:

•                  changing supply and demand for a particular currency;

•                  trade, fiscal, monetary, foreign investment and exchange control programs and policies of governments;

•                  U.S. and foreign political and economic events and policies;

•                  restrictions on U.S. and foreign exchanges or markets;

•                  changes in balances of payments and trade;

•                  U.S. and foreign rates of inflation;

•                  U.S. and foreign interest rates; and

•                  currency devaluations and revaluations.

In addition, governments and central banks from time to time intervene, directly and by regulation, in the currency markets to influence prices and may, from time to time, impose or modify foreign exchange controls for a specified currency or indexed currency. Changes in exchange controls could affect exchange rates for a particular currency as well as the availability of a specified currency for making payments in respect of notes denominated in that currency.

We have no control over the factors that affect rates of exchange between currencies. In recent years, rates of exchange have been highly volatile and such volatility may be expected to continue in the future. Fluctuations in any particular exchange rate that have occurred in the past, however, are not necessarily indicative of fluctuations in the rate that may occur during the term of any note.

The information set forth above is directed to prospective purchasers of foreign currency notes and currency indexed notes that are residents of the United States. If you are a resident of a country other than the United States, you should consult your own financial and legal advisors with respect to any matters that may affect your purchase or holding of, or receipt of payments of any principal, premium or interest in respect of, foreign currency notes or currency indexed notes.

THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS DO NOT DESCRIBE ALL THE RISKS OF AN INVESTMENT IN FOREIGN CURRENCY NOTES OR CURRENCY INDEXED NOTES. AS A RESULT, YOU SHOULD ALSO CONSULT YOUR OWN FINANCIAL AND LEGAL ADVISORS AS TO THE RISKS, IN LIGHT OF YOUR PARTICULAR CIRCUMSTANCES, POSED BY AN INVESTMENT IN SUCH NOTES. SUCH NOTES ARE NOT AN APPROPRIATE INVESTMENT FOR PERSONS WHO ARE UNSOPHISTICATED WITH RESPECT TO FOREIGN CURRENCY TRANSACTIONS.

The pricing supplement relating to any foreign currency notes or currency indexed notes will contain information concerning historical exchange rates for the relevant specified currency or indexed currency against the U.S. dollar and a brief description of such currency and any exchange controls then in effect with respect to such currency.

If we are unable to make payments in the specified currency of a foreign currency note, you may experience losses due to exchange rate fluctuations.

Exchange controls may restrict or prohibit us from making payments of any principal, premium or interest in respect of any note in any currency or composite currency. Even if there are no actual exchange controls, it is possible that, on a payment date with respect to any particular note, the currency in which amounts then due in respect of such note are payable would not be available to us. In that event, we will make such payments in the manner set forth under “Description of the Notes—Payment of Principal and Interest”.

If we are required to make payment in respect of a note in a specified currency other than U.S. dollars and such currency is unavailable due to the imposition of exchange controls or other circumstances beyond our control or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions of or within the international banking community, then we will make all payments in respect of such note in U.S. dollars until such currency is again available or so used. Any amounts payable in such currency on any date will be converted by the exchange rate agent (which may be us, the trustee or a bank or financial institution we select) into U.S. dollars on the basis of the most recently available market exchange rate for such currency or as otherwise indicated in the applicable pricing supplement. Any payment made under such circumstances in U.S. dollars will not constitute an event of default under the indenture.

You may not be able to secure a foreign currency judgment in the United States.

The notes generally will be governed by, and construed in accordance with, the law of the New York. See “Description of Debt Securities—Governing Law” in the accompanying prospectus. Courts in the United States customarily have not rendered judgments for money damages denominated in any currency other than the U.S. dollar. The Judiciary Law of New York provides, however, that an action based upon an obligation denominated in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation and converted into U.S. dollars at the rate of exchange prevailing on the date of the entry of the judgment or decree.

An investment in indexed notes entails significant risks not associated with a similar investment in fixed or floating rate debt securities.

An investment in notes that are indexed, as to principal, premium, if any, and/or interest, to one or more currencies or composite currencies, including exchange rates and swap indices between currencies or composite currencies, commodities, commodity indices or baskets securities, or securities baskets or indices, interest rates or other indices or measures, either directly or inversely, entails significant risks that are not associated with investments in a conventional fixed rate or floating rate debt security.

These risks include the possibility that an index or indices may be subject to significant changes, that the resulting interest rate will be less than that payable on a conventional fixed or floating rate debt security issued by us at the same time, that the repayment of principal and/or premium, if any, can occur at times other than that expected by the investor, and that you, as the investor, could lose all or a substantial portion of principal and/or premium, if any, payable on the maturity date. These risks depend on a number of interrelated factors, including economic, financial and political events, over which we have no control.

Additionally, if the formula used to determine the amount of principal, premium, if any, and/or interest payable with respect to such notes contains a multiplier or leverage factor, the effect of any change in the applicable index or indices will be magnified. In recent years, values of certain indices have been highly volatile; such volatility in the past is not necessarily indicative, however, of fluctuations that may occur in the future.

Any optional redemption feature of any notes might affect their market value. Since we may be expected to redeem notes when prevailing interest rates are relatively low, an investor generally will not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate that is as high as the then-current interest rate on the notes.

The secondary market, if any, for indexed notes will be affected by a number of factors independent of our creditworthiness and the value of the applicable index or indices, including the complexity and volatility of the index or indices, the method of calculating the principal, premium, if any, and/or interest in respect of indexed notes, the time remaining to the maturity of such notes, the outstanding amount of such notes, any redemption features of such notes, the amount of other debt securities linked to such index or indices and the level, direction and volatility of market interest rates generally. Such factors also will affect the market value of indexed notes.

In addition, certain notes may be designed for specific investment objectives or strategies and, therefore, may have a more limited secondary market and experience more price volatility than conventional debt securities. Investors may not be able to sell such notes readily or at prices that will enable them to realize their anticipated yield. You should not purchase such notes unless you understand and are able to bear the risks that such notes may not be readily saleable, that the value of such notes will fluctuate over time and that such fluctuations may be significant.

Finally, our credit ratings may not reflect the potential impact of the various risks that could affect the market value of the notes. Accordingly, prospective investors should consult their own financial and legal advisors as to the risks an investment in the notes may entail and the suitability of the notes in light of their particular circumstances.

The pricing supplement relating to any note indexed to a commodity, commodity index, stock or stock index will contain information concerning the historical prices of the commodity or stock or the historical levels of the commodity or stock index underlying such note.

CURRENCY EXCHANGE INFORMATION

If you purchase any notes, you must pay for them by wire transfer in the currency we specify. If you are a prospective purchaser of foreign currency notes (that is, notes for which the currency we specify is other than U.S. dollars), you may ask the agent to arrange for, at its discretion, the conversion of U.S. dollars or another currency into the specified currency to enable you to pay for such foreign currency notes. You must make this request on or before the fifth business day preceding the issue date for such notes, or by a later date if the agent allows. The agent will perform each conversion on such terms and subject to such conditions, limitations and charges as such agent may from time to time establish in accordance with its regular foreign exchange practices. You will be responsible for any resulting currency exchange costs.

DESCRIPTION OF THE NOTES

The following description supplements the information contained in “Description of Debt Securities” in the prospectus. If the information in this prospectus supplement differs from the prospectus, you should rely on the information in this prospectus supplement. Because the information provided in a pricing supplement may differ from that contained in this prospectus supplement, you should rely on the pricing supplement for the final description of a particular issue of notes. The following description will apply to a particular issue of notes only to the extent that it is not inconsistent with the description provided in the applicable pricing supplement.

We will issue the notes under an indenture, dated as of August 15, 1991, between us and the predecessor in interest to JP Morgan Trust Company, National Association, as successor trustee, as supplemented by a first supplemental indenture dated as of June 2, 2004 and further supplemented by a second supplemental indenture dated as of January 30, 2006 (together, the “supplemental indentures”). Except where otherwise indicated or clear from the context, all references to the “indenture” are to the indenture as supplemented by the supplemental indentures. The information contained in this section and in the prospectus summarizes some of the terms of the notes and the indenture. This summary does not contain all of the information that may be important to you as a potential investor in the notes. You should read the indenture, each of the supplemental indentures and the forms of the notes before making your investment decision. We have filed copies of these documents with the Securities and Exchange Commission (the SEC) and we have filed or will file copies of these documents at the offices of the trustee and the other paying agents, if any.

General Terms of the Notes

The following are summaries of the material provisions of the indenture and the notes.

•                  The notes will constitute a single series of debt securities with an unlimited aggregate principal amount we will issue pursuant to the indenture. We have more fully described the indenture in the accompanying prospectus.

•                  We are offering the notes on a continuous basis through the agents identified on the cover page of this prospectus supplement.

•                  The notes will mature at least nine months from their issue dates.

•                  The notes may be subject to redemption prior to their maturity dates, as described under “—Redemption and Repurchase”.

•                  The notes will constitute our direct, unconditional and unsecured indebtedness and will rank equally in right of payment with all our unsecured and unsubordinated indebtedness. The notes will not be obligations of the Kingdom of Sweden.

•                  We will issue the notes in fully registered form only, without coupons.

•                  Unless otherwise specified, we will issue the notes in authorized denominations of U.S.$ 1,000 and integral multiples thereof (in the case of notes denominated in U.S. dollars). We will set forth the authorized denominations of foreign currency notes in the applicable pricing supplement;

•                  We expect to issue the notes initially in book-entry form, represented by a single global master note. Thereafter, the notes may be issued either in book entry form (represented by such master global note or one or more other global notes) or in certificated form. Except as we describe in the accompanying prospectus under the heading “—Description of Debt Securities—Global Securities,” we will not issue book-entry notes in exchange for certificated notes. See “—Form of the Notes—Book-Entry Notes” below. You may present certificated notes for registration of transfer or exchange at the office of the trustee (currently located at 153 West 51st Street, New York, NY 10019), or at such other office or agency of the trustee as we may designate for such purpose in the Borough of Manhattan, The City of New York.

The pricing supplement relating to a note will describe the following terms:

•                  the principal or face amount of such note;

•                  the currency we have specified for the note (and, if such specified currency is other than U.S. dollars, certain other terms relating to the note and the specified currency, including the authorized denominations of the note);

•                  the price (expressed as a percentage of the aggregate principal or face amount thereof) at which we will issue the note;

•                  the date on which we will issue the note;

•                  the maturity date for the note;

•                  if the note is a fixed rate note, the rate per annum at which the note will bear interest;

•                  if the note is a floating rate note, the initial interest rate, the formula or formulas by which interest on the note will be calculated thereafter, the dates on which we will pay interest and any other terms relating to the particular method and times for calculating the interest rate for such note;

•                  if the note is an indexed note, a description of the applicable index and the manner of determining the indexed principal amount and/or the indexed interest amount thereof (all as defined in the accompanying prospectus), together with other material information relevant to holders of such note;

•                  if the note is a discount note, the total amount of original issue discount, the amount of original issue discount allocable to the initial accrual period and the yield to maturity of such note;

•                  whether such note may be redeemed prior to its maturity date (other than as a result of a change in Swedish taxation as described under “ —Redemption and Repurchase”) and, if so, the provisions relating to redemption, including, in the case of a discount note or an indexed note, the information necessary to determine the amount due upon redemption;

•                  whether the note will be issued initially as a book-entry note or a certificated note; and

•                  any other material terms of the note.

Business Days

In this prospectus supplement, the term “business day” with respect to any note means any day, other than a Saturday or Sunday, that is a day on which:

(1)           commercial banks are generally open for business in The City of New York; and

(2)           (a) if such note is a foreign currency note and the specified currency in which such note is denominated is the euro, the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System or any successor system is open for business; and (b)  if such note is a foreign currency note and the specified currency in which the note is denominated is other than the euro, commercial banks are generally open for business in the financial center of the country issuing such currency;

and

(3)           if the note is an indexed note, commercial banks are generally open for business in such other place or places as may be set forth in the applicable pricing supplement; and

(4)           if the interest rate formula for the note is LIBOR, a London banking day. The term “London banking day” with respect to any note means any day on which dealings in deposits in the specified currency for such note are transacted in the London interbank market.

Discount Notes

Any of the notes we issue may be “discount notes”. A discount note is:

(A)                              a note, including any note having an interest rate of zero, that has a stated redemption price at maturity that exceeds its issue price by at least 0.25% of its principal or face amount, multiplied by the number of full years from the issue date to the maturity date for such note; and

(B)                                any other note that we designate as issued with original issue discount for United States federal income tax purposes.

Form of the Notes

The Depository Trust Company, or DTC, is under no obligation to perform or continue to perform the procedures described below, and it may modify or discontinue them at any time. Neither we nor the trustee will be responsible for DTC’s performance of its obligations under its rules and procedures. Additionally, neither we nor the trustee will be responsible for the performance by direct or indirect participants of their obligations under their rules and procedures.

We expect to issue the notes initially in the form of a single master global note in fully registered form, without coupons. The master global note will initially be registered in the name of a nominee (Cede & Co.) of DTC, as depositary. Except as set forth in the accompanying prospectus under “Book-Entry Procedures and Settlement,” the notes will not be issuable as certificated notes. For more information, see “—Book-Entry Notes” below.

Registered Notes.  Registered notes are payable to the order of and registered in the name of a particular person or entity. In the case of book-entry registered notes, the global security is registered in the name of a nominee of the applicable clearing system, and this nominee is considered the sole legal owner or holder of the notes for purposes of the indenture. Beneficial interests in a registered note and transfers of those interests are recorded by the security registrar.

Book-Entry Notes.  All book-entry notes with the same issue date and terms will be represented by one or more global securities (which may be the master global note) deposited with, or on behalf of, DTC, and registered in the name of DTC or its nominee (Cede & Co.). DTC acts as a depositary for, and holds the global securities on behalf of, certain financial institutions, called “participants”. These participants, or other financial institutions acting through them called “indirect participants”, will represent your beneficial interests in the global securities. They will record the ownership and transfer of your beneficial interests through computerized book-entry accounts, eliminating the need for physical movement of the notes. Book-entry notes will not be exchangeable for certificated notes and, except under the circumstances described below, will not otherwise be issued as certificated notes.

If you wish to purchase book-entry securities, you must either be a direct participant or make your purchase through a direct or indirect participant. Investors who purchase book-entry securities will hold them in an account at the bank or financial institution acting as their direct or indirect participant. Holding securities in this way is called holding in “street name”.

When you hold securities in street name, you must rely on the procedures of the institutions through which you hold your securities to exercise any of the rights granted to holders. This is because our legal obligations and those of the trustee run only to the registered owner of the global security, which will be the clearing system or its nominee. For example, once we and the trustee make a payment to the registered holder of a global security, neither we nor the trustee will be liable for the payment to you, even if you do not receive it. In practice, the clearing system will pass along any payments or notices it receives from us to its participants, which will pass along the payments to you. In addition, if you desire to take any action which a holder of the global security is entitled to take, then the clearing system would authorize the participant through which you hold your book-entry securities to take such action, and the participant would then either authorize you to take the action or would act for you on your instructions. The transactions between you, the participants and the clearing system will be governed by customer agreements, customary practices and applicable laws and regulations, and not by any of our or the trustee’s legal obligations.

As an owner of book-entry securities represented by a global security, you will also be subject to the following restrictions:

•                  you will not be entitled to (1) receive physical delivery of the securities in certificated form or (2) have any of the securities registered in your name, except under the circumstances described below under “—Certificated Notes”;

•                  you may not be able to transfer or sell your securities to some insurance companies and other institutions that are required by law to own their securities in certificated form; and

•                  you may not be able to pledge your securities in circumstances where certificates must be physically delivered to the creditor or the beneficiary of the pledge in order for the pledge to be effective.

Outside the United States, if you are a participant in either of Clearstream Banking, société anonyme (referred to as Clearstream Luxembourg) or Euroclear Bank, S.A./N.V. or its successor, as operator of the Euroclear System (referred to as Euroclear) you may elect to hold interests in global securities through such systems. Alternatively, you may elect to hold interests indirectly through organizations that are participants of such systems. Clearstream Luxembourg and Euroclear will hold interests on behalf of their participants through customers’ security accounts in the names of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the names of their respective depositaries, which we refer to as the U.S. depositaries, on the books of the DTC.

As long as the notes are represented by global securities, we will pay principal of and interest on such notes to or as directed by DTC as the registered holder of the global securities. Payments to DTC will be in immediately available funds by wire transfer. DTC, Clearstream Luxembourg or Euroclear, as applicable, will credit the relevant accounts of their participants on the applicable date.

DTC, Clearstream Luxembourg and Euroclear, respectively, advise as follows:

•                  As to DTC: DTC advises us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds issues of U.S. and non-U.S. equity, corporate and municipal debt securities deposited with it by its participants and facilitates the settlement of transactions among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of which (and/or their representatives) own DTC. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

•                  As to Clearstream Luxembourg: Clearstream Luxembourg has advised us that it was incorporated as a professional depositary under Luxembourg law. Clearstream Luxembourg is owned by Deutsche Börse AG.

Clearstream Luxembourg holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry changes in accounts of participants, thereby eliminating the need for physical movement of certificates. Clearstream Luxembourg provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Luxembourg interfaces with domestic markets in several countries. As a professional depositary, Clearstream Luxembourg is subject to regulation by the Luxembourg Monetary Institute. Clearstream Luxembourg participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Luxembourg participant either directly or indirectly.

Distributions with respect to notes held beneficially through Clearstream Luxembourg will be credited to cash accounts of Clearstream Luxembourg participants in accordance with its rules and procedures, to the extent received by or on behalf of Clearstream Luxembourg.

As a registered bank in Luxembourg, Clearstream Luxembourg is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream Luxembourg customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. In the United States, Clearstream Luxembourg customers are limited to securities brokers and dealers and banks, and may include the underwriters for the notes. Other institutions that maintain a custodial relationship with a Clearstream Luxembourg customer may obtain indirect access to Clearstream, Luxembourg. Clearstream Luxembourg is an indirect participant in DTC.

Distributions with respect to the notes held beneficially through Clearstream Luxembourg will be credited to cash accounts of Clearstream Luxembourg customers in accordance with its rules and procedures, to the extent received by Clearstream Luxembourg.

•                  As to Euroclear: Euroclear advises that it was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V., as operator of the Euroclear System (which we refer to as the Euroclear Operator), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation.

The Euroclear Operator conducts all operations, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear Clearance Systems S.C. On the other hand, Euroclear Clearance Systems S.C. establishes policy for

Euroclear on behalf of Euroclear Participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the “Terms and Conditions Governing Use of Euroclear” and the related “Operating Procedures” of the Euroclear System, and applicable Belgian law (we refer to these collectively as the Euroclear Terms and Conditions). The Euroclear Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear.

All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Euroclear Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

Distributions with respect to notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Euroclear Terms and Conditions, to the extent received by or on behalf of Euroclear.

Certificated Notes.  We will issue debt securities in fully registered certificated form in exchange for book-entry securities represented by a global security only under the circumstances described in the prospectus under “Description of Debt Securities—Global Securities”. If we do so, you will be entitled to have registered in your name, and have physically delivered to you, debt securities in certificated form equal to the amount of book-entry securities you beneficially own. If we issue certificated debt securities, they will have the same terms and authorized denominations as the global security.

Global Clearance and Settlement Procedures

You will be required to make your initial payment for the notes in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream Luxembourg customers and/or Euroclear participants will occur in the ordinary way in accordance with applicable rules and operating procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream Luxembourg or Euroclear participants, on the other, will be effected within DTC in accordance with DTC’s rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving notes in DTC, and making or receiving payment in accordance with normal procedures. Clearstream Luxembourg participants and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.

Because of time-zone differences, credits of notes received in Clearstream Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following DTC settlement date. Such credits, or any transactions in the notes settled during such processing, will be reported to the relevant Euroclear participants or Clearstream Luxembourg participants on that business day. Cash received in Clearstream Luxembourg or Euroclear as a result of sales of notes by or through a Clearstream Luxembourg participant or a Euroclear participant to a DTC participant will be received with value on the business day of settlement in DTC but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and they may discontinue the procedures at any time.

All information in this document on DTC, Clearstream Luxembourg and Euroclear is derived from DTC, Clearstream Luxembourg or Euroclear, as the case maybe, and reflects the policies of these organizations; these policies are subject to change without notice, or the indexed principal amount and /or indexed or indexed notes interest amount.

Paying Agents, Transfer Agents, Exchange Rate Agent and Calculation Agent

Until the notes are paid, we will maintain a paying agent and transfer agent in The City of New York. We have initially appointed the trustee to serve as our paying agent and transfer agent.

We will appoint an exchange rate agent to determine the exchange rate for converting payments on notes denominated in a currency other than U.S. dollars into U.S. dollars, where applicable. We have initially appointed the trustee to serve as our exchange rate agent. In addition, as long as any floating rate notes or indexed notes are outstanding, we will maintain a calculation agent for calculating the interest rate and interest payments, or indexed principal amount and/or indexed interest amount on the notes. We have initially appointed the trustee to serve as our calculation agent.

Payment of Principal and Interest

General

We will pay interest on registered notes (a) to the persons in whose names the notes are registered at the close of business on the record date or (b) if we are paying interest at maturity, redemption or repurchase, we will make this payment to the person to whom principal is payable. The regular record date for registered notes is the date 15 calendar days before the applicable interest payment date, whether or not a business day. If we issue notes between a record date and an interest payment date, we will pay the interest that accrues during this period on the next following interest payment date to the persons in whose names the notes are registered on the record date for that following interest payment date.

Book-Entry Notes

We will, through our paying agent, make payments of principal, premium, if any, and interest on book-entry notes by wire transfer to the clearing system or the clearing system’s nominee as the registered owner of the notes, which will receive the funds for distribution to the holders. We expect that the holders will be paid in accordance with the procedures of the clearing system and its participants. Neither we nor the paying agent will have any responsibility or liability for any of the records of, or payments made by, the clearing system or the clearing system’s nominee or common depositary.

Registered Certificated Notes

If we issue registered certificated notes, we will make payments of principal, premium, if any, and interest to you, as a holder, by wire transfer if:

•                  you own at least U.S.$ 10,000,000 aggregate principal amount or its equivalent of notes; and

•                  not less than 15 calendar days before the payment date, you notify the paying agent of your election to receive payment by wire transfer and provide it with your bank account information and wire transfer instructions.

If we do not pay interest by wire transfer for any reason, we will, subject to applicable laws and regulations, mail a check to you on or before the due date for the payment at your address as it appears on the security register mailed on the applicable record date.

Payment Currency

We will pay any principal, premium or interest in respect of a note in the currency we have specified for such note. In the case of a foreign currency note, the exchange rate agent will arrange to convert all payments in respect of such note into U.S. dollars in the manner described in the next paragraph. However, if U.S. dollars are not available for making payments due to the imposition of exchange controls or other circumstances beyond our control, then the holder of such note will receive payments in such specified currency until U.S. dollars are again available for making such payments. Notwithstanding the foregoing, the holder of a foreign currency note may (if we so indicate in the applicable pricing supplement and note) elect to receive all payments in respect of such note in the specified currency for such note by delivery of a written notice to the trustee not later than 15 calendar days prior to the applicable payment date. The holder’s election generally will remain in effect until revoked by written notice to the trustee received not later than 15 calendar days prior to the applicable payment date. The holder’s election may not be effective under certain circumstances as described below under “Risks Associated with Foreign Currency Notes and Indexed Notes—If we are unable to make payments in the specified currency of a foreign currency note, you may experience losses due to exchange rate fluctuations.”

In the case of a foreign currency note, the exchange rate agent will determine the amount of any U.S. dollar payment in respect of such note based on the following exchange rate: the highest firm bid quotation expressed in U.S. dollars, for the foreign or composite currency in which such note is denominated, received by the exchange rate agent at approximately 11:00 a.m., New York City time, on the second business day preceding the applicable payment date (or, if no such rate is quoted on such date, the last date on which such rate was quoted), from three (or, if three are not available, then two) recognized foreign exchange dealers in The City of New York, for the purchase by the quoting dealer, for settlement on such payment date, of the aggregate amount of the specified currency for such note payable on such payment date in respect of all notes denominated in such specified currency. If no such bid quotations are available, we will make such payments in such specified currency, unless such specified currency is unavailable due to the imposition of exchange controls or to other circumstances beyond our control, in which case we will make such payments as described above under “Risks Associated with Foreign Currency Notes and Indexed Notes—If we are unable to make payments in the specified currency of a foreign currency note, you may experience losses due to exchange rate fluctuations”.

All currency exchange costs will be borne by the holders of foreign currency notes by deductions from such payments. Any of the foreign exchange dealers submitting quotes to the exchange rate agent which may be one of the agents soliciting orders for the notes or an affiliate of such an agent. All determinations that the exchange rate agent makes, after being confirmed by us, will be binding unless they are clearly wrong.

If the principal of any discount note is declared to be due and payable immediately due to the occurrence of an event of default, the amount of principal due and payable with respect to such note shall be the issue price of such note plus the amount of original issue discount amortized from the issue date of such note to the date of declaration. Such amortization shall be calculated using the “interest method” (computed in accordance with U.S. generally accepted accounting principles in effect on the date of declaration).

Interest Rates

General

The interest rate on the notes will not be higher than the maximum rate permitted by New York law, currently 25% per year on a simple interest basis. This limit may not apply to notes in which U.S.$ 2,500,000 or more has been invested. Interest payments on the notes will generally include interest accrued from and including the issue date or the last interest payment date to but excluding the following interest payment date or the date of maturity, redemption or repurchase. Each of these periods is called an interest period.

The relevant pricing supplement will specify the day count fraction applicable to the calculation of payments due on the notes:

•                  if “1/1” is specified, the relevant payment will be calculated on the basis of 1;

•                  if “actual/365”, “act/365”, “A/365”, “actual/actual” or “act/act” is specified, the relevant payment will be calculated on the basis of the actual number of days in the period in respect of which payment is being made divided by 365 (or, if any portion of that calculation period falls in a leap year, the sum of (i) the actual number of days in that portion of the period falling in a leap year divided by 366 and (ii) the actual number of days in that portion of the calculation period falling in a non-leap year divided by 365);

•                  if “actual/365 (fixed)”, “act/365 (fixed)”, “A/365 (fixed)” or “A/365F” is specified, the relevant payment will be calculated on the basis of the actual number of days in the calculation period in respect of which payment is being made divided by 365;

•                  if “actual/360”, “act/360” or “A/360” is specified, the relevant payment will be calculated on the basis of the actual number of days in the calculation period in respect of which payment is being made divided by 360;

•                  if “30/360”, “360/360” or “bond basis” is specified, the relevant payment will be calculated on the basis of the number of days in the calculation period in respect of which payment is being made divided by 360 (the number of days to the calculated on the basis of a year of 360 days with 12 30-day months (unless (i) the last day of the calculation period is the 31st day of a month but the first day of the calculation period is a day other than the 30th or 31st day of a month, in which case the month that includes that last day shall not be considered to be shortened to a 30-day month or (ii) the last day of the calculation period is the last day of the month of February, in which case the month of February shall not be considered to be lengthened to a 30-day month)); and

•                  if “30E/360” or “eurobond basis” is specified, the relevant payment will be calculated on the basis of the number of days in the calculation period in respect of which payment is being made divided by 360 (the number or days to be calculated on the basis of a year of 360 days with 12 30-day months, without regard to the date of the first day or last day of the calculation period unless, in the case of the final calculation period, the maturity date is the last day of the month of February, in which case the month of February shall not be considered to be lengthened to a 30-day month).

Unless otherwise specified in the relevant pricing supplement, interest on fixed rate notes will be calculated on a 30/360 basis.

The relevant pricing supplement will also specify the relevant business day convention applicable to the calculation of payments due on the notes. The term “business day convention” means the convention for adjusting any relevant date if it would otherwise fall on a day that is not a business day. The following terms, when used in conjunction with the term “business day convention” and a date, shall mean that an adjustment will be made if that date would otherwise fall on a day that is not a business day so that:

•                  if “following” is specified, that date will be the first following day that is a business day;

•                  if “modified following” or “modified” is specified, that date will be the first following day that is a business day unless that day falls in the next calendar month, in which case that date will be the first preceding day that is a business day; and

•                  if “preceding” is specified, that date will be the first preceding day that is a business day.

Fixed Rate Notes

Unless otherwise specified in the applicable pricing supplement, each fixed rate note will bear interest from its issue date at the rate per annum (which may be zero) stated on the face of the note until the principal amount of the note is paid or made available for payment. Unless otherwise specified in the applicable pricing supplement, we will pay interest on each fixed rate note semiannually in arrears on each March 15 and September 15 and at maturity. Each payment of interest on a fixed rate note in respect of an interest payment date shall include interest accrued through the day before such interest payment date.

If we are required to make a payment required in respect of a fixed rate note on a date that is not a business day for such note, we need not make the payment on such date, but may make it on the first succeeding business day with the same force and effect as if we had made it on such date, and no additional interest shall accrue as a result of such delayed payment.

Floating Rate Notes

Each floating rate note will bear interest during each interest reset period (as defined below) based on the interest rate formula for such note. The pricing supplement for a floating rate note may specify an interest rate for the first interest period. This formula is generally composed of the following:

•                  a base interest rate with a specified maturity called the index maturity, e.g., three months, six months, etc.;

•                  plus or minus a spread measured in basis points with one basis point equal to 1/100 of a percentage point; or

•                  multiplied by a spread multiplier measured as a percentage.

The applicable pricing supplement will specify the base rate, the index maturity and the spread or spread multiplier. The pricing supplement may also specify a maximum (ceiling) or minimum (floor) interest rate limitation. The calculation agent (which will initially be the trustee) will use the interest rate formula, taking into account any maximum or minimum interest rate, to determine the interest rate in effect for each interest period. All determinations made by the calculation agent will be binding unless they are clearly wrong.

We may issue floating rate notes with the following base rates:

•                  LIBOR;

•                  Commercial Paper Rate;

•                  Treasury Rate;

•                  CD Rate;

•                  Federal Funds Rate; or

•                  any other rate specified in the relevant pricing supplement.

The applicable pricing supplement will also specify the following with respect to each floating rate note:

•                  the dates as of which the calculation agent will determine the interest rate for each interest period (referred to as the interest determination date);

•                  the frequency with which the interest rate will be reset, i.e., daily, weekly, monthly, quarterly, semiannually or annually;

•                  the dates on which the interest rate will be reset (referred to as the interest reset date), i.e., the first day of each new interest period, using the interest rate that the calculation agent determined on the interest determination date for that interest period;

•                  the interest payment dates; and

•                  if already determined, the initial interest rate in effect from and including the issue date to but excluding the first interest reset date.

Unless otherwise specified in the applicable pricing supplement, the date or dates on which interest will be reset will be as follows:

•                  in the case of notes that reset daily, each business day;

•                  in the case of notes, other than those whose base rate is the Treasury Rate, that reset weekly, the Wednesday of each week;

•                  in the case of notes whose base rate is the Treasury Rate that reset weekly, the Tuesday of each week (except as provided below);

•                  in the case of notes that reset monthly, the third Wednesday of each month;

•                  in the case of notes that reset quarterly, the third Wednesday of March, June, September and December;

•                  in the case of notes that reset semi-annually, the third Wednesday of the two months of each year specified in the applicable pricing supplement; and in the case of notes that reset annually, the third Wednesday of the month of each year specified in the applicable pricing supplement;

with the following two exceptions:

•                  the interest rate in effect from the date of issue to the first interest reset date will be the initial interest rate; and

•                  the interest rate in effect for the 10 days immediately prior to the maturity date will be that in effect on the tenth day preceding the maturity date.

Determination of Reset Interest Rates

The interest rate applicable to each period commencing on the respective interest reset date (the “interest reset period”) will be the rate determined as of the applicable interest determination date defined below on or prior to the calculation date.

Unless otherwise specified in the applicable pricing supplement, the “interest determination date” with respect to an interest reset date for:

•                  notes for which the base rate is LIBOR, the second London banking day before the interest reset date unless the designated LIBOR currency is pounds sterling, in which case the interest determination date will be the applicable interest reset date;

•                  notes for which the base rate is the CD Rate, Commercial Paper Rate or Federal Funds Rate, will be the second business day before the interest reset date; and

•                  notes for which the base rate is the Treasury Rate, the day of the week in which that interest reset date falls on which treasury bills (as defined below under “—Treasury Rate”) are normally auctioned. Treasury bills are normally sold at auction on the Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, but is sometimes held on the preceding Friday. If as a result of a legal holiday a treasury bill auction is held on the Friday of the week preceding an interest reset date, the related interest determination date will be the preceding Friday; and if an auction falls on any interest reset date, then the interest reset date instead will be the first business day following the auction.

The interest determination date pertaining to a floating rate note the interest rate of which is determined with reference to two or more base rates will be the first business day which is at least two business days prior to the interest reset date for that floating rate note on which each base rate is determined. Each base rate will be determined on that date and the applicable interest rate will take effect on the related interest reset date.

The interest rate in effect with respect to a floating rate note on each day that is not an interest reset date will be the interest rate determined as of the interest determination date for the immediately preceding interest reset date. The interest rate in effect on any day that is an interest reset date will be the interest rate determined as of the interest determination date for that interest reset date, subject in each case to any applicable law and maximum or minimum interest rate limitations. However, the interest rate in effect with respect to a floating rate note for the period from its original issue date to the first interest reset date, to which we refer as the “initial interest rate,” will be determined as specified in the applicable pricing supplement.

Interest Payment Dates

Unless otherwise specified in the applicable pricing supplement, the date or dates on which interest will be payable are as follows:

•                  in the case of notes that reset daily, weekly or monthly, on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year, as specified in the applicable pricing supplement;

•                  in the case of notes that reset quarterly, on the third Wednesday of March, June, September, and December of each year;

•                  in the case of notes that reset semi-annually, on the third Wednesday of the two months of each year specified in the applicable pricing supplement; and

•                  in the case of notes that reset annually, on the third Wednesday of the month specified in the applicable pricing supplement.

If any interest payment date, other than one that falls on the maturity date or on a date for earlier redemption or repurchase, or interest reset date for a floating rate note would fall on a day that is not a business day, the interest payment date or interest reset date will instead be the next business day, unless the notes are LIBOR notes and that business day falls in the next month, in which case the interest payment date or the interest reset date will be the preceding business day. If any payment on a floating rate note is due on the maturity date or upon earlier redemption or repurchase and that date is not a business day, the payment will be made on the next business day. In addition, if any payment on a floating rate note is due on a date that is not a business day in the relevant place of payment, we will make the payment on the next business day in that place of payment and no additional interest will accrue as a result of this delay. We will treat these payments as if they were made on the due date.

Accrued Interest

Except as specified in the applicable pricing supplement, the calculation agent will calculate the accrued interest payable on floating rate notes for any interest period by multiplying the principal amount of the note by an accrued interest factor, which will equal the interest rate for the interest period times the relevant day count. If the interest rate varies during the period, the accrued interest factor will equal the sum of the interest factors for each day in the interest period. The calculation agent will compute the interest factors for each day by dividing the interest rate applicable to that day by 360, 365 or 366, depending on the day count fraction.

The calculation agent will round all percentages resulting from any interest rate calculation to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward. For example, the calculation agent will round 9.876545%, or .09876545, to 9.87655% or .0987655. The calculation agent will also round all specified currency amounts used in or resulting from any interest rate calculation to the nearest one-hundredth of a unit, with .005 of a unit being rounded upward.

Calculation Agent

Unless otherwise specified in the applicable pricing supplement, the trustee will act as calculation agent for the floating rate notes. If you are the holder of a floating rate note, you may ask the calculation agent to provide you with the current interest rate and, if it has been determined, the interest rate that will be in effect on the next interest reset date. The calculation agent will also notify us, each paying agent and the registered holders, if any, of the following information for each interest period (except for the initial interest period if this information is specified in the applicable pricing supplement):

•                  the interest rate in effect for the interest period;

•                  the number of days in the interest period;

•                  the next interest payment date; and

•                  the amount of interest that we will pay for a specified principal amount of notes on that interest payment date.

The calculation agent will generally provide this information by the first business day of each interest period, unless the terms of a particular series of notes provide that the calculation agent will calculate the applicable interest rate on a calculation date after that date, in which case the calculation agent will provide this information by the first business day following the applicable calculation date.

Base Rates

LIBOR.  Unless otherwise specified in the applicable pricing supplement, “LIBOR” means the rate determined by the calculation agent in accordance with the following provisions:

(a)                                  For an interest determination date relating to any floating rate note for which LIBOR is an applicable base rate, to which we refer as a “LIBOR interest determination date,” LIBOR will be either:

—                                   if “LIBOR Reuters” is specified in the applicable pricing supplement, the arithmetic mean of the offered rates, unless the Designated LIBOR page, as defined below, by its terms provides only for a single rate, in which case that single rate shall be used, for deposits in the designated LIBOR currency having the index maturity specified in the applicable pricing supplement, commencing on the applicable interest reset date, that appear, or, if only a single rate is required as aforesaid, appears, on the designated LIBOR page as of 11:00 a.m., London time, on that LIBOR interest determination date,

or

—                                   if “LIBOR Telerate” is specified in the applicable pricing supplement or if neither “LIBOR Reuters” nor “LIBOR Telerate” is specified in the applicable pricing supplement as the method for calculating LIBOR, the rate for deposits in the designated LIBOR currency having the index maturity specified in the applicable pricing supplement commencing on that interest reset date, that appears on the Designated LIBOR page as of 11:00 a.m., London time, on that LIBOR interest determination date.

If fewer than two offered rates appear, or no rate appears, as applicable, LIBOR in respect of that LIBOR interest determination date will be determined as if the parties had specified the rate described in clause (b) below.

(b)                                 For a LIBOR interest determination date on which fewer than two offered rates appear, or no rate appears, as the case may be, on the designated LIBOR page as specified in clause (a) above, the calculation agent will request the principal London offices of each of four major reference banks, which may include one or more of the agents or their affiliates, in the London interbank market, as selected by the calculation agent, after consultation with us, to provide its offered quotation for deposits in the designated LIBOR currency for the period of the index maturity specified in the applicable pricing supplement, commencing on the applicable interest reset date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that LIBOR interest determination date and in a principal amount that is representative for a single transaction in the designated LIBOR currency in that market at that time.

•                       If the reference banks provide at least two such quotations, then LIBOR for that LIBOR interest determination date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, then LIBOR for that LIBOR interest determination date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., in the applicable principal financial center, as defined below, on that LIBOR interest determination date by three major banks, which may include one or more of the agents or their affiliates, in that principal financial center selected by the calculation agent, after consultation with us, for loans in the designated LIBOR currency to leading European banks, having the index maturity specified in the applicable pricing supplement and in a principal amount that is representative for a single transaction in that designated LIBOR currency in that market at that time.

•                       If the banks selected by the calculation agent are not quoting as set forth above, LIBOR with respect to that LIBOR interest determination date will be LIBOR for the immediately preceding interest reset period, or if there was no interest reset period, the rate of interest payable will be the initial interest rate.

“Designated LIBOR currency” means the currency specified in the applicable pricing supplement as to which LIBOR will be calculated. If no such currency is specified in the applicable pricing supplement, the designated LIBOR currency shall be U.S. dollars.

“Designated LIBOR page” means

•                  if “LIBOR Reuters” is specified in the applicable pricing supplement, the display on the Reuters Monitor Money Rates Service, or any successor service, on the page specified in the applicable pricing supplement, or any successor page on that service, for the purpose of displaying the London interbank rates of major banks for the designated LIBOR currency; or

•                  if “LIBOR Telerate” is specified in the applicable pricing supplement or if neither “LIBOR Reuters” nor “LIBOR Telerate” is specified in the applicable pricing supplement as the method for calculating LIBOR, the display on MoneyLine Telerate, Inc., or any successor service, for the purpose of displaying the London interbank rates of major banks for the designated LIBOR currency.

“Principal financial center” means the capital city of the country to which the designated LIBOR currency relates (or the capital city of the country issuing the specified currency, as applicable), except that with respect to U.S. dollars, Australian dollars, Canadian dollars, South African rand and Swiss francs, the “principal financial center” means The City of New York, Sydney, Toronto, Johannesburg and Zurich, respectively, and with respect to euros the principal financial center means the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System or any successor system.

Commercial Paper Rate.  Unless otherwise specified in the applicable pricing supplement, “commercial paper rate” means, for any interest determination date relating to any floating rate note for which the commercial paper rate is an applicable base rate, to which we refer as a “commercial paper rate interest determination date,” the money market yield on that date of the rate for commercial paper having the index maturity specified in the applicable pricing supplement as published in H.15(519) under the caption “Commercial Paper—Nonfinancial”. If the commercial paper rate cannot be determined as described above, the following procedures will apply:

•                  If the rate described above is not published by 3:00 p.m., New York City time, on the relevant calculation date, then the commercial paper rate will be the money market yield of the rate on that commercial paper rate interest determination date for commercial paper of the specified index maturity as published in H.15 Daily Update, or in another recognized electronic source used for the purpose of displaying the applicable rate, under the caption “Commercial Paper—Nonfinancial”.

•                  If by 3:00 p.m., New York City time, on the calculation date, the rate described is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source, the commercial paper rate for the applicable commercial paper rate interest determination date will be calculated by the calculation agent and will be the money market yield of the arithmetic mean of the offered rates (quoted on a bank discount basis), as of 11:00 a.m., New York City time, on that commercial paper rate interest determination date of three leading dealers of U.S. dollar commercial paper in The City of New York, which may include one or more of the agents or their affiliates, selected by the calculation agent, after consultation with us, for commercial paper of the index maturity specified in the applicable pricing supplement placed for a non-financial issuer whose bond rating is “Aa,” or the equivalent, from a nationally recognized statistical rating agency.

•                  If the dealers selected as described above by the calculation agent are not quoting as set forth above, the commercial paper rate with respect to that commercial paper rate interest determination date will be the commercial paper rate in effect for the immediately preceding interest reset period, or if there was no interest reset period, the rate of interest payable will be the initial interest rate.

“Money market yield” means the yield, expressed as a percentage, calculated in accordance with the following formula:

Money market yield =	360 x D	x 100
360 – (D x M)

where “D” is the annual rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and “M” is the actual number of days in the applicable interest period.

Treasury Rate Notes.  Unless otherwise specified in the applicable pricing supplement, “treasury rate” means, with respect to any interest determination date relating to any floating rate note for which the treasury rate is an applicable base rate, to which we refer as a “treasury rate interest determination date,” the rate from the auction held on such treasury rate interest determination date of direct obligations of the United States, or “treasury bills,” having the index maturity specified in the applicable pricing supplement under the caption “INVESTMENT RATE” on the display on MoneyLine Telerate, Inc. or any successor service, on page 56, or any other page as may replace that page on that service, to which we refer as “Telerate page 56,” or page 57, or any other page as may replace that page on that service, or “Telerate page 57”. If the treasury rate cannot be determined in this manner, the following procedures will apply:

•                  If the rate described above is not so published by 3:00 p.m., New York City time, on the related calculation date, the bond equivalent yield of the rate for those treasury bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying that rate, under the caption “U.S. Government Securities/Treasury Bills/Auction High,” will be the treasury rate.

•                  If the rate described in the prior paragraph is not so published by 3:00 p.m., New York City time, on the related calculation date, the bond equivalent yield, as defined below, of the auction rate of such treasury bills as announced by the U.S. Department of the Treasury.

•                  If the auction rate described in the prior paragraph is not so announced by the U.S. Department of the Treasury, or if no such auction is held, then the treasury rate will be the bond equivalent yield of the rate on that treasury rate interest determination date of treasury bills having the index maturity specified in the applicable pricing supplement as published in H.15(519) under the caption “U.S. Government Securities/Treasury Bills/Secondary Market” or, if not yet published by 3:00 p.m., New York City time, on the related calculation date, the rate on that treasury rate interest determination date of those treasury bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying that rate, under the caption “U.S. Government Securities/Treasury Bills/Secondary Market”.

•                  If the rate described in the prior paragraph is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source, then the treasury rate will be calculated by the calculation agent and will be the bond equivalent yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on that treasury rate interest determination date, of three leading primary United States government securities dealers, which may include one or more of the agents or their affiliates, selected by the calculation agent, after consultation with the Company, for the issue of treasury bills with a remaining maturity closest to the index maturity specified in the applicable pricing supplement.

•                  If the dealers selected as described above by the calculation agent are not quoting as set forth above, the treasury rate with respect to that treasury rate interest determination date will be the treasury rate for the immediately preceding interest reset period, or if there was no interest reset period, the rate of interest payable will be the initial interest rate.

“Bond equivalent yield” means a yield, expressed as a percentage, calculated in accordance with the following formula:

Bond equivalent yield =	D x N
360 – (D x M)

where “D” is the applicable per annum rate for treasury bills quoted on a bank discount basis, “N” refers to 365 or 366, as the case may be, and “M” is the actual number of days in the applicable interest reset period.

CD Rate.  Unless otherwise specified in the applicable pricing supplement, CD rate means, with respect to any interest determination date relating to any floating rate note for which the CD rate is an applicable base rate, which date we refer to as a “CD rate interest determination date,” the rate on that date for negotiable U.S. dollar certificates of deposit having the index maturity specified in the applicable pricing supplement as published in H.15(519), as defined below, under the heading “CDs (Secondary Market)”. If the CD rate cannot be determined in this manner, the following procedures will apply:

•                  If the rate described above is not published by 3:00 p.m., New York City time, on the relevant calculation date, then the CD rate will be the rate on that CD rate interest determination date for negotiable U.S. dollar certificates of deposit having the specified index maturity as published in H.15 Daily Update, as defined below, or other recognized electronic sources used for the purpose of displaying the applicable rate, under the caption “CDs (Secondary Market)”.

•                  If by 3:00 p.m., New York City time, on the applicable calculation date, that rate is not published in either H.15(519), H.15 Daily Update or another recognized electronic source, the CD rate for that CD rate interest determination date will be calculated by the calculation agent and will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on that CD rate interest determination date, of three leading non-bank dealers in negotiable U.S. dollar certificates of deposit in The City of New York, which may include one or more of the agents or their affiliates, selected by the calculation agent, after consultation with us, for negotiable U.S. dollar certificates of deposit of major U.S. money market banks for negotiable certificates of deposit with a remaining maturity closest to the index maturity specified in the applicable pricing supplement in an amount that is representative for a single transaction in that market at that time.

•                  If the dealers selected as described above by the calculation agent are not quoting rates as set forth above, the CD rate for that CD interest rate determination date will be the CD rate in effect for the immediately preceding interest reset period, or if there was no interest reset period, then the rate of interest payable will be the initial interest rate.

“H.15(519)” means the weekly statistical release designated “Statistical Release H.15(519), Selected Interest Rates,” or any successor publication, published by the Board of Governors of the Federal Reserve System.

“H.15 Daily Update” means the daily update of H.15(519), available through the world-wide-web site of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/update, or any successor site or publication. All references to this website are inserted as inactive textual references to the “uniform resource locator,” or “URL,” and are for your informational reference only. Information on that website is not incorporated by reference in this prospectus supplement or the accompanying prospectus.

Federal Funds Rate.  Unless otherwise specified in the applicable pricing supplement, “federal funds rate” means, with respect to any interest determination date relating to any floating rate note for which the federal funds rate is an applicable base rate, to which we refer as a “federal funds rate interest determination date,” the rate on that date for United States dollar federal funds as published in H.15(519) under the heading “Federal Funds (Effective)” as that rate is displayed on MoneyLine Telerate, Inc., or any successor service, on page 120, or any other page as may replace that page on that service, to which we refer as “Telerate page 120”. If the federal funds rate cannot be determined in this manner, the following procedures will apply.

•                  If the rate described above does not appear on Telerate page 120 by 3:00 p.m., New York City time, on the related calculation date, then the federal funds rate will be the rate on that federal funds rate interest determination date for United States dollar federal funds as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying that rate, under the caption “Federal Funds (Effective)”.

•                  If the rate described above does not appear on Telerate page 120 or is not yet published in H.15(519), H.15 Daily Update or another electronic source by 3:00 p.m., New York City time, on the related calculation date, then the federal funds rate for that federal funds rate interest determination date will be calculated by the calculation agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in The City of New York, which may include one or more of the agents or their affiliates, selected by the calculation agent, after consultation with us, prior to 9:00 a.m., New York City time, on that federal funds rate interest determination date.

•                  If the brokers selected as described above by the calculation agent are not quoting as set forth above, the federal funds rate with respect to that federal funds rate interest determination date will be the federal funds rate for the immediately preceding interest reset period, or if there was no interest reset period, the rate of interest payable will be the initial interest rate.

Indexed Notes

We may offer indexed notes according to which the principal and/or interest is determined by reference to an index relating to:

•                  Securities of one or more issuers;

•                  the rate of exchange between the specified currency of the note and one or more other currencies or composite currencies, called the indexed currencies;

•                  the price of one or more commodities, called the indexed commodities, on specified dates;

•                  any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance described in the applicable pricing supplement; or

•                  one or more indices or baskets of the items described above.

The pricing supplement will describe how interest and principal payments on indexed notes will be determined. It will also include historical and other information about the index or indices and information about the U.S. tax consequences to the holders of indexed notes.

Amounts payable on an indexed note will be based on the face amount of the note. The pricing supplement will describe whether the principal amount that we will pay you on redemption or repayment before maturity would be the face amount, the principal amount at that date or another amount.

If a third party is responsible for calculating or announcing an index for certain indexed notes and that third party stops calculating or announcing the index, or changes the way that the index is calculated in a way not permitted in the pricing supplement, then the index will be calculated by an independent determination agent named in the pricing supplement. If no independent agent is named, then we will calculate the index. If neither the determination agent nor we can calculate the index in the same way and under the same conditions as the original third party, then the principal or interest on the notes will be determined as described in the pricing supplement. All calculations that we or the independent determination agent make will be binding unless they are clearly wrong.

If you purchase an indexed note, the applicable pricing supplement will include information about the relevant index, about how amounts that are to become payable will be determined by reference to the price or value of that index and about the terms on which amounts payable on the note may be settled physically or in cash. The pricing supplement will also identify the calculation agent that will calculate the amounts payable with respect to the indexed debt security and may exercise significant discretion in doing so. An investment in indexed notes may entail significant risks. See “Risks Associated With Foreign Currency Notes and Indexed Notes—Indexed Notes.”

European Monetary Union

On January 1, 1999, the European Union introduced the single European currency known as the euro in the 11 (now 12) participating member states of the European Monetary Union. A participating member state is a member state of the European Union that has adopted the euro as its legal currency according to the Treaty of Rome of March 25, 1957, as amended by the Single European Act of 1986 and the Treaty on European Union, signed in Maastricht on February 1, 1992. During a transition period from January 1, 1999 to December 31, 2001, the former national currencies of those 12 participating member states continued to be legal tender in their country of issue, at rates irrevocably fixed on December 3, 1998. As of the date of this prospectus supplement, Sweden does not participate in the single currency.

The European Union completed the final stage of its economic and monetary union on January 1, 2002, when euro notes and coins became available and participating member states withdrew their national currencies. It is not possible to predict how the European Monetary Union may affect the value of the notes or the rights of holders. You are responsible for informing yourself about the effects of European Monetary Union on your investment.

If so specified in the applicable pricing supplement, we may at our option, and without the consent of the holders of the notes or any coupons or the need to amend the notes or the indenture, redenominate the notes issued in the currency of a country that subsequently participates in the final stage of the European Monetary Union, or otherwise participates in the European Monetary Union in a manner with similar effect to such final stage, into euro. The provisions relating to any such redenomination will be contained in the applicable pricing supplement.

Redemption and Repurchase

Redemption

The pricing supplement for the issuance of each series of notes will indicate either that:

•                  the notes cannot be redeemed prior to their maturity date (other than on the occurrence of the tax events described under “Description of Debt Securities—Optional Redemption Due to Changes in Swedish Tax Treatment” in the accompanying prospectus); or

•                  the notes will be redeemable at our or the holder’s option on or after a specified date at a specified redemption price. The redemption price may be par or may decline from a specified premium to par at a later date, together, in each case, with accrued interest to the date of redemption.

Repurchase

We may repurchase notes at any time and price in the open market or otherwise. Notes we repurchase may, at our discretion, be held, resold (subject to compliance with applicable securities and tax laws) or surrendered to the trustee for cancellation.

Discount Notes

If the pricing supplement states that a note is a discount note, the amount payable in the event of redemption or other acceleration of the maturity date will be the amortized face amount of the note as of the date of redemption, repayment or acceleration, but in no event more than its principal amount. The amortized face amount is equal to (a) the issue price plus (b) that portion of the difference between the issue price and the principal amount that has accrued at the yield to maturity described in the pricing supplement (computed in accordance with generally accepted U.S. bond yield computation principles) by the redemption or acceleration date.

Sinking Fund

The notes will not be subject to any sinking fund.

Notices

Notices to holders of notes will be made by first class mail, postage prepaid, or sent by facsimile transmission to the registered holders.

Risks Relating to Jurisdiction and Enforcement of Judgments

We have irrevocably appointed the Swedish Consulate General in The City of New York as our authorized agent for service of process in any action based on the debt securities brought against us in any State or federal court in The City of New York. We will waive any immunity from the jurisdiction of these courts to which we might be entitled in any action based on these debt securities, but the waiver will not extend to actions brought under U.S. federal securities laws.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion summarizes certain U.S. federal income tax considerations that may be relevant to you if you invest in notes and are a U.S. holder. You will be a U.S. holder if you are a beneficial owner of the notes and you are an individual who is a citizen or resident of the United States, a U.S. domestic corporation, or any other person that is subject to U.S. federal income tax on a net income basis in respect of an investment in the notes. This summary deals only with U.S. holders that hold notes as capital assets. It does not address considerations that may be relevant to you if you are an investor that is subject to special tax rules, such as a bank, thrift, real estate investment trust, regulated investment company, insurance company, dealer in securities or currencies, trader in securities or commodities that elects mark to market treatment, certain short-term holders of the notes, persons that will hedge their exposure to the notes or will hold notes as a hedge against currency risk or as a position in a “straddle” or conversion transaction, tax-exempt organization or a person whose “functional currency” is not the U.S. dollar. U.S. holders should be aware that the U.S. federal income tax consequences of holding notes may be materially different for investors described in the prior sentence.

This summary is based on laws, regulations, rulings and decisions now in effect, all of which may change. Any change could apply retroactively and could affect the continued validity of this summary.

You should consult your tax adviser about the tax consequences of holding notes, including the relevance to your particular situation of the considerations discussed below, as well as the relevance to your particular situation of state, local or other tax laws.

Payments or Accruals of Interest

Payments or accruals of “qualified stated interest” (as defined below) on a note will be taxable to you as ordinary interest income at the time that you receive or accrue such amounts (in accordance with your regular method of tax accounting). If you use the cash method of tax accounting and you receive payments of interest pursuant to the terms of a note in a currency other than U.S. dollars (a “foreign currency”), the amount of interest income you will realize will be the U.S. dollar value of the foreign currency payment based on the exchange rate in effect on the date you receive the payment, regardless of whether you convert the payment into U.S. dollars. If you are an accrual-basis U.S. holder, you will accrue interest income on foreign currency notes in the relevant foreign currency, and will translate the amount so accrued into U.S. dollars based on the average exchange rate in effect during the interest accrual period (or with respect to an interest accrual period that spans two taxable years, based on the average exchange rate for the partial period within the taxable year). Alternatively, as an accrual-basis U.S. holder, you may elect to translate all interest income on foreign currency-denominated notes at the spot rate on the last day of the accrual period (or the last day of the taxable year, in the case of an accrual period that spans more than one taxable year) or on the date that you receive the interest payment if that date is within five business days of the end of the accrual period. If you make this election, you must apply it consistently to all debt instruments from year to year and you cannot change the election without the consent of the Internal Revenue Service. If you use the accrual method of accounting for tax purposes, you will recognize foreign currency gain or loss on the receipt of a foreign currency interest payment if the exchange rate in effect on the date the payment is received differs from the rate applicable to a previous accrual of that interest income. This foreign currency gain or loss will be treated as ordinary income or loss, but generally will not be treated as an adjustment to interest income received on the note.

Purchase, Sale and Retirement of Notes

Initially, your tax basis in a note generally will equal the cost of the note to you. Your basis will increase by any amounts that you are required to include in income under the rules governing original issue discount and market discount, and will decrease by the amount of any amortized premium and any payments other than payments of qualified stated interest made on the note. (The rules for determining these amounts are discussed below.) If you purchase a note that is denominated in a foreign currency, the cost to you (and therefore generally your initial tax basis) will be the U.S. dollar value of the foreign currency purchase price on the date of purchase calculated at the exchange rate in effect on that date. If the foreign currency note is traded on an established securities market and you are a cash-basis taxpayer (or if you are an accrual-basis taxpayer that makes a special election), you will determine the U.S. dollar value of the cost of the note by translating the amount of the foreign currency that you paid for the note at the spot rate of exchange on the settlement date of your purchase. The amount of any subsequent adjustments to your tax basis in a note in respect of foreign currency-denominated original issue discount, market discount and premium will be determined in the manner described below. If you convert U.S. dollars into a foreign currency and then immediately use that foreign currency to purchase a note, you generally will not have any taxable gain or loss as a result of the conversion or purchase.

When you sell or exchange a note, or if a note that you hold is retired, you generally will recognize gain or loss equal to the difference between the amount you realize on the transaction (less any accrued qualified stated interest, which will be subject to tax in the manner described above under “Payments or Accruals of Interest”) and your tax basis in the note. If you sell or exchange a note for a foreign currency, or receive foreign currency on the retirement of a note, the amount you will realize for U.S. tax purposes generally will be the dollar value of the foreign currency that you receive calculated at the exchange rate in effect on the date the foreign currency note is disposed of or retired. If you dispose of a foreign currency note that is traded on an established securities market and you are a cash-basis U.S. holder (or if you are an accrual-basis holder that makes a special election), you will determine the U.S. dollar value of the amount realized by translating the amount at the spot rate of exchange on the settlement date of the sale, exchange or retirement.

The special election available to you if you are an accrual-basis taxpayer in respect of the purchase and sale of foreign currency notes traded on an established securities market, which is discussed in the two preceding paragraphs, must be applied consistently to all debt instruments from year to year and cannot be changed without the consent of the Internal Revenue Service.

Except as discussed below with respect to market discount, short-term notes (as defined below) and foreign currency gain or loss, the gain or loss that you recognize on the sale, exchange or retirement of a note generally will be capital gain or loss. The gain or loss on the sale, exchange or retirement of a note will be long-term capital gain or loss if you have held the note for more than one year on the date of disposition. Net long-term capital gain recognized by an individual U.S. holder generally will be subject to tax at a lower rate than net short-term capital gain or ordinary income. The ability of U.S. holders to offset capital losses against ordinary income is limited.

Despite the foregoing, the gain or loss that you recognize on the sale, exchange or retirement of a foreign currency note generally will be treated as ordinary income or loss to the extent that the gain or loss is attributable to changes in exchange rates during the period in which you held the note. This foreign currency gain or loss will not be treated as an adjustment to interest income that you receive on the note.

Original Issue Discount

If we issue notes at a discount from their “stated redemption price at maturity” (as defined below), and the discount is equal to or more than the product of one-fourth of one percent (0.25%) of the stated redemption price at maturity of the notes multiplied by the number of full years to their maturity, the notes will be “original issue discount notes.” The difference between the issue price and the stated redemption price at maturity of the notes will be the “original issue discount.” The “issue price” of the notes will be the first price at which a substantial amount of the notes are sold to the public (i.e., excluding sales of notes to underwriters, placement agents, wholesalers, or similar persons). The “stated redemption price at maturity” will include all payments under the notes other than payments of qualified stated interest. The term “qualified stated interest” generally means stated interest that is unconditionally payable in cash or property (other than debt instruments issued by the Company) at least annually during the entire term of a note at a single fixed interest rate or, subject to certain conditions, based on one or more interest indices.

If you invest in an original issue discount note, you generally will be subject to the special tax accounting rules for original issue discount obligations provided by the Internal Revenue Code of 1986, as amended, and certain U.S. Treasury regulations. You should be aware that, as described in greater detail below, if you invest in an original issue discount note, you generally will be required to include original issue discount in ordinary gross income for U.S. federal income tax purposes as it accrues, although you may not yet have received the cash attributable to that income.

In general, and regardless of whether you use the cash or the accrual method of tax accounting, if you are the holder of an original issue discount note with a maturity greater than one year, you will be required to include in ordinary gross income the sum of the “daily portions” of original issue discount on that note for all days during the taxable year that you own the note. The daily portions of original issue discount on an original issue discount note are determined by allocating to each day in any accrual period a ratable portion of the original issue discount allocable to that period. Accrual periods may be any length and may vary in length over the term of an original issue discount note, so long as no accrual period is longer than one year and each scheduled payment of principal or interest occurs on the first or last day of an accrual period. If you are the initial holder of the note, the amount of original issue discount on an original issue discount note allocable to each accrual period is determined by:

(i)                                     multiplying the “adjusted issue price” (as defined below) of the note at the beginning of the accrual period by a fraction, the numerator of which is the annual yield to maturity (defined below) of the note and the denominator of which is the number of accrual periods in a year; and

(ii)                                  subtracting from that product the amount (if any) payable as qualified stated interest allocable to that accrual period.

The “adjusted issue price” of an original issue discount note at the beginning of any accrual period will generally be the sum of its issue price (including any accrued interest) and the amount of original issue discount allocable to all prior accrual periods, reduced by the amount of all payments other than any qualified stated interest payments on the note in all prior accrual periods. All payments on an original issue discount note (other than qualified stated interest) will generally be viewed first as payments of previously accrued original issue discount (to the extent of the previously accrued discount), with payments considered made from the earliest accrual periods first, and then as a payment of principal. The “annual yield to maturity” of a note is the discount rate (appropriately adjusted to reflect the length of accrual periods) that causes the present value on the issue date of all payments on the note to equal the issue price. In the case of an original issue discount note that is a floating rate note, both the “annual yield to maturity” and the qualified stated interest will be determined for these purposes as though the note will bear interest in all periods at a fixed rate generally equal to the rate that would be applicable to interest payments on the note on its date of issue or, in the case of some floating rate notes, the rate that reflects the yield that is reasonably expected for the note. (Additional rules may apply if interest on a floating rate note is based on more than one interest index.)

As a result of this “constant yield” method of including original issue discount income, the amounts you will be required to include in your gross income if you invest in an original issue discount note denominated in U.S. dollars generally will be lesser in the early years and greater in the later years than amounts that would be includible on a straight-line basis.

You generally may make an irrevocable election to include in income your entire return on a note (i.e., the excess of all remaining payments to be received on the note, including payments of qualified stated interest, over the amount you paid for the note) under the constant yield method described above. If you purchase notes at a premium or market discount and if you make this election, you will also be deemed to have made the election (discussed below under the “Premium” and “Market Discount”) to amortize premium or to accrue market discount currently on a constant yield basis in respect of all other premium or market discount bonds that you hold.

In the case of an original issue discount note that is also a foreign currency note, you should determine the U.S. dollar amount includible as original issue discount for each accrual period by (i) calculating the amount of original issue discount allocable to each accrual period in the foreign currency using the constant yield method described above and (ii) translating that foreign currency amount at the average exchange rate in effect during that accrual period (or, with respect to an interest accrual period that spans two taxable years, at the average exchange rate for each partial period). Alternatively, you may translate the foreign currency amount at the spot rate of exchange on the last day of the accrual period (or the last day of the taxable year, for an accrual period that spans two taxable years) or at the spot rate of exchange on the date of receipt, if that date is within five business days of the last day of the accrual period, provided that you have made the election described above under “Payments or Accruals of Interest.” Because exchange rates may fluctuate, if you are the holder of an original issue discount note that is also a foreign currency note, you may recognize a different amount of original issue discount income in each accrual period than would be the case if you were the holder of an otherwise similar original issue discount note denominated in U.S. dollars. Upon the receipt of an amount attributable to original issue discount (whether in connection with a payment of an amount that is not qualified stated interest or the sale or retirement of the original issue discount note), you will recognize ordinary income or loss measured by the difference between the amount received (translated into U.S. dollars at the exchange rate in effect on the date of receipt or on the date of disposition of the original issue discount note, as the case may be) and the amount of original issue discount accrued (using the exchange rate applicable to such previous accrual).

If you purchase an original issue discount note outside of the initial offering at a cost less than its remaining redemption amount (i.e., the total of all future payments to be made on the note other than payments of qualified stated interest), or if you purchase an original issue discount note in the initial offering at a price other than the note’s issue price, you generally will also be required to include in gross income the daily portions of original issue discount, calculated as described above. However, if you acquire an original issue discount note at a price greater than its adjusted issue price, you will be required to reduce your periodic inclusions of original issue discount to reflect the premium paid over the adjusted issue price. On the other hand, if you acquired an original issue discount note at a price that was less than its adjusted issue price by at least 0.25% of its adjusted issue price multiplied by the number of remaining whole years to maturity, the market discount rules discussed below also will apply.

Floating rate notes generally will be treated as “variable rate debt instruments” under U.S. Treasury regulations dealing with original issue discount notes Accordingly, the stated interest on a floating rate note generally will be treated as “qualified stated interest” and such a note will not have original issue discount solely as a result of the fact that it provides for interest at a variable rate. If a floating rate note does not qualify as a “variable rate debt instrument,” the note will be subject to special rules that govern the tax treatment of debt obligations that provide for contingent payments. We will provide a detailed description of the tax considerations relevant to U.S. holders of any such notes in the pricing supplement.

Certain notes may be redeemed prior to their stated maturity, either at the option of the Company or at the option of the holder, or may have special repayment or interest rate reset features as indicated in the pricing supplement. Notes containing these features, in particular original issue discount notes may be subject to special rules that differ from the general rules discussed above. If you purchase original issue discount notes with these features, you should carefully examine the pricing supplement and consult your tax adviser about their treatment since the tax consequences of investing in original issue discount notes will depend, in part, on the particular terms and features of those notes.

Short-Term Notes

The rules described above also will generally apply to original issue discount notes with maturities of one year or less (“short-term notes”), but with some modifications.

First, the original issue discount rules treat none of the interest on a short-term note as qualified stated interest, and treat a short-term note as having original issue discount. Thus, all short-term notes will be original issue discount notes. Except as noted below, if you are a cash-basis holder of a short-term note and you do not identify the short-term note as part of a hedging transaction you will generally not be required to accrue original issue discount currently, but you will be required to treat any gain realized on a sale, exchange or retirement of the note as ordinary income to the extent such gain does not exceed the original issue discount accrued with respect to the note during the period you held the note. You may not be allowed to deduct all of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a short-term note until the Maturity of the note or its earlier disposition in a taxable transaction. Notwithstanding the foregoing, if you are a cash-basis U.S. holder of a short-term note, you may elect to accrue original issue discount on a current basis (in which case the limitation on the deductibility of interest described above will not apply). A U.S. holder using the accrual method of tax accounting and some cash method holders (including banks, securities dealers, regulated investment companies and certain trust funds) generally will be required to include original issue discount on a short-term note in gross income on a current basis. Original issue discount will be treated as accruing for these purposes on a ratable basis or, at the election of the holder, on a constant yield basis based on daily compounding.

Second, regardless of whether you are a cash-basis or accrual-basis holder, if you are the holder of a short-term note you may elect to accrue any “acquisition discount” with respect to the note on a current basis. Acquisition discount is the excess of the remaining redemption amount of the note at the time of acquisition over the purchase price. Acquisition discount will be treated as accruing ratably or, at the election of the holder, under a constant yield method based on daily compounding. If you elect to accrue acquisition discount, the original issue discount rules will not apply.

Finally, the market discount rules described below will not apply to short-term notes.

Premium

If you purchase a note at a cost greater than the note’s remaining redemption amount, you will be considered to have purchased the note at a premium, and you may elect to amortize the premium as an offset to interest income, using a constant yield method, over the remaining term of the note. If you make this election, it generally will apply to all debt instruments that you hold at the time of the election, as well as any debt instruments that you subsequently acquire. In addition, you may not revoke the election without the consent of the Internal Revenue Service. If you elect to amortize the premium, you will be required to reduce your tax basis in the note by the amount of the premium amortized during your holding period. Original issue discount notes purchased at a premium will not be subject to the original issue discount rules described above. In the case of premium on a foreign currency note, you should calculate the amortization of the premium in the foreign currency. Premium amortization deductions attributable to a period reduce interest income in respect of that period, and therefore are translated into U.S. dollars at the rate that you use for interest payments in respect of that period. Exchange gain or loss will be realized with respect to amortized premium on a foreign currency note based on the difference between the exchange rate computed on the date or dates the premium is amortized against interest payments on the note and the exchange rate on the date the holder acquired the note. If you do not elect to amortize premium, the amount of premium will be included in your tax basis in the note. Therefore, if you do not elect to amortize premium and you hold the note to Maturity, you generally will be required to treat the premium as capital loss when the note matures.

Market Discount

If you purchase a note at a price that is lower than the note’s remaining redemption amount (or in the case of an original issue discount note, the note’s adjusted issue price), by 0.25% or more of the remaining redemption amount (or adjusted issue price), multiplied by the number of remaining whole years to maturity, the note will be considered to bear “market discount” in your hands. In this case, any gain that you realize on the disposition of the note generally will be treated as ordinary interest income to the extent of the market discount that accrued on the note during your holding period. In addition, you may be required to defer the deduction of a portion of the interest paid on any indebtedness that you incurred or continued to purchase or carry the note. In general, market discount will be treated as accruing ratably over the term of the note, or, at your election, under a constant yield method. You must accrue market discount on a foreign currency note in the specified currency. The amount that you will be required to include in income in respect of accrued market discount will be the U.S. dollar value of the accrued amount, generally calculated at the exchange rate in effect on the date that you dispose of the note.

You may elect to include market discount in gross income currently as it accrues (on either a ratable or constant yield basis), in lieu of treating a portion of any gain realized on a sale of the note as ordinary income. If you elect to include market discount on a current basis, the interest deduction deferral rule described above will not apply. If you do make such an election, it will apply to all market discount debt instruments that you acquire on or after the first day of the first taxable year to which the election applies. The election may not be revoked without the consent of the Internal Revenue Service. Any accrued market discount on a foreign currency note that is currently includible in income will be translated into U.S. dollars at the average exchange rate for the accrual period (or portion thereof within the holder’s taxable year).

Indexed Notes and Other Notes Providing for Contingent Payments

Special rules govern the tax treatment of debt obligations that provide for contingent payments (“contingent debt obligations”). These rules generally require accrual of interest income on a constant yield basis in respect of contingent debt obligations at a yield determined at the time of issuance of the obligation, and may require adjustments to these accruals when any contingent payments are made. We will provide a detailed description of the tax considerations relevant to U.S. holders of any contingent debt obligations in the pricing supplement.

Information Reporting and Backup Withholding

The paying agent must file information returns with the United States Internal Revenue Service in connection with note payments made to certain United States persons. If you are a United States person, you generally will not be subject to United States backup withholding tax on such payments if you provide your taxpayer identification number to the paying agent. You may also be subject to information reporting and backup withholding tax requirements with respect to the proceeds from a sale of the notes. If you are not a United States person, you may have to comply with certification procedures to establish that you are not a United States person in order to avoid information reporting and backup withholding tax requirements.

PLAN OF DISTRIBUTION

Distribution

We may offer the notes on a continuous basis through agents that have agreed to use their reasonable best efforts to solicit orders. The terms and conditions contained in the agency agreement, dated January 30, 2006 (the Agency Agreement), and any terms agreement entered into thereunder will govern these selling efforts. The agents who have entered into this agreement with us are listed on page S-4.

We will pay the agents a commission that will be negotiated at the time of sale. Generally, the commission will take the form of a discount, which may vary based on the maturity of the notes offered and is expected to range from 0.125% to 0.650% of the principal amount.

In addition to the agents listed on page S-4, we may sell notes through other agents who execute the forms and receive the confirmations required by the Agency Agreement. The applicable pricing supplement will specify the agents and their commission.

We have the right to accept orders or reject proposed purchases in whole or in part. The agents also have the right, using their reasonable discretion, to reject any proposed purchase of notes in whole or in part.

We may also sell notes to agents as principal, i.e., for their own accounts. These notes may be resold in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices. The pricing supplement relating to these notes will specify the purchase price paid by the agents and, if the notes are to be resold at a fixed public offering price, the initial public offering price and the underwriting discounts and commissions. Unless the pricing supplement specifies otherwise, any note purchased by an agent as principal will be purchased at 100% of the principal amount of the note minus a percentage equal to the commission applicable to an agency sale of a note of identical maturity. These notes may be sold to other dealers. The agents and dealers may allow concessions, which will be described in the pricing supplement. Such concessions may not be in excess of those concessions received by such agent from us. After the initial public offering of the notes, the public offering price, the concession and the discount may be changed.

The notes will generally not have an established trading market when issued. The agents may make a market in the notes, but are not obligated to do so and may discontinue any market-making at any time without notice. We cannot assure you that a secondary market will be established for any series of notes, or that any of them will be sold. The notes will not be listed on any securities exchange, unless otherwise indicated in the pricing supplement.

In order to facilitate the offering of the notes, the stabilizing manager or any person acting for the stabilizing manager may engage in transactions with a view to supporting the market price of the notes issued under this program at a level higher than that which might otherwise prevail for a limited period after the issue date. In particular, the stabilizing manager or any person acting for it may:

•                  over-allot in connection with the offering, i.e., offer and apportion more of the notes than the agents have, creating a short position in the notes for their own accounts;

•                  bid for and purchase notes in the open market to cover over-allotments or to stabilize the price of the notes; or

•                  if the stabilizing manager or any person acting on its behalf repurchases previously-distributed notes, reclaim selling concessions which they gave to dealers when they sold the notes.

Any of these activities may stabilize or maintain the market price of the notes above independent market levels. The stabilizing manager or any person acting on its behalf are not required to engage in these activities, but, if they do, they may discontinue them at any time and they must be brought to an end after a limited period. Such stabilizing shall be in compliance with all applicable laws, regulations and rules.

We may agree to reimburse the agents for certain expenses incurred in connection with the offering of the notes. The agents and their affiliates may engage in transactions with and perform services for us in the ordinary course of business.

We have agreed to indemnify the agents against certain liabilities, including liabilities under the U.S. Securities Act of 1933 (the Securities Act). The agents, whether acting as agent or principal, and any dealer that offers the notes, may be deemed to be “underwriters” within the meaning of the Securities Act.

A form of pricing supplement is attached as Annex A to this prospectus supplement.

Selling Restrictions

Each of the agents has represented and agreed that it has not offered, sold or delivered and will not offer, sell or deliver any of the notes directly or indirectly, or distribute this prospectus supplement or the accompanying prospectus or any other offering material relating to the notes, in or from any jurisdiction except under circumstances that will result in compliance with the applicable laws and regulations thereof and that will not impose any obligations on us except as set forth in the terms agreement.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive other than France (each of which we refer to as a Relevant Member State), each agent has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (which we refer to as the Relevant Implementation Date) it has not made and will not make an offer of notes to the public in that Relevant Member State except that it may, with effect from and including the Relevant Implementation Date, make an offer of notes to the public in that Relevant Member State:

(a)                                in (or in Germany, where the offer starts within) the period beginning on the date of publication of a prospectus in relation to those notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive and ending on the date which is 12 months after the date of such publication;

(b)                               at any time to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

(c)                                at any time to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(d)                               at any time in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

Each agent has represented and agreed that:

(a)                                in relation to any notes which have a maturity of less than one year, (i) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell any notes other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the notes would otherwise constitute a contravention of Section 19 of the FSMA by SEK;

(b)                               it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(c)                                it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any notes in, from or otherwise involving the United Kingdom.

Hong Kong

The notes may not be offered or sold by means of any document other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong, and no advertisement, invitation or document relating to the notes may be issued, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

Singapore

This document has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this document and any other document or material in connection with the offer or sale, or invitation or subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than under circumstances in which such offer, sale or invitation does not constitute an offer or sale, or invitation for subscription or purchase, of the notes to the public in Singapore.

Japan

The notes have not been and will not be registered under the Securities and Exchange Law of Japan (the Securities and Exchange Law) and each agent has agreed that it will not offer or sell any notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

France

Each agent has confirmed and agreed as follows:

No prospectus (including any amendment, supplement or replacement thereto) has been prepared in connection with the offering of the notes that has been approved by the Autorité des marchés financiers or by the competent authority of another State that is a contracting party to the Agreement on the European Economic Area and notified to the Autorité des marchés financiers; no notes have been offered or sold nor will be offered or sold, directly or indirectly, to the public in France except to permitted investors (“Permitted Investors”) consisting of qualified investors (investisseurs qualifiés) acting for their own account and/or investors belonging to a limited circle of investors (cercle restreint d’investisseurs) acting for their own account, all as defined and in accordance with Articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code Monétaire et Financier; none of this Prospectus or any other materials related to the offering or information contained therein relating to the notes has been released, issued or distributed to the public in France except to Permitted Investors; and the direct or indirect resale to the public in France of any notes acquired by any Permitted Investors may be made only as provided by articles L. 411-1, L. 411-2, L. 412-1 and L. 621-8 to L. 621-8-3 of the French Code Monétaire et Financier and applicable regulations thereunder.

Kingdom of Sweden

Each agent has confirmed and agreed that it will not, directly or indirectly, offer for subscription or purchase or issue invitations to subscribe for or buy or sell notes or distribute drafts or definitive documents in relation to any such offer, invitation or sale in the Kingdom of Sweden, except in compliance with the laws of the Kingdom of Sweden.

ANNEX A

[FORM OF PRICING SUPPLEMENT]

PRICING SUPPLEMENT No. [            ]

(To Prospectus dated January 30, 2006 and

Prospectus Supplement dated January 30, 2006)

[Principal Amount]            [Face Amount]

AB SVENSK EXPORTKREDIT

(Swedish Export Credit Corporation)

(Incorporated in Sweden with limited liability)

[TITLE OF ISSUE]

[MATURITY DATE]

[Issue Price: [    ]]

Medium-Term Notes, Series C

Due Nine Months or More from Date of Issue

The notes are issued by AB Svensk Exportkredit (Swedish Export Credit Corporation). The notes will mature on [MATURITY DATE]. [The notes will not be redeemable before maturity except for tax reasons] [and] [will not be entitled to the benefit of any sinking fund].

[Interest on the notes will be payable on each [MONTH/DATE] and each [MONTH/DAY] and at maturity.]

[The notes will not be listed on any securities exchange.]

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved these securities or determined whether this pricing supplement or the related prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Price to Public		Discounts and Commissions		Proceeds, before expenses
Per Note	[	]%	[	]%	[	]%
Total	[	]	[	]	[	]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered	Offering Price Per Unit	Aggregate Offering Price	Amount of Registration Fee
Debt securities	U.S.$[ ]	[ ]%	U.S.$[ ]	U.S.$[ ]

[If you purchase any of the notes, you will also be required to pay accrued interest from [ISSUE DATE] if we deliver the notes after that date.]

[AGENT[S]] expect to deliver the notes to investors on or about [CLOSING DATE] [through the facilities of [NAME OF DEPOSITARY].

[AGENT[S]]

The date of this pricing supplement is [DATE].

A-1

ABOUT THIS PRICING SUPPLEMENT

This pricing supplement is a supplement to:

•                  the accompanying prospectus supplement dated January 30, 2006 relating to an unlimited aggregate principal amount of our medium-term notes, series D, due nine months or more from date of issue and

•                  the accompanying prospectus dated January 30, 2006 relating to our debt securities.

If the information in this pricing supplement differs from the information contained in the prospectus supplement or the prospectus, you should rely on the information in this pricing supplement.

You should read this pricing supplement along with the accompanying prospectus supplement and prospectus. All three documents contain information you should consider when making your investment decision. You should rely only on the information provided or incorporated by reference in this pricing supplement, the prospectus and the prospectus supplement. We have not authorized anyone else to provide you with different information. We and the purchasers are offering to sell the notes and seeking offers to buy the notes only in jurisdictions where it is lawful to do so. The information contained in this pricing supplement and the accompanying prospectus supplement and prospectus is current only as of its date.

INCORPORATION OF INFORMATION WE FILE WITH THE SEC

The SEC allows us to incorporate by reference the information we file with them. This means:

•                  incorporated documents are considered part of this prospectus;

•                  we can disclose important information to you by referring you to those documents;

•                  information in this prospectus automatically updates and supersedes information in earlier documents that are incorporated by reference in this prospectus; and

•                  information that we file with the SEC and which we incorporate by reference in this prospectus will automatically update and supersede information in this prospectus.

[We incorporate by reference the documents listed below, which we filed with or furnished to the SEC under the Securities Exchange Act of 1934:

•                  our annual report on Form 20-F for the fiscal year ended December 31, [YEAR], which we filed with the SEC on [DATE] [and]

•                  [our report on Form 6-K, which we furnished to the SEC on [DATE].]

We [also] incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus until we terminate the offering:

•                  any report on Form 6-K filed by us pursuant to the Securities Exchange Act of 1934 that indicates on its cover or inside cover page that we will incorporate it by reference in this prospectus; and

•                  reports filed under Sections 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934.

You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address:

AB Svensk Exportkredit
(Swedish Export Credit Corporation)
Västra Trädgårdsgatan 11B
10327 Stockholm, Sweden
Tel: 011-46-8-613-8300

A-2

DESCRIPTION OF THE NOTES

We will issue the notes under the indenture, as supplemented by the first supplemental indenture and the second supplemental indenture. The information contained in this section and in the prospectus supplement and the prospectus summarizes some of the terms of the notes and the indenture, as supplemented. This summary does not contain all of the information that may be important to you as a potential investor in the notes. You should read the indenture, the supplemental indentures and the form of the notes before making your investment decision. We have filed copies of these documents with the SEC and we have filed or will file copies of these documents at the offices of the trustee and the paying agent[s].

Aggregate Principal Amount:	[ ]

Issue Price:	[ ]%

Original Issue Date:	[ ]

Maturity Date:	[ ]

Specified Currency:	[ ]

Authorized Denominations:	[ ]

Form:	[ ]

Interest Rate:	[Floating/[ ]% per annum/Other]

Interest Payment Dates:	[ ]

Regular Record Dates:	[ ]

Floating Rate Notes:

Base Rate:	— LIBOR*

— Commercial Paper Rate

— Treasury Rate

— CD Rate

— Federal Funds Rate

— Other

* — LIBOR Moneyline Telerate — LIBOR Reuters

Index Maturity:	[ ]

Initial Interest Rate:	[ ]

Spread (+/—) or Spread Multiplier:	[ ]

Interest Reset Dates:	[ ]

Interest Determination Dates:	[ ]

Maximum Interest Rate:	[Specify] [None; provided, however, that in no event will the interest rate be higher than the maximum rate permitted by New York law, as modified by United States law of general application]

Minimum Interest Rate:	[ ]

Optional Redemption:	— Yes — No

A-3

[Initial Redemption Date:]	[ ]

Optional Repayment:	— Yes — No

Indexed Note:	— Yes — No

Foreign Currency Note:	— Yes — No

Purchasers:	[ ]

Purchase Price:	[ ]%

[Net Proceeds, after Commissions, to us:]	[ ]

Closing Date:	[ ]

Method of Payment:	[ ]

Listing, if any:

Securities Codes:

CUSIP:	[ ]

Trustee:	JP Morgan Trust Company, National Association

Paying Agent:	[ ]

[Luxembourg Paying Agent:]	[ ]

Calculation Agent:	[ ]

Exchange Rate Agent:	[ ]

Transfer Agent:	[ ]

Further Issues:

We may from time to time, without the consent of existing holders, create and issue further notes having the same terms and conditions as the notes being offered hereby in all respects, except for the issue date, issue price and, if applicable, the first payment of interest thereon. Additional notes issued in this manner will be consolidated with, and will form a single series with, the previously outstanding notes.

Payment of Principal and Interest:	[ ]

Governing Law:

The notes will be governed by, and construed in accordance with, New York law, except that matters relating to the authorization and execution of the notes by us will be governed by the law of Sweden. Furthermore, if the notes are at any time secured by property or assets in Sweden, matters relating to the enforcement of such security will be governed by the law of Sweden.

Further Information:	[ ]

PLAN OF DISTRIBUTION

[Describe distribution arrangements, if applicable.] [[All] [A portion] of the Notes will be sold outside the United States.]

A-4

Prospectus

AB SVENSK EXPORTKREDIT

(Swedish Export Credit Corporation)

(Incorporated in Sweden with limited liability)

Debt Securities

We, AB Svensk Exportkredit, also known as Swedish Export Credit Corporation, or SEK, may from time to time offer and sell our debt securities in amounts, at prices and on terms to be determined at the time of sale and provided in supplements to this prospectus. We may sell debt securities having an unlimited aggregate initial offering price or aggregate principal amount in the United States. The debt securities will constitute direct, unconditional and unsecured indebtedness of SEK and will rank equally in right of payment among themselves and with all our existing and future unsecured and unsubordinated indebtedness.

We may sell the debt securities directly, through agents designated from time to time or through underwriters. The names of any agents or underwriters will be provided in the applicable prospectus supplement.

You should read this prospectus and any supplements carefully. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference in them is accurate as of any date other than the date on the front of these documents.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 30, 2006

ABOUT THIS PROSPECTUS

This prospectus provides you with a general description of the debt securities we may offer. Each time we sell debt securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If the information in this prospectus differs from any prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and the accompanying prospectus supplement together with additional information described below under the heading “Where You Can Find More Information”.

INCORPORATION OF INFORMATION WE FILE WITH THE SEC

The SEC allows us to incorporate by reference the information we file with them. This means:

•                  incorporated documents are considered part of this prospectus;

•                  we can disclose important information to you by referring you to those documents;

•                  information in this prospectus automatically updates and supersedes information in earlier documents that are incorporated by reference in this prospectus; and

•                  information that we file with the SEC and which we incorporate by reference in this prospectus will automatically update and supersede information in this prospectus.

We incorporate by reference:

•                  our annual report on Form 20-F for the fiscal year ended December 31, 2004, which we filed with the SEC on April 8, 2005 under the Securities Exchange Act of 1934; and

•                  our reports on Form 6-K, which we filed with the SEC on September 30, 2005 and November 1, 2005 under the Securities Exchange Act of 1934.

We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus until we terminate the offering:

•                  any report on Form 6-K filed by us pursuant to the Securities Exchange Act of 1934 that indicates on its cover or inside cover page that we will incorporate it by reference in this prospectus; and

•                  reports filed under Sections 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934.

You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address:

AB Svensk Exportkredit
(Swedish Export Credit Corporation)
Västra Trädgårdsgatan 11B
10327 Stockholm, Sweden
Tel: 011-46-8-613-8300

FORWARD-LOOKING STATEMENTS

The following documents relating to our debt securities may contain forward-looking statements:

•                  this prospectus;

•                  any prospectus supplement;

•                  any pricing supplement to a prospectus supplement; and

•                  the documents incorporated by reference in this prospectus and any prospectus supplement or pricing supplement.

Certain of the statements contained in these documents may be statements of future expectations and other forward-looking statements that are based on our management’s views and assumptions and involve known and unknown risks and uncertainties that could cause actual results, performance or events to differ materially from those expressed or implied in such statements. In addition to statements, which are forward-looking by reason of context, the words “may”, “will”, “should”, “plan”, “intend”, “anticipate”, “believe”, “estimate”, “potential”, or “continue” and similar expressions identify forward-looking statements. Actual results, performance or events may differ materially from those in such statements due to, without limitation:

•                  general economic conditions, including in particular economic conditions and markets,

•                  performance of financial markets,

•                  interest rates,

•                  currency exchange rates,

•                  changing levels of competition,

•                  changes in laws and regulations,

•                  changes in the policies of central banks and/or foreign governments, and

•                  general competitive factors,

in each case on a local, regional, national and/or global basis. We assume no obligation to update any forward-looking information contained in these documents.

ENFORCEMENT OF LIABILITIES; SERVICE OF PROCESS

We are a public limited liability company incorporated in Sweden, and all of our directors and executive officers and the experts named herein are residents of countries other than the United States. A substantial portion of our assets and all or a substantial portion of the assets of such persons are located outside the United States. As a result, it may be difficult or impossible for investors to effect service of process within the United States upon such persons or to realize against them or us upon judgments of courts of the United States predicated upon civil liabilities under the U.S. Securities Act of 1933, as amended (the “Securities Act”). We have been advised by our Swedish counsel, Advokatfirman Vinge, that there is doubt as to the enforceability of claims in Sweden in respect of liabilities predicated solely upon the Securities Act, whether or not such claims are based upon judgments of United States courts. We have consented to service of process in The City of New York for claims based upon the indenture (as discussed below) and the debt securities we may offer, except insofar as such claims are predicated upon the Securities Act.

PROSPECTUS SUMMARY

General

This summary provides you with a brief overview of key information concerning SEK. This summary also provides you with a brief summary of the material terms of the debt securities we may offer, to the extent we know these material terms on the date of this prospectus. For a more complete understanding of the terms of the offered debt securities, and before making your investment decision, you should carefully read:

•                  this prospectus, which explains the general terms of the debt securities we may offer;

•                  the accompanying prospectus supplement, which (1) explains the specific terms of the debt securities being offered and (2) updates and changes information in this prospectus; and

•                  the documents referred to below in “Where You Can Find More Information”.

Swedish Export Credit Corporation

We, Swedish Export Credit Corporation, are a public stock corporation wholly owned by the Kingdom of Sweden through the Ministry of Foreign Affairs.

Our objective is to engage in financing activities that are directly related to Swedish exports of goods and services or otherwise promote Swedish commerce and industry, especially the export sector, by providing competitive long-term credits. We extend credit on commercial terms at prevailing market rates, which we call the M-system, and on State-supported terms, which we call the S-system.

The following table contains certain of our key financial figures as of the dates and for the periods specified, as computed under Swedish accounting principles:

	As of or for the Year Ended December 31,
	2004	2003	2002
	(in millions of Skr)
Total assets	162,066.2	151,800.5	132,538.5
Total shareholders’ funds	3,391.8	2,952.2	3,764.7
Net income for the year ended*	439.6	427.5	479.7

*              Exclusive of the S-system

Our principal executive office is located at Västra Trädgårdsgatan 11B, 10327 Stockholm, Sweden. Our telephone number is (+46) 8-613-8300.

The Debt Securities We May Offer

We may use this prospectus to offer an unlimited amount of debt securities.

We will issue the debt securities under an indenture, dated as of August 15, 1991, originally between us and the predecessor in interest to J.P. Morgan Trust Company, National Association, as trustee as supplemented by a first supplemental indenture dated as of June 2, 2004 and further supplemented by a second supplemental indenture dated January 30, 2006 (together with the first supplemental indenture, the “supplemental indentures”). J.P. Morgan Trust Company, National Association now acts as trustee under the indenture. The indenture provides that the debt securities may be issued at one time, or from time to time, in one or more series.

The debt securities will be our direct, unconditional and unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness for borrowed money. The debt securities will not be obligations of Kingdom of Sweden.

The prospectus supplement relating to any series of debt securities will specify the terms of such debt securities.

General Indenture Provisions that Apply to the Debt Securities.

•                  The indenture does not limit the amount of debt securities that may be issued thereunder or under any other debt instrument.

•                  The indenture allows for different types of debt securities, such as fixed rate securities, floating rate securities and indexed securities, to be issued in one or more series. The indenture permits us to issue debt securities in book-entry, certificated and bearer form.

•                  The indenture permits us to issue debt securities in currencies other than U.S. dollars.

•                  The indenture allows us to merge or consolidate with another Swedish company, or convey all or substantially all of our assets to another Swedish company, so long as the transaction would not result in an event of default. If any of these transactions occur, the other company would be required to assume our obligations under the debt securities and the indenture. We would be released from all liabilities under the debt securities and the indenture when the other company assumed our responsibilities.

•                  The indenture permits us to elect to redeem the debt securities of any series upon the occurrence of a change in Swedish tax law requiring us to withhold amounts payable on these debt securities in respect of Swedish taxes and, as a result, to pay additional amounts.

•                  The indenture provides that the holders of a majority of the principal amount of the debt securities outstanding in any series may vote to change our obligations or your rights concerning those debt securities. However, changes to the financial terms of a debt security, including changes to the stated maturity date of any principal or interest, reductions in the principal amount or rate of interest or changing the place for payment of interest, cannot be made unless every holder of that security consents.

•                  The indenture permits us to satisfy our payment obligations under any series of debt securities at any time by depositing with the trustee sufficient amounts of cash or U.S. government securities to pay our obligations under such series when due.

Events of Default

The indenture specifies that the following shall constitute events of default with respect to the debt securities of any series:

•                  default for 30 days in the payment of any interest on any debt security of such series when due;

•                  default for 15 days in the payment of any principal or premium in respect of any debt security of such series when due;

•                  default for 15 days in the deposit of any sinking fund payment in respect of any debt security of such series when due;

•                  default in the performance of any other covenant in the indenture (other than a covenant expressly included in the indenture solely for the benefit of debt securities of a series other than such series) that has continued for 30 days after written notice thereof by the trustee or the holders of 25% in aggregate principal amount of the outstanding debt securities of such series;

•                  default resulting in the acceleration of the maturity of any of our other indebtedness for borrowed money having an aggregate principal or face amount in excess of U.S.$ 10,000,000; and

•                  certain events of bankruptcy, insolvency or reorganization.

The holders of a majority of the principal amount of outstanding debt securities of a series may, on behalf of all holders of outstanding debt securities of such series, waive a past event of default. However, no such waiver is permitted for a default in payment of principal, premium or interest in respect of any debt security of such series.

Ratios of Earnings to Fixed Charges

The following table shows the ratios of our earnings to fixed charges (exclusive of the S-system) for the periods indicated:

	Year ended December 31,
	2004	2003	2002	2001	2000
Swedish accounting principles	1.14	1.16	1.16	1.12	1.13
U.S. accounting principles	1.34	1.22	1.96	0.91	1.13

For the purpose of calculating ratios of earnings to fixed charges, earnings consist of net profit for the year, plus taxes and fixed charges. Fixed charges consist of interest expenses, including borrowing costs, in SEK exclusive of the S-system.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement, we will use the net proceeds from the sale of debt securities for general business purposes.

CAPITALIZATION

The following table sets out our unaudited consolidated capitalization as at September 30, 2005. This table should be read in conjunction with the financial statements referred to elsewhere in this document.

As of
September 30, 2005
Actual
(Skr millions)
Senior debt:
Long-term	156,271.7
Short-term	29,855.6
Total senior debt(1),(2)	186,127.3

Subordinated debt:
Long-term	3,190.0
Short-term	—
Total subordinated debt(1)	3,190.0

Shareholder’s funds:
Non-distributable capital
Share capital(3) (990,000 shares issued and paid-up, par value Skr 1,000 made up of 640,000 Class A shares and 350,000 Class B shares)	990.0
Non-distributable reserves	1,174.1

Total non-distributable capital	2,164.1

Distributable capital:
Undistributed profits	1,227.6
Net profit for the period	260.4

Total distributable capital	1,488.0
Total shareholder’s funds	3,652.1

Total capitalization	192,969.4

(1)             At September 30, 2005, our consolidated group had no contingent liabilities. Other than that disclosed herein, we had no other indebtedness as at September 30, 2005.

(2)             Unguaranteed and unsecured.

(3)             In accordance with our Articles of Association, SEK’s share capital shall neither be less than Skr 700 million nor more than Skr 2,800 million.

There has been no material change in SEK’s capitalization, indebtedness, contingent liabilities and guarantees since September 30, 2005.

DESCRIPTION OF DEBT SECURITIES

The following description of the terms of the debt securities sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the following general provisions may apply to the debt securities so offered will be described in the prospectus supplement relating to such debt securities.

The debt securities will be issued under an indenture, dated as of August 15, 1991, between us and the predecessor in interests to JP Morgan Trust Company, which currently serves as trustee, as supplemented by a first supplemental indenture dated as of June 2, 2004 and further supplemented by a second supplemental indenture dated January 30, 2006 (together with the first supplemental indenture, the “supplemental indentures”). We have filed the indenture and each of the supplemental indentures as exhibits to the registration statement. The statements under this caption include brief summaries of the material provisions of the indenture as supplemented, do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture and the supplemental indentures, including the definitions in those documents of certain terms. Numerical references in parentheses below are to sections of the indenture. Whenever we refer in this document or in a prospectus supplement to particular sections of, or defined terms in, the indenture, we intend to incorporate by reference such sections or defined terms.

General

The debt securities offered by this prospectus will be in an unlimited aggregate initial public offering price or purchase price. The indenture provides that we may issue debt securities in an unlimited amount thereunder from time to time in one or more series. We may originally issue the debt securities of a series all at one time or from time to time and, unless otherwise provided, we may “reopen” any outstanding series of debt securities from time to time to issue of additional debt securities of such series. (Section 301)

The debt securities will rank equally with all of our other unsecured and unsubordinated indebtedness for borrowed money. (Section 1011) We refer to the prospectus supplement relating to the particular series of debt securities we are offering thereby for the terms of such debt securities, including, where applicable:

(i)                      the designation and maximum aggregate principal or face amount, if any, of such debt securities;

(ii)                   the price (expressed as a percentage of the aggregate principal or face amount thereof) at which we will issue such debt securities;

(iii)                the date or dates on which such debt securities will mature;

(iv)               the currency or currencies in which we are selling such debt securities and in which we will make payments of any principal, premium or interest in respect of such debt securities, and whether the holder of any such debt security may elect the currency in which such payments are to be made and, if so, the manner of such election;

(v)                  the rate or rates (which may be fixed, variable or zero) at which such debt securities will bear interest, if any;

(vi)               the date or dates from which any interest on such debt securities will accrue, the date or dates on which such interest will be payable and the date or dates on which payment of such interest will commence;

(vii)            our obligation, if any, to redeem, repay or purchase such debt securities, in whole or in part, pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities, and the periods within which or the dates on which, the prices at which and the terms and conditions upon which such debt securities shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

(viii)         the periods within which or the dates on which, the prices at which and the terms and conditions upon which such debt securities may be redeemed, if any, in whole or in part, at our option or otherwise;

(ix)                 whether we will issue such debt securities as registered securities, bearer securities or both, and the terms relating to the exchange of any such bearer securities;

(x)                    whether we will issue such debt securities in whole or in part in the form of one or more global securities and, if so, the identity of the depository for such global security or securities and the terms and conditions, if any, upon which you may exchange interests in such global security or securities in whole or in part for individual debt securities;

(xi)                 whether we will issue any such debt securities as indexed securities (as defined below) and, if so, the manner in which the principal (or face amount) thereof or interest thereon or both, as the case may be, shall be determined, and any other terms in respect thereof;

(xii)              whether we will issue any such debt securities as discount securities (as defined below) and, if so, the portion of the principal amount thereof that shall be due and payable upon a declaration of acceleration of the maturity thereof in respect of the occurrence of an event of default and the continuation thereof;

(xiii)           any additional restrictive covenants or events of default provided with respect to such debt securities; and

(xiv)          any other terms of such debt securities. (Section 301)

We may issue debt securities as registered securities, bearer securities or both. We may issue debt securities of a series in whole or in part in the form of one or more global securities, as described below under “Global Securities”. We will describe the particular terms of any bearer securities, including any limitations on the issuance, transfer or exchange thereof and any special United States federal income tax considerations in respect thereof, in the applicable prospectus supplement.

If we are required to pay any principal, premium or interest in respect of debt securities of any series in a currency other than U.S. dollars or in a composite currency, we will describe the restrictions, elections, federal income tax consequences, specific terms and other information with respect to such debt securities and such currency in the prospectus supplement relating thereto.

We use the term “discount security” to mean any debt security (other than a principal indexed security) that provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof in respect of the occurrence of an event of default and the continuation thereof. (Section 101) We will describe the United Stated federal income tax consequences and other special considerations applicable to any discount securities in the prospectus supplement relating thereto.

Unless otherwise specified in the applicable prospectus supplement, we use the term “indexed security” to mean any debt security that provides that the amount of principal (a “principal indexed security”) or interest (an “interest-indexed security”), or both, payable in respect thereof shall be determined by reference to an index based on a currency or currencies or on the price or prices of one or more commodities or securities, by reference to changes in the price or prices of one or more currencies, commodities or securities or otherwise by application of a formula. (Section 101) We will describe the United States federal income tax consequences and other special considerations with respect to any indexed securities in the prospectus supplement relating thereto.

Unless the prospectus supplement relating thereto specifies otherwise, we will issue any registered securities denominated in U.S. dollars only in denominations of U.S.$1,000 or integral multiples thereof. We will issue one or more global securities in a denomination or aggregate denominations equal to the aggregate principal or face amount of the outstanding debt securities of the series to be represented by such global security or securities. (Sections 302 and 303)

Exchanges and Transfers

At the option of the holder thereof upon request confirmed in writing, and subject to the terms of the indenture, registered securities of any series (other than a global security, except as set forth below) will be exchangeable into an equal aggregate principal amount (or, in the case of any principal indexed security, face amount) of registered securities of such series of like tenor, but with different authorized denominations (unless otherwise specified in the applicable prospectus supplement or related pricing supplement). Holders may present registered securities for exchange, and may present registered securities (other than a global security, except as provided below) for transfer (with the form of transfer endorsed thereon duly executed), at the office of the security registrar or any transfer agent or other agency we designate for such purpose, without service charge and upon payment of any taxes and other governmental charges as described in the indenture. The transfer or exchange will be effected when we and the security registrar or the transfer or other agent are satisfied with the documents of title and identity of the person making the request. We have appointed the trustee as the initial security registrar. (Section 305)

In the event of any redemption in part of the registered securities of any series, we shall not be required:

•                  during the period beginning at the opening of business 15 days before the day on which notice of such redemption is mailed and ending at the close of business on the day of such mailing, to issue, register the transfer of or exchange any registered security of such series having the same original issue date and terms as the registered securities called for redemption, or

•                  to register the transfer of or exchange any registered security, or portion thereof, called for redemption, except the unredeemed portion of any registered security we are redeeming in part. (Section 305)

Global Securities

We may issue the debt securities of a series in whole or in part in the form of one or more global securities that we will deposit with, or on behalf of, a depositary identified in the prospectus supplement relating to such series. We may issue global securities in either registered or bearer form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for individual debt securities, a global security may not be transferred except as a whole by the depository for such global security to a nominee of such depository or by a nominee of such depository to such depository or another nominee of such depository or by such depository or any such nominee to a successor of such depository or a nominee of such successor. (Sections 303 and 305)

We will describe the specific terms of the depository arrangement with respect to the debt securities of any series in the prospectus supplement relating to such series. We anticipate that provisions similar to the following will apply to such depository arrangements:

•                  Upon the issuance of a global security, the depository for such global security will credit, on its book-entry registration and transfer system, the respective principal amounts (or, in the case of principal indexed securities, face amounts) of the debt securities represented by such global security to the accounts of institutions that have accounts with such depository (“participants”).

•                  The accounts to be credited shall be designated by the underwriters or agents with respect to such debt securities, or by us if we offer and sell such debt securities directly. Only participants or persons that hold interests through participants will own beneficial interests in a global security. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by participants or persons that hold through participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities. These laws and limitations on ownership may impair the ability to transfer beneficial interests in a global security.

•                  So long as the depository for a global security, or its nominee, is the owner of such global security, such depository or such nominee, as the case may be, will be considered the sole owner or holder of the individual debt securities represented by such global security for all purposes under the indenture. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have any of the individual debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such individual debt securities and will not be considered the owners or holders thereof under the indenture. (Section 305)

•                  Subject to any restrictions that may be set forth in the applicable prospectus supplement, any principal, premium or interest payable in respect of debt securities registered in the name of or held by a depository or its nominee will be paid to the depository or its nominee, as the case may be, as the registered owner or holder of the global security representing such debt securities.

•                  None of the trustee for such debt securities, any paying agent, the security registrar for such debt securities or us will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in any global security representing such debt securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. (Section 308)

•                  We expect that the depository for debt securities of a series, upon receipt of any payment of principal, premium or interest in respect of a definitive global security, will credit immediately participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security as shown on the records of such depository. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in a “street name”, and will be the responsibility of such participants. Receipt by owners of beneficial interests in a temporary global security of payments in respect of such temporary global security may be subject to restrictions. We will describe any such restrictions in the applicable prospectus supplement.

•                  If the depository for debt securities of a series is at any time unwilling or unable to continue as depository and we do not appoint a successor depository within ninety days, we will issue individual debt securities of such series in exchange for the global security or securities representing such debt securities. In addition, we may at any time and in our sole discretion determine that debt securities of a series issued in whole or in part in the form of one or more global securities shall no longer be represented by such global security or securities and, in such event, we will issue individual debt securities of such series in exchange for the global security or securities representing such debt securities. In any such instance, an owner of a beneficial interest in a global security will be entitled to physical delivery of individual debt securities of the series represented by such global security equal in aggregate principal amount (or in the case of any principal indexed securities, face amount) to such beneficial interest and, if the debt securities of such series are issuable as registered securities, to have such debt securities registered in its name. If the debt securities of such series are issuable as registered securities, then we will issue individual debt securities of such series as described in the foregoing sentence. Any such individual debt securities will be issued as registered securities in denominations, unless we otherwise specify, of U.S.$ 1,000 and integral multiples thereof. (Sections 302 and 305)

Payment and Paying Agents

We will make payment of any principal or premium in respect of registered securities against surrender of such registered securities at the office of the trustee or its designee in the Borough of Manhattan, The City of New York. Unless otherwise indicated in the applicable prospectus supplement, we will make payment of any installment of interest on any registered security to the person in whose name such registered security is registered (which, in the case of a global security, will be the depository or its nominee) at the close of business on the regular record date for such interest payment; provided, however, that any interest payable at maturity will be paid to the person to whom any principal is paid. Unless otherwise specified in the applicable prospectus supplement, payments in respect of registered securities will be made in the currency designated for payment at the office of such paying agent or paying agents as we may appoint from time to time, except that any such payment may be made by check mailed to the address of the person entitled thereto as it appears in the security register, by wire transfer to an account designated by such person or by any other means acceptable to the trustee and specified in the applicable prospectus supplement. (Section 307)

Unless otherwise specified in the applicable prospectus supplement, we will appoint the office of the trustee or its designee in the Borough of Manhattan, The City of New York, as our sole paying agent for payments in respect of the debt securities of any series that are issuable solely as registered securities. Any other paying agent we initially appoint in the United States for the debt securities of a series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or terminate the appointment of any paying agent or approve a change in the office through which any paying agent acts, except that we will maintain at least one paying agent in the Borough of Manhattan, The City of New York, for payments in respect of registered securities. (Section 1002)

Any payment we are required to make in respect of a debt security at any place of payment on a date that is not a business day need not be made at such place of payment on such date, but may be made on the first succeeding business day with the same force and effect as if made on such date, and no additional interest shall accrue as a result of such delayed payment. (Section 113)

Unless otherwise specified in the applicable prospectus supplement, we use the term “business day” to mean, with respect to any place of payment or other location, each Monday, Tuesday, Wednesday, Thursday and Friday that is a day on which commercial banks in such place of payment or other location are generally open for business. (Section 101)

All moneys we pay to a paying agent for the payment of any principal, premium or interest in respect of any debt security that remain unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will be repaid to us, and the holder of such debt security will thereafter look only to us for payment thereof. (Section 1003)

We will make any payments of principal, premium or interest in respect of any debt security without deduction or withholding for or on account of any present or future taxes, assessments or other governmental charges imposed on such debt security or the holder thereof, or by reason of the making of any such payment, by Sweden or any political subdivision or taxing authority thereof or therein. Unless otherwise specified in the applicable prospectus supplement, if we are required by law to make any such deduction or withholding, we will pay such additional amounts as may be necessary so that every net payment in respect of such debt security paid to the holder thereof will not be less than the amount provided for in such debt security and in the indenture, to be then due and payable; provided that:

•                  such holder is not otherwise liable to taxation in Sweden in respect of such payment by reason of any relationship with or activity within Sweden other than his ownership of such debt security or his receiving payment in respect thereof; and

•                  no such additional amount will be paid:

•               with respect to any debt security if the holder thereof is able to avoid such withholding by making a declaration of non-residence or other similar claim for exemption to the relevant tax authority, or

•               with respect to any bearer security presented for payment more than 30 days after the later of (A) the date on which the payment of principal, premium or interest relating to such additional amount first becomes due and (B) if we fail to provide for such payment of principal, premium or interest on or prior to such due date, the date on which such payment has been duly provided for, except to the extent that the holder thereof would have been entitled to such additional amount on presenting such bearer security for payment on such thirtieth day, or

•               where the withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to the European Union Directive on the taxation of savings adopted June 3, 2003 (implementing the conclusions of the Economics and Financial Council meeting of November 26-27, 2000) or any law implementing or complying with, or introduced in order to conform to, such Directive. (Section 1007)

Negative Pledge

So long as any debt securities are outstanding, we will not and will not permit any Subsidiary (as defined in the indenture) to secure or allow to be secured any indebtedness for money borrowed now or hereafter existing by any mortgage, lien (other than a lien arising by operation of law), pledge, charge or other encumbrance upon any of our or any Subsidiary’s present or future revenues or assets (except for any mortgage, lien, pledge, charge or other encumbrance on property purchased by us or any Subsidiary as security for all or part of the purchase price thereof) without at the same time affording the debt securities the same or equivalent security therefor. (Section 1010)

Consolidation, Merger and Transfer of Assets

We may not consolidate with or merge into, or convey, transfer or lease our properties and assets substantially as an entirety to, any person, and may not permit any person to consolidate with or merge into, or convey, transfer or lease its properties and assets substantially as an entirety to, us, unless:

(i)                     in the event that we consolidate with or merge into, or convey, transfer or lease our properties and assets substantially as an entirety to, any person, such person is a corporation organized and existing under the laws of Sweden and such person expressly assumes our obligations on the debt securities and under the indenture;

(ii)                  immediately after giving effect to the transaction, no event of default and no event that, after notice or lapse of time or both, would become an event of default shall have occurred and be continuing; and

(iii)               certain other conditions are met. (Section 801)

Modification of the Indenture

The indenture permits us and the trustee, with the consent of the holders of not less than a majority in principal amount (or, in the case of any principal indexed security, face amount) of the outstanding debt securities affected thereby, to execute a supplemental indenture modifying the indenture or the rights of the holders of such debt securities; provided that no such modification shall, without the consent of the holder of each debt security affected thereby:

•                  change the stated maturity of any principal or interest in respect of any debt security, or reduce the principal amount (or, in the case of any principal indexed security, face amount) thereof, or reduce the rate or change the time of payment of any interest thereon, or change the manner in which the amount of any payment of any principal, premium or interest in respect of any indexed security is determined, or change any place of payment or change the coin or currency in which a debt security or coupon is payable or affect the right of any holder to institute suit for the enforcement of payment in accordance with the foregoing; or

•                  reduce the aforesaid percentage of principal amount (or, in the case of any principal indexed security, face amount) of debt securities, the consent of the holders of which is required for any such modification. (Section 902)

The provisions contained in the indenture for convening meetings of the holders of all or a portion of the debt securities of a series issuable in whole or in part as bearer securities will be described in the prospectus supplement relating to such bearer securities.

Events of Default

The indenture provides that the following shall constitute events of default with respect to the debt securities of any series:

(i)                                     default for 30 days in the payment of any interest on any debt security of such series when due;

(ii)                                  default for 15 days in the payment of any principal or premium in respect of any debt security of such series when due;

(iii)                               default for 15 days in the deposit of any sinking fund payment in respect of any debt security of such series when due;

(iv)                              default in the performance of any other covenant in the indenture (other than a covenant expressly included in the indenture solely for the benefit of debt securities of a series other than such series) that has continued for 30 days after written notice thereof by the trustee or the holders of 25% in aggregate principal amount (or, in the case of any principal indexed security, face amount) of the outstanding debt securities of such series;

(v)                                 default resulting in the acceleration of the maturity of any of our other indebtedness for borrowed money having an aggregate principal or face amount in excess of U.S.$10,000,000; and

(vi)                              certain events of bankruptcy, insolvency or reorganization. (Section 501)

We are required to file with the trustee annually a certificate of our principal executive officer, principal financial officer or principal accounting officer stating whether we have complied with all conditions and covenants under the indenture. (Section 1008)

The indenture provides that if an event of default with respect to the debt securities of any series at the time outstanding shall occur and be continuing, either the trustee or the holders of 25% in aggregate principal amount (or, in the case of any principal indexed security, face amount) of the outstanding debt securities of such series may declare the principal amount (or, in the case of any discount securities or indexed securities, such portion of the principal amount thereof as may be specified in the terms thereof) of all such debt securities together with any accrued but unpaid interest, to be due and payable immediately. (Section 502) In certain cases, the holders of a majority in aggregate principal amount (or, in the case of any principal indexed security, face amount) of the outstanding debt securities of any series may, on behalf of the Holders of all such debt securities, waive any past default or event of default, except, for example, a default not previously cured in payment of any principal, premium or interest in respect of the debt securities of such series. (Sections 502 and 513)

The indenture contains a provision entitling the trustee, subject to the duty of the trustee during default to act with the required standard of care, to be indemnified by the holders of the debt securities of any series before proceeding to exercise any right or power under the indenture with respect to such series at the request of such holders. (Section 603) The indenture provides that no holder of any debt security of any series may institute any proceeding, judicial or otherwise, to enforce the indenture, except in the case of failure of the trustee, for 60 days, to act after the trustee is given notice of default, a request to enforce the indenture by the holders of not less than 25% in aggregate principal amount (or, in the case of any principal indexed security, face amount) of the then outstanding debt securities of such series and an offer of reasonable indemnity to such trustee. (Section 507) This provision will not prevent any holder of debt securities from enforcing payment of any principal, premium or interest in respect thereof at the respective due dates for such payments. (Section 508) The holders of a majority in aggregate principal amount (or, in the case of any principal indexed security, face amount) of the outstanding debt securities of any series may direct the time, method and place of conducting any proceedings for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of such series. However, the trustee may refuse to follow any direction that conflicts with law or the indenture, or which would be unjustly prejudicial to holders not joining in such action. (Section 512)

The indenture provides that the trustee will, within 90 days after the occurrence of a default with respect to the debt securities of any series known to the trustee, give to the holders of debt securities of such series notice of such default if not cured or waived, but, except in the case of a default in the payment of any principal, premium or interest in respect of any debt securities, the trustee may withhold such notice if it determines in good faith that withholding such notice is in the interests of the holders of such debt securities. (Section 602)

Defeasance

If so specified in the prospectus supplement relating to the debt securities of any series, we may terminate certain of our obligations under the indenture with respect to all or a portion of such debt securities, on the terms and subject to the conditions contained in the indenture, by depositing in trust with the trustee money or U.S. government securities sufficient to pay any principal, premium or interest in respect of such debt securities to stated maturity. It is a condition to such deposit and termination that we deliver:

(i)                                     an opinion of independent United States tax counsel that the holders of such debt securities will have no United States federal income tax consequences as a result of such deposit and termination; and

(ii)                                  if such debt securities are then listed on any national securities exchange, an opinion of counsel that such debt securities will not be delisted as a result of the exercise of this option.

Such termination will not relieve us of our obligation to pay when due any principal, premium or interest in respect of such debt securities if such debt securities are not paid from the cash or U.S. government securities held by the trustee for the payment thereof. (Section 1301)

Optional Redemption Due to Change in Swedish Tax Treatment

In addition to any redemption provisions that may be specified in the prospectus supplement relating to the debt securities of any series, if, at any time subsequent to the issuance of debt securities of any series, any tax, assessment or other governmental charge shall be imposed by Sweden or any political subdivision or taxing authority thereof or therein, as a result of which we shall become obligated under the indenture to pay any additional amount in respect of any debt security of such series (the determination as to whether payment of such additional amount would be required on account of such debt security being made by us on the basis of the evidence in our possession in respect of the interest payment date or other payment date immediately preceding the date of such determination and on the basis of the treaties and laws in effect on the date of such determination or, if we so elect, those to become effective on or before the first succeeding interest payment date or other payment date), then we shall have the option to redeem such debt security and all other debt securities of such series having the same original issue date and terms as such debt security, as a whole, at any time (except that debt securities that bear interest at a floating rate shall only be redeemable on an interest payment date). Any such redemption shall be at a redemption price equal to 100% of the principal amount thereof, together with accrued interest, if any, to the redemption date (except in the case of discount securities and indexed securities, which may be redeemed at the redemption price specified in such securities); provided, however, that at the time notice of any such redemption is given, our obligation to pay such additional amount shall remain in effect. (Section 1108)

Governing Law

The indenture, the supplemental indentures and the debt securities will be governed by, and construed in accordance with, the law of the State of New York, except that matters relating to our authorization and execution of the indenture, the supplemental indentures and the debt securities shall be governed by the law of Sweden. If the debt securities are at any time secured by property or assets in Sweden, matters relating to such security and the enforcement thereof in Sweden, shall be governed by the law of Sweden. (Section 112)

Consent To Service

We have irrevocably designated the Swedish Consulate-General in The City of New York as our authorized agent under the indenture for service of process in any legal action or proceeding arising out of or relating to the indenture, the supplemental indentures or the debt securities brought in any federal or State court in The City of New York. We have irrevocably submitted to the jurisdiction of such courts in any such action or proceeding. This designation does not constitute consent to service of process in any legal action or proceeding predicated upon the Securities Act. (Section 115)

Other Relationships with the Trustee

We maintain banking relationships in the ordinary course of business with the trustee.

SWEDISH TAXATION

Except where otherwise stated, the following summary outlines certain Swedish tax consequences relating to the notes for prospective purchasers that are not considered to be Swedish residents for Swedish tax purposes. This summary is based on the laws of the Kingdom of Sweden as in effect on the date of this document. These laws are subject to change, possibly on retroactive basis. Prospective purchasers are urged to consult their professional tax advisors regarding the Swedish and other tax consequences (including the applicability and effect of double taxation treaties) of acquiring, owning and disposing of notes in their particular circumstances.

Payments of any principal or interest to the holder of a note should not be subject to Swedish income tax, provided that such holder is not resident in Sweden for Swedish tax purposes and provided further that such holder does not have a permanent establishment or fixed base in Sweden to which the notes are effectively connected.

Swedish withholding tax, or Swedish tax deduction, is not imposed on payments of any principal or interest to the holder, except on certain payments of interest to private individuals (or estates of deceased individuals) with residence in Sweden for tax purposes.

Generally, for Swedish corporations and private individuals (and estates of deceased individuals) with residence in Sweden for tax purposes, all capital income (e.g., interest and capital gains on a note) will be taxable. Specific tax consequences, however, may be applicable to certain categories of corporations, such as investment companies and life insurance companies.

PLAN OF DISTRIBUTION

Terms of Sale

We will describe the terms of a particular offering of debt securities in the applicable prospectus supplement, including the following:

•                  the name or names of any underwriters or agents;

•                  the purchase price of the debt securities;

•                  the proceeds to us from the sale;

•                  any underwriting discounts and other items constituting underwriters’ compensation;

•                  any initial public offering price of the debt securities;

•                  any concessions allowed or reallowed or paid to dealers; and

•                  any securities exchanges on which such debt securities may be listed.

Any underwriters, dealers or agents participating in a sale of debt securities may be considered to be underwriters under the U.S. Securities Act of 1933. Furthermore, any discounts or commissions received by them may be considered to be underwriting discounts and commissions under the Securities Act. We may agree to indemnify any agents and underwriters against certain liabilities, including liabilities under the Securities Act. The agents and underwriters may also be entitled to contribution from us for payments they make relating to these liabilities.

Method of Sale

We may sell the debt securities in any of three ways:

•                  through underwriters or dealers;

•                  directly to one or more purchasers; or

•                  through agents.

If we use underwriters in a sale, they will acquire the debt securities for their own account and may resell them in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. We may offer the debt securities to the public either through underwriting syndicates represented by managing underwriters or directly through underwriters. The obligations of the underwriters to purchase a particular offering of debt securities may be subject to conditions. The underwriters will also be obligated to purchase all the debt securities of an issue if any are purchased. Any initial public offering price or any concessions allowed or reallowed or paid to dealers may be changed.

We may also sell the debt securities directly or through agents. Any agent will be named and any commissions payable to the agent by us will be set forth in the applicable prospectus supplement. Any agent will act on a reasonable best efforts basis for the period of its appointment unless the applicable prospectus supplement states otherwise.

We may authorize underwriters or dealers to solicit offers by certain institutions to purchase a particular offering of debt securities at the public offering price set forth in the applicable prospectus supplement using delayed delivery contracts. These contracts provide for payment and delivery on one or more specified dates in the future. The applicable prospectus supplement will describe the commission payable for solicitation and the terms and conditions of these contracts.

Any restrictions on the offer, sale or delivery of bearer securities to United States persons or within the United States in connection with the original issuance of the debt securities will be described in the applicable prospectus supplement. Such prospectus supplement will also describe any restrictions on the sale of debt securities in other jurisdictions if and as appropriate.

Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

EXCHANGE CONTROLS AND OTHER LIMITATIONS AFFECTING SECURITY HOLDERS

No approvals are necessary under Swedish law to enable us, at the times and in the manner provided or to be provided in the debt securities we may offer, or in the indenture, to acquire and transfer out of Sweden all amounts necessary to pay in full all amounts payable thereunder, and no approval of Sveriges Riksbank would be required for prepayment of any debt securities. Under Swedish law and our Articles of Association, there are no limitations on the right of persons who are not residents of Sweden or persons who are not citizens of Sweden to own or hold the debt securities offered hereby.

VALIDITY OF THE DEBT SECURITIES

The following persons will give opinions regarding the validity of the debt securities:

•                  For us:  Advokatfirman Vinge, Stockholm; and

•                  For the underwriters and agents, if any:  Cleary Gottlieb Steen & Hamilton LLP, New York, New York.

As to all statements in this prospectus with respect to Swedish law, Cleary Gottlieb Steen & Hamilton LLP will rely on the opinion of Advokatfirman Vinge.

Cleary Gottlieb Steen & Hamilton LLP has provided legal services to us from time to time.

AUTHORIZED REPRESENTATIVE

Our authorized representative in the United States is the Consulate General of Sweden, One Dag Hammarskjöld Plaza, 885 Second Avenue, New York, NY 10017.

EXPENSES

The table below sets forth the estimated expenses to be paid by us in connection with the issuance and distribution of an assumed aggregate principal amount of $4,000,000,000 debt securities being registered pursuant to this registration statement. The assumed amount has been used to demonstrate the expenses of an offering and does not represent an estimate of the amount of debt securities that may be registered or distributed because such amount is unknown at this time.

Legal fees and expenses	U.S.$ 110,000
Accounting fees and expenses	26,500
Printing and engraving expenses	5,000
Miscellaneous	100,000
Total	U.S.$ 241,000

As a “well-known seasoned issuer” (as defined in Rule 405 under the Securities Act), upon each offering of debt securities made under this prospectus we will pay a registration fee to the Securities and Exchange Commission at the prescribed rate, currently U.S.$107 per $1,000,000 of offering price. We will offset against these fees an aggregate amount of U.S.$120,930.94 representing registration fees paid in respect of unsold securities previously registered on our Registration Statement on Form F-3 (No. 333-115102).

EXPERTS

Our financial statements contained in our Annual Report on Form 20-F for the year ended December 31, 2004 are incorporated by reference in this prospectus and have been audited by KPMG Bohlins AB, independent auditors, as set forth in their report dated March 10, 2005 and, in respect to notes 32 and 38 to such financial statements, April 6, 2005.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form F-3 (No. 333-131369) that we filed with the SEC using a shelf registration process. This prospectus does not contain all of the information provided in the registration statement. For further information, you should refer to the registration statement.

We file reports and other information with the SEC. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. You may also read and copy these documents at the SEC’s public reference room in Washington, D.C. at 100 F Street, N.E., Washington, D.C. 20549.

Please call the SEC at 1-800-SEC-0330 for further information on its public reference rooms, including those in New York and Chicago. Some of our SEC filings are also available on the SEC’s website at http:/ /www.sec.gov.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this pricing supplement.  You must not rely on any unauthorized information or representations.   This pricing supplement is an offer to sell only the notes offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.  The information contained in this pricing supplement is current only as of its date.

$12,400,000

AB SVENSK
EXPORTKREDIT
(Swedish Export
Credit Corporation)

Enhanced Outperformance

Notes due June 2009
(Linked to the S&P Consumer Staples Select Sector Index and a weighted Basket of Common Stocks)

Goldman, Sachs & Co.